As filed with the Securities and Exchange Commission on September 17, 2020.

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Wunong Net Technology Company Limited

(Exact name of registrant as specified in its charter)

British Virgin Islands	5961	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

B401, 4th Floor Building 12, Hangcheng Street,

Hourui No. 2 Industrial District,

Southern Section, Zhichuang Juzhen Double Creative Park,

Bao’an District, Shenzhen, People’s Republic of China
+86-755-85255139

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Coverdale Trust Services Limited

30 de Castro Street,

P.O. Box 4519,

Road Town, Tortola,

British Virgin Islands

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Benjamin Tan, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 37th Floor New York, NY 10036 (212) 930-9700 – telephone (212) 930-9725 – facsimile	William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona L. Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10022 +1-212-588-0022 — telephone +1-212-826-9307 — facsimile

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company [X]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate offering Price(1)	Amount of Registration Fee
Ordinary Shares, no par value (2)	5,791,581	$6.00	$34,749,486	$4,511
Underwriter Warrants(3)	-	-	-	-
Ordinary Shares, no par value underlying Underwriter Warrants(3)	335,417	$7.50	$2,515,627.50	$327
Total	6,126,998	$6.00	$37,265,113.50	$4,838

(1)	The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the maximum number of shares at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2)	Includes 625,000 Ordinary Shares subject to Underwriter’s over-allotment option to purchase additional shares and 999,911 Ordinary Shares sold by the selling shareholders. In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)

The Registrant will issue to the Underwriter warrants to purchase a number of Ordinary Shares equal to an aggregate of seven per cent (7%) of the Ordinary Shares sold in the offering (the “Underwriter Warrants”). The exercise price of the Underwriter Warrants is equal to 125% of the offering price of the Ordinary Shares offered hereby. Assuming a maximum exercise price of $7.50 per share, we would receive, in the aggregate, $2,515,627.50 upon exercise of the Underwriter Warrants (including the Underwriter’s over-allotment option to purchase an additional 625,000 Ordinary Shares, if such over-allotment option is exercised). The Underwriter Warrants will be exercisable at any time, and from time to time, in whole or in part, commencing from the closing of the Offering and expiring five (5) years from the effectiveness of the Offering.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall the become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We and the selling shareholders may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED        , 2020

Wunong Net Technology Company Limited

5,000,000 Ordinary Shares

This is the initial public offering (the “Offering”) of Wunong Net Technology Company Limited, a British Virgin Islands company limited by shares, whose principal place of business is in Shenzhen, People’s Republic of China. We are offering, on a firm commitment basis, 5,000,000 ordinary shares, no par value (the “Ordinary Shares”). The selling shareholders identified in this prospectus are offering an additional 999,911 Ordinary Shares. We will not receive any proceeds from the sale of Ordinary Shares by the selling shareholders.

No public market currently exists for our Ordinary Shares. We have applied for listing on the Nasdaq Capital Market under the symbol “WNW” for the Ordinary Shares we are offering. We expect that the initial public offering price (the “Offering Price”) will be between $4 and $6 per Ordinary Share. We believe that upon the completion of the Offering, we will meet the standards for listing on a National Securities Exchange.

As the date hereof, we are authorized to issue an unlimited number of ordinary shares of a single class with no par value. As of the date hereof, we have 20,000,000 Ordinary Shares issued and outstanding.

Investors will own ordinary shares in a holding company that does not directly own all of its operations in China. We are a British Virgin Islands corporation that wholly owns our Hong Kong subsidiary, Shenzhen Vande Technology Co., Limited. Shenzhen Vande Technology Co., Limited, in turn, wholly owns all of the share capital of Guo Gangtong Trade (Shenzhen) Co., Ltd, a wholly foreign-owned enterprise incorporated in China (“WFOE”). Guo Gangtong Trade (Shenzhen) Co., Ltd, through a series of contractual arrangements, manages and controls our operating entities, Wunong Technology (Shenzhen) Co., Ltd and its wholly-owned subsidiary, Wunong Catering Chain Management (Shenzhen) Co., Ltd. The interests of the shareholders of Wunong Technology (Shenzhen) Co., Ltd may conflict with yours.

We are an “emerging growth company” as defined in the Jumpstart Our Business Act of 2012, as amended, and, as such, are eligible for to reduced public company reporting requirements. Investing in our ordinary shares involves risks. See “Risk Factors” beginning on page 11.

Total
		Per Share		No Exercise		Full Exercise
Public offering price	$	[●]	$	[●]	$	[●]
Underwriting discounts and commissions to be paid by us(1)	$	[●]	$	[●]	$	[●]
Proceeds, before expenses, to us(1)(2)	$	[●]	$	[●]	$	[●]
Proceeds, before expenses, to the selling shareholders	$	[●]	$	[●]	$	[●]

(1)

We will pay the Underwriter seven percent (7%) of the gross proceeds of this Offering. In addition to the cash commission, we will also reimburse the Underwriter for its accountable out-of-pocket expenses not to exceed $250,000. See “Underwriting” in this prospectus for more information regarding our arrangements with the Underwriter.

(2)	The total estimated expenses related to this offering are set forth in the section entitled “Fees, Commission and Expense Reimbursement.”

We expect our total cash expenses payable to our underwriter, Boustead Securities, LLC (the “Underwriter”), for its reasonable non-accountable expenses and accountable expenses referenced above, exclusive of the above commissions to be $250,000. We estimate that the total expenses of this Offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting fees and commissions and Underwriter’s non-accountable and accountable expenses, will be approximately $925,661.

The Underwriter is committed to purchase all the Ordinary Shares offered by the Company. The underwriting agreement also provides that if the Underwriter defaults, the Offering may be terminated. The Underwriter proposes to offer the Ordinary Shares directly to the public at the Offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $[●] per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $[●] per share from the Offering price. After the Offering of the Ordinary Shares, the Offering price and other selling terms may be changed by the Underwriter. Sales of Ordinary Shares made outside of the United States may be made by affiliates of the Underwriter.

We have agreed to issue to the Underwriter and to register herein warrants to purchase up to 402,500 Ordinary Shares (equal to seven per cent (7%) of the 5,750,000 Ordinary Shares sold in this Offering, which includes the Underwriter’s over-allotment option to purchase an additional 750,000 Ordinary Shares, if such over-allotment option is exercised) and to also register herein such underlying shares. The warrants will be exercised at any time, and from time to time, in whole or in part, commencing from the closing of the Offering and expiring five (5) years from the effectiveness of the Offering. The warrants are exercisable at a per share price of 125% of the Offering price of the Ordinary Shares offered hereby.

The Underwriter expects to deliver the Ordinary Shares to purchasers in the Offering on or about [●], 2020.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus does not constitute, and there will not be, an offering of securities to the public in the British Virgin Islands.

The date of this prospectus is _____________, 2020.

i

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or in any related free-writing prospectus. We and the selling shareholders are offering to sell, and seeking offers to buy, the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where offers and sales are permitted and lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the ordinary shares.

Neither we, the selling shareholders nor the Underwriter have/has taken any action that would permit a public offering of the Ordinary Shares outside the United States or permit the possession or distribution of this prospectus or any related free-writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any related free-writing prospectus must inform themselves about and observe any restrictions relating to the offering of the Ordinary Shares and the distribution of the prospectus outside the United States.

Until [●], 2020 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade Ordinary Shares, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ii

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“BVI” refers to the British Virgin Islands;

●	“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●	“shares”, “Shares” or “Ordinary Shares” are to the Ordinary Shares of Wunong Net Technology Company Limited, no par value;

●	“Vande” refers to Shenzhen Vande Technology Co., Limited, a limited company organized under the laws of Hong Kong and a wholly owned subsidiary of Wunong;

●	“we,” “us,” “our company,” “our,” “the Company” and “Wunong” is to Wunong Net Technology Company Limited, a British Virgin Islands company, its subsidiaries, Shenzhen Vande Technology Co., Limited and Guo Gangtong Trade (Shenzhen) Co., Ltd, and its affiliated entities in China, including but not limited to Wunong Technology (Shenzhen) Co., Ltd, and its wholly-owned subsidiary, Wunong Catering Chain Management (Shenzhen) Co., Ltd;

●	“WFOE” or “Guo Gang Tong” refers to Guo Gangtong Trade (Shenzhen) Co., Ltd, a limited liability company organized under the laws of China, which is wholly-owned by Shenzhen Vande Technology Co., Limited;

●	“Wunong Catering” is to Wunong Catering Chain Management (Shenzhen) Co., Ltd, a limited liability company organized under the laws of China and a wholly owned subsidiary of Wunong Shenzhen;

●	“Wunong Shenzhen” refers to Wunong Technology (Shenzhen) Co., Ltd, a limited liability company organized under the laws of China and a variable interest entity (“VIE”) contractually controlled by WFOE;

●	All references to “RMB” or “Chinese Yuan” is to the legal currency of China;

●	All references to “U.S. dollars,” “dollars,” “USD” or “$” are to the legal currency of the United States;

●	“Website” is to our online electronic retail store for the offering of the food products at www.wnw108.com; and

●	“variable interest entity” or “VIE” is to our variable interest entity, Wunong Technology (Shenzhen) Co., Ltd, that is 100% owned by PRC citizens and a PRC entity, that holds the business operation licenses or approvals to, and generally operates our Website for our internet businesses or other businesses in which foreign investment is restricted or prohibited, and is consolidated into our consolidated financial statements in accordance with U.S. GAAP as if it were our wholly-owned subsidiary.

Our business is conducted by our VIE entity in PRC, using RMB, the currency of China. Our consolidated financial statements are presented in United States dollars. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of RMB to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

1

This prospectus contains translations of certain RMB amounts into U.S. dollar amounts at specified rates solely for the convenience of the reader. The relevant exchange rates are listed below:

	For the Year Ended December 31, 2019	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017
Period Ended RMB: USD exchange rate	0.1435	0.1454	0.1537
Period Average RMB: USD exchange rate	0.1447	0.1537	0.1480

Numerical figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

For the sake of clarity, this prospectus follows the English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English. For example, the name of our Chairman will be presented as “Peijiang Chen,” even though, in Chinese, Mr. Chen’s name is presented as “Chen Peijiang.”

We have relied on statistics provided by a variety of publicly-available sources regarding China’s expectations of growth. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. Except where otherwise stated, all ordinary share accounts provided herein are on a pre-share-increase basis.

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Ordinary Shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Overview

We are a British Virgin Islands company incorporated on December 4, 2018, and conduct our business in China through our subsidiaries and variable interest entity, Wunong Technology (Shenzhen) Co., Ltd.

Investors will own ordinary shares in a holding company that does not directly own all of its operations in China. We are a British Virgin Islands corporation that wholly owns our Hong Kong subsidiary, Shenzhen Vande Technology Co., Limited. Shenzhen Vande Technology Co., Limited, in turn, wholly owns all of the share capital of Guo Gangtong Trade (Shenzhen) Co., Ltd, a wholly foreign-owned enterprise incorporated in China (“WFOE”). Guo Gangtong Trade (Shenzhen) Co., Ltd, through a series of contractual arrangements, manages and controls our operating entities, Wunong Technology (Shenzhen) Co., Ltd and its wholly-owned subsidiary, Wunong Catering Chain Management (Shenzhen) Co., Ltd. The interests of the shareholders of Wunong Technology (Shenzhen) Co., Ltd may conflict with yours.

We are an online and mobile commerce company and conduct our business through our online retail store on our Website - www.wnw108.com. We sell a myriad of food products on our Website. We do not grow, foster or manufacture any food products and all the food products sold on our Website are from our suppliers. We do not sell genetically modified food. We are committed to providing our customers with safe, high-quality, nutritious, tasty and non-genetically modified food products through our portfolio of trusted and well-known suppliers. Optimizing our Website and real-time data, we are able to respond to and match supply with demand for food products in keeping with consumer trends.

Food safety, product quality and sustainability are our core values. The food products/commodities sold on our Website are broadly categorized into (i) Green Food, (ii) Organic Food, (iii) intangible cultural heritage food products (“ICH Products”) (iv) agricultural products bearing geographical indications (“Agri GI Products”) and (v) Pollution-Free Products (genetically modified products excepted).

As of the date of this prospectus, the portfolio of food products sold on our Website comprises 8.9% Organic Food (36 products), 0.7% Green Food (3 products), 3.4% Agri GI Products (14 products), and 87.0% of other food products (including non-genetically modified Pollution-Free Products) (352 products). The mix of food products sold on our Website is ever-changing, depending on food quality and safety, market demand, and customer preferences.

We also plan to open franchise restaurants throughout China that offer our food products and each of these restaurants will be equipped with a grocery section that sells our products. As of the date of this prospectus, we have launched our first restaurant in Shenzhen and plan to roll out other restaurants through franchisees throughout China. Our present restaurant model (which is subject to further refinement) allows a customer to rent our restaurant facilities, cook and serve food utilizing the food products purchased from us.

2

We generate most of all our revenue from the sale of food products/commodities on our Website, which includes custom pre-sales of food products/commodities such as crops. We have limited income from our restaurants in 2019.

We have historically paid the following commissions on the sale of our food/products/commodities for the referrals of new food products and new customers:

New Food Products

(i)	2% on the sales of the relevant food product after it was referred by a customer and qualified for sale on our Website to the referring customer;
(ii)	3% on the sales of the relevant food product to the local service center for assessing the food product

New Customers

(i)	2% on all orders placed by a new customer to the referring customer;
(ii)	10% on all orders placed by a new customer to the relevant local service under which the new customer is under the “jurisdiction” of.

Beginning August 2019, we began to negotiate and execute a new commission structure in stages, which is now fully implemented as of January 1, 2020:

There are no more commissions paid for the referrals of new food products.

Customers with an accumulated spending of over RMB 999 (approximately, $144) will be designated “Privileged Customers”. A referring Privileged Customer will be paid an 8% commission of all purchases made by its referee customer. However, only for the first purchase this referee customer makes, the referring Privileged Customer will be paid a 30% commission on the referee customer’s first purchase, capped at RMB300 (approximately, $43). In the event the referee customer subsequently qualifies as a “Privileged Customer”, the referror’s commission is reduced from 8% to 2% of the referee customer’s purchases.

A referrer who is not a Privileged Customer will not be paid any commissions for referring new customers.

The local service center will now be paid a 3% on all purchases made by customers within its jurisdiction.

For fiscal year ended December 31, 2019, our total revenue was $7,682,583, comprising online sales of food products on our Website and some revenue from our restaurant. We do not grow, foster or manufacture any food products. We do not sell genetically modified food.

We received an Internet Content Provider (“ICP”) license for value-added Internet information services on December 21, 2018. As we only sell food products that we have purchased from suppliers on the Website instead of operating an online marketplace which matches third party sellers and buyers, we are legally not required under Chinese law to obtain an ICP license. We have, however, obtained an ICP license just to preserve the option to run the aforementioned online marketplace in the future. The ICP license is a permit issued by the Chinese Ministry of Industry and Information Technology to permit China-based websites to operate in China.

Competitive Strengths

We believe that the following strengths have contributed to our success and are differentiating factors that set us apart from our peers.

● Innovative platform focusing on providing verified “clean” food products. An Agriculture and Agri-Food Canada report cited China as the largest e-commerce market in the world with retail sales amounting to US$366.1 billion in 2016 and a compound annual growth rate of 51.2% from 2012 to 2016. It reported that although the e-grocery sector in China was significantly smaller in comparison to other e-commerce sectors such as apparel and footwear, the e-grocery sector had seen significant growth with a compound annual growth rate of 53% from 2012 to 2016. As a result, China was also the largest e-grocery market in the world worth US$23.9 billion in 2016. (Source: http://www.agr.gc.ca/eng/industry-markets-and-trade/international-agri-food-market-intelligence/reports/e-grocery-market-in-china/?id=1504037238257). We believe that our focus on providing our customers with one-stop access to licensed food producers by selling Green Food, Organic Food, ICH Products, Agri GI Products and Pollution-free Products (genetically modified products excepted) merges the potential of this multi-billion dollar industry with growing consumer e-shopping preference for “clean” food products. With our Website, we are able to span across geographic regions and connect with buyers and suppliers from different regions.

● Nation-wide sales network. We have established a strong client base and our food suppliers are directly working with their distributors to ship food products to our customers throughout China. As of December 31, 2019, we have over 398,884 registered customers on our Website, of which approximately 85,594 of them are monthly active customers. We also have approximately 28,420 registered search agents of food products who help us search and then recommend to us high-quality food products throughout China. In addition, we work with over 100 local service centers across 15 provinces in China, including Shanxi, Xinjiang, Gansu, Henan, Hebei, Sichuan, Hunan, Guangdong and Guangxi, and established strategic cooperation relationships with approximately 300 rural cooperatives across China.

● Experienced and committed management team. We have an experienced management team, where most of our members have more than 10 years of experience in marketing and/or management. The management team’s experience has provided them with the skills and expertise that are essential in approaching and selecting licensed food product suppliers, and dealing with our local service centers, food search agents and customers. In addition, we also have an experienced food examination team specialized in testing the quality of the food, assuring our customers that the food offered by us is clean, healthy and high quality.

● Cross- fertilization of business segments. With access to quality food products, we are able to expand our offering to our restaurant business, which we plan to roll out through franchisees throughout China. Not only will customers be able to pre-order our products to cook at our restaurants, they will also be able to purchase food products at the grocery section of each restaurant.

3

● Pre-ordering service. We provide our customers with a pre-ordering service to pre-order food products specially grown and cultivated for them. Pre-ordering has grown in popularity recently as it connects our customers with suppliers who grow authentic and fresh food products for them. In addition, pre-ordering reflects the market demand of a more discerning and affluent customer and avoids blind production of food products. We believe the safety and quality of pre-ordered food products and the predictability in delivery of these products are particularly attractive to our customers. Our customers are able to participate in the cultivation of the food products by actively overseeing the growth stages via real-time cameras installed by the suppliers.

● Extensive Supply chain support. As of December 31, 2019, we have more than 16 suppliers occupying over 46,757 acres (equivalent to 283,812mu; 1 acre = 6.07mu) of production sites to provide over 400 types food products for sale on our Website. The portfolio of food products sold on our Website is diversified and our extensive inventory is supported by a reliable network of suppliers.

Significant Risk Factors

The following is a summary of our most significant risk factors:

●	Retention of customers. We are heavily dependent on purchases of our food products by customers, who are typically middle-income young professionals and who can be extremely fickle. We operate in a very competitive environment and face strong competition in terms of distribution, brand recognition, taste, quality, price, availability, and product positioning. The market is highly fragmented, particularly in China, and the resources of our competitors may increase due to mergers, consolidations or alliances, and we may face new competitors in the future. Further, a failure to correct anticipate changes in consumer preferences may also lead to a loss in customers.

●

Dependence on third party suppliers. We currently obtain our products from third party suppliers, who we do not have long term contracts with. These business relationships could be terminated on short notice. The supply of these products could be adversely affected by any material change in the economic and political conditions in various countries which may, in turn, result in increase in our costs to purchase these products. Further, our suppliers may fail to meet timelines or contractual obligations or provide us with sufficient products, which may adversely affect our business and reputation.

●	Dependence on positive macroeconomic factors. Our business is dependent in large part on China’s growing middle-class with disposable income. A downturn in macroeconomics such as an economic recession or a spike in transportation costs could have a direct impact on our business. Apart from our customers withholding discretionary spending on our products, a spike in transportation costs may make our products less appealing to an already price-sensitive market.

Our Growth Strategies

The key elements of our strategy to grow our business are to:

● Optimize our pre-ordering service. Our pre-ordering service allows our customers to actively participate in food products specially grown and customized for them. We plan to expand this service to livestock.

● Enhanced cooperation with suppliers. We have a network of over 124 food suppliers and plan to explore more avenues of cooperation with them. Apart from purchasing more products from these suppliers, we will explore other non-traditional ways of cooperation. For example, some of our food suppliers have expressed interest in becoming franchisees of our restaurant.

● Cultivating our “Wunong 108” brand name. In order to distinguish ourselves, we plan to launch 108 premium products under our own “Wunong 108” brand name co-branded with the suppliers’ brand names. These products will not only be specially selected and curated by us based on customer data and feedback and be exclusive to our Website, they will also be competitively priced and superior in quality. We will supervise the production of the food products and participate in the design of their packaging and delivery. We plan to launch the “Wunong 108” products in a campaign with a compelling concept and pitch.

● Building a grassroots e-commerce distribution system. We plan to work with our local service centers to recruit, train and install more store managers to promote our Website and products at these service centers.

● Enhance our ability to attract, incentivize and retain talented professionals. We believe our success greatly depends on our ability to attract, incentivize and retain talented professionals. With a view to maintaining and improving our competitive advantage in the market, we plan to implement a series of initiatives to attract additional and retain mid- to high-level personnel, including formulating a market-oriented employee compensation structure and implementing a standardized multi-level performance review mechanism.

● Expand our customer base through online and offline marketing activities. We have launched a sales platform on one of the most popular Chinese messaging applications, WeChat, through which our customers can shop for our food products on their phones as well as learn about our latest promotions. Our customers can easily recommend us to their friends and families by sharing us on WeChat. In addition, we held eight agricultural products expos in the major provinces in China, including Sichuan, Shanxi, Henan and Shandong. Thousands of people have participated in our expo, including central and local government officials, and learned about the Company and the food products offered by us. We shall continue our marketing activities to expand our profile.

● Developing our customers into food-search agents. We believe that a key element to our success will be to continue identifying and building commercial relationships with reliable suppliers of high-quality food products. China’s licensed food producers are highly fragmented and therefore we need to have a broad food-search agent base to assist us in sourcing high quality food products for sale on our Website. We offer our online platform users opportunities to become a food-search agent with us. By signing an agent agreement with us, customers who successfully recommend us food products that pass our standards will receive a 2% commission of the sale price of such products. As of December 31, 2019, we have successfully cultivated approximately 28,420 nationwide food-search agents from our online platform users, among whom approximately 85,594 are active monthly. Approximately 95% products on our platform were recommended by our food-search agents and we shall continue to expand on this base.

4

Coronavirus (COVID-19) Update

Recently, there is an ongoing outbreak of a novel strain of coronavirus (COVID-19) first identified in China and has since spread rapidly globally. The pandemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities globally for the past few months. In March 2020, the World Health Organization declared COVID-19 to be a pandemic. Given the rapidly expanding nature of the COVID-19 pandemic, and because substantially all of our business operations and our workforce are concentrated in China, we believe there is a risk that our business, results of operations, and financial condition will be adversely affected. Potential impact to our results of operations will also depend on future developments and new information that may emerge regarding the duration and severity of COVID-19 and the actions taken by government authorities and other entities to contain COVID-19 or mitigate its impact, almost all of which are beyond our control. The impact of COVID-19 on our business, financial condition, and results of operations include, but are not limited to, the following:

●	the supply chain of our products and our ability to fulfil orders;
●	our ability to source available labor and materials to renovate and retrofit our restaurants;
●	any restrictions on restaurants will also impact our expansion plans and revenue especially if indoor dining capacity is severely curtailed;
●	the curtailment of any in-person marketing, advertising and meetings;
●	the global stock markets have experienced, and may continue to experience, significant decline from the COVID-19 outbreak. It is possible that the price of our ordinary shares will decline significantly after the consummation of this offering, in which case, you may lose your investment.

Because of the uncertainty surrounding the COVID-19 outbreak, the business disruption and the related financial impact related to the outbreak of and response to the coronavirus cannot be reasonably estimated at this time. For a detailed description of the risks associated with the novel coronavirus, see “ Risk Factors - Risks Related to Our Business and Industry - We are exposed to the risks of an economic recession, credit and capital markets volatility and economic and financial crisis as a result of the COVID-19 virus pandemic, which could adversely affect the demand for our products, our business operations and expansion plans and our ability to mitigate its impact and provide timely information to our investors and the SEC.”

Our Corporate Structure

We are a British Virgin Islands corporation that wholly owns our Hong Kong subsidiary, Shenzhen Vande Technology Co., Limited. Shenzhen Vande Technology Co., Limited, in turn, wholly owns all of the share capital of Guo Gangtong Trade (Shenzhen) Co., Ltd, a wholly foreign-owned enterprise incorporated in China (“WFOE”). Guo Gangtong Trade (Shenzhen) Co., Ltd, through a series of contractual arrangements, manages and controls our operating entity, Wunong Technology (Shenzhen) Co., Ltd. Wunong Technology (Shenzhen) Co., Ltd wholly owns a subsidiary, Wunong Catering Chain Management (Shenzhen) Co., Ltd.

The following diagram illustrates our corporate structure as of the date of this prospectus. For more detail on our corporate history please refer to “Our Corporate History and Structure” appearing on page 69 of this prospectus.

Offshore
Wunong Net Technology Company Limited ("Wunong"), a British Virgin Islands company
Kindness Global Company Limited, a British Virgin Islands company
21.75%
Peijiang Chen, a Chinese citizen 100%
Four Dimensions Global Investment Limited, a British Virgin Islands company
12%
Changbin Xia, a Chinese citizen 100%
Wisdom Global Company Limited, a British Virgin Islands company
12%
Hanwu Yang, a Chinese citizen 100%
Union International Company Limited a British Virgin Islands company
25.5%
14 individual Chinese citizens
Fragrance International Group Company Limited, a British Virgin Islands company
3.75%
Soaring International Group Company Limited, a British Virgin Islands company
10%
Morning Choice International Company Limited, a British Virgin Islands company
5%
Eternal Horizon International Group Company Limited, a British Virgin Islands company
5%
August International Group Company Limited, a British Virgin Islands company
5%
100%
Shenzhen Vande Technology Co., Limited ("Vande"), a Hong Kong company
Onshore
100%
Guo Gangtong Trade (Shenzhen) Co., Ltd ("Guo Gang Tong" or "WFOE"), a People's Republic of China company
Wunong Technology (Shenzhen) Co., Ltd ("Wunong Shenzhen"), a People's Republic of China company
Peijiang Chen, a Chinese citizen 34%
Changbin Xia, a Chinese citizen 16%
Hanwu Yang, a Chinese citizen 16%
Mishan City Shenmi Dazhong Management Consulting Partnership (Limited Partnership), a People's Republic of China company 34%
100%
VIE Contractual Arrangements
Wunong Catering Chain Management (Shenzhen) Co., Ltd, a People's Republic of China company

Corporate Information

Our principal executive office is located at B401, 4th Floor Building 12, Hangcheng Street, Hourui No. 2 Industrial District, Southern Section, Zhichuang Juzhen Double Creative Park, Bao’an District, Shenzhen, PRC, and our phone number is +86-755-85255139. We maintain a corporate Website at www.wnw108.com. The information contained in, or accessible from, our Website or any other website does not constitute a part of this prospectus.

5

Our Challenges and Risk Factors Summary

The following section outlines the primary challenges and risks inherent to our business model. Before deciding to invest in our ordinary shares, we strongly recommend a close reading and consider all of the risks in the section entitled “Risk Factors” beginning on page 11.

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting for two years.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting, are not required to provide a compensation discussion and analysis, are not required to provide a pay-for-performance graph or CEO pay ratio disclosure, and may present only two years of audited financial statements and related MD&A disclosure.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

6

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Offering Summary

Following completion of our initial public offering, ownership of Wunong Net Technology Company Limited will be as follows:

No exercise of Underwriter’s over-allotment option

Full exercise of Underwriter’s over-allotment option

7

THE OFFERING

Issuer	Wunong Net Technology Company Limited

Selling shareholders	Eternal Horizon International Company Limited

Securities being offered by us	5,000,000 Ordinary Shares, no par value (or 5,750,000 Ordinary Shares if the Underwriter exercises its over-allotment option in full)

350,000 Ordinary Shares underlying the Underwriter Warrants (or 402,500 Ordinary Shares underlying the Underwriter Warrants if the Underwriter exercises its over-allotment option in full)

Securities being offer by the selling shareholders	999,911 Ordinary Shares, no par value

Over-Allotment	We have granted to the Underwriter the option, exercisable for 45 days from the closing date of this Offering, to purchase up to 750,000 additional Ordinary Shares.

Ordinary Shares Outstanding Prior to Completion of Offering	20,000,0000

Ordinary Shares outstanding immediately after this Offering	25,000,000 Ordinary Shares, assuming no exercise of the Underwriter’s over-allotment option and 25,350,000 Ordinary Shares assuming full conversion of the Underwriter Warrants, and no change to the initial conversion rate and initial exercise price

25,750,000 Ordinary Shares, assuming full exercise of the Underwriter’s over-allotment option and 26,152,500 assuming full conversion of the Underwriter Warrants, and no change to the initial conversion rate and initial exercise price

Assumed Offering Price per Ordinary Share	The purchase price will be between $4 and $6.

Gross Proceeds to Us Before Expenses	A minimum of $20,000,000 and $23,000,000 in the event the Underwriter’s over-allotment option is exercised in full and the Offering Price of $4 per Ordinary Share.

A maximum of $30,000,000 and $34,500,000 in the event the Underwriter’s over-allotment option is exercised in full and an Offering Price of $6 per Ordinary Share.

Symbol	We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “WNW”

Use of Proceeds

We estimate that we will receive net proceeds from this Offering of up to $22,074,339 and $25,561,839 (in the event of the Underwriter’s exercise in full of its over-allotment option to purchase an additional 750,000 Ordinary Shares), based on an assumed price to the public in this Offering of $5, the midpoint of the price range set forth on the cover page of this prospectus, and an exercise price of $6.25 per share, 125% of the assumed Offering price of $5, after deducting underwriting fees and commissions and estimated offering expenses and assuming no exercise of the Underwriter Warrants. We will also receive proceeds from the cash exercise of the Underwriter Warrants which, if exercised in cash with respect to all of the 350,000 Ordinary Shares and 402,500 Ordinary Shares if the Underwriter was to exercise its over-allotment option in full (assuming initial exercise price of $5.00, the midpoint of the price range set forth on the cover page of this prospectus,) underlying these Warrants, would result in gross proceeds of approximately $2,187,500 and $2,515,625, respectively, to us. We will use any proceeds from this Offering and from the cash exercise of the Underwriter Warrants as follows: 50% to be used for general working capital, 30% to be used for research and development, 10% to be used for expanding our restaurant business and 10% to be used for brand development and marketing.

We will not receive any proceeds from the sale of Ordinary Shares by the selling shareholders.

8

Underwriter Warrants	Upon the closing of this Offering, we will issue to Boustead Securities, LLC (the “Underwriter”) warrants entitling the Underwriter to purchase 7.0% of the aggregate number of Ordinary Shares issued in this Offering. The warrants shall be exercisable for a period of five (5) years from the effective date of the Offering.

Risk Factors	Investing in our Ordinary Shares involves a high degree of risk and purchasers of our Ordinary Shares may lose part or all of their investment. See “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares beginning on Page 11.

Lock-Up	We, our directors, executive officers and our existing shareholders holding 5% or more of the issued and outstanding Ordinary Shares are expected to enter into a lock-up agreement with the underwriters not to sell, transfer or dispose of any Ordinary Shares for a period of up to 12 months after this Offering is completed. See “Shares Eligible for Future Sale” and “Underwriting.”

Dividend Policy	We have no present plans to declare dividends and plan to retain our earnings to continue to grow our business.

Summary Financial Data

The following summary consolidated statements of operations and cash flow data for the years ended December 31, 2019 and 2018 and the summary consolidated balance sheet data as of December 31, 2019 and 2018 have been derived from our consolidated financial statements included elsewhere in this prospectus. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP, our consolidated financial statements have been prepared as if the current corporate structure had been in existence throughout the periods presented.

Our management believes that the assumptions underlying our financial statements and the above allocations are reasonable. Our financial statements, however, may not necessarily reflect our results of operations, financial position and cash flows as if we had operated as a separate, stand-alone company during the periods presented. You should not view our historical results as an indicator of our future performance.

9

The following table presents our summary consolidated statements of income and comprehensive income for the fiscal years ended December 31, 2019 and 2018:

	Years ended
	December 31,
	2019	2018

NET REVENUES	$7,682,583	$1,076,827
COST OF REVENUES	5,778,167	848,777
GROSS PROFIT	1,904,416	228,050
Operating Expenses	3,663,362	1,211,337
INCOME/(LOSS) FROM OPERATIONS	(1,758,946)	(983,287)
NET INCOME/(LOSS)	(1,755,042)	(980,098)
COMPREHENSIVE INCOME/(LOSS)	$(1,728,175)	$(950,915)

10

RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision. The risks and uncertainties described below represent our known material risks to our business. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, you may lose all or part of your investment. You should not invest in this offering unless you can afford to lose your entire investment.

Risks Related to Our Business and Industry

We are exposed to the risks of an economic recession, credit and capital markets volatility and economic and financial crisis as a result of the COVID-19 virus pandemic, which could adversely affect the demand for our products, our business operations and expansion plans and our ability to mitigate its impact and provide timely information to our investors and the SEC.

We are exposed to the risk of a global recession or a recession in one or more of our key markets, credit and capital markets volatility and an economic or financial crisis, or otherwise, which could result in reduced consumption or sales prices of our products, which in turn could result in lower revenue and reduced profit. Our financial condition and results of operations, as well as our future prospects, would likely be hindered by an economic downturn in any of our key markets.

The purchase of our products is closely linked to general economic conditions, with levels of consumption tending to rise during periods of rising per capita income and fall during periods of declining per capita income. Additionally, per capita consumption is inversely related to the sale prices of our products.

Besides moving in concert with changes in per capita income, purchase of our products also increases or decreases in accordance with changes in disposable income.

Any decrease in disposable income resulting from an increase in inflation, income taxes, the cost of living, unemployment levels, political or economic instability or other factors would likely adversely affect the demand for our products.

Capital and credit market volatility, such as that experienced in recent years, may result in downward pressure on share prices and the credit capacity of issuers. Potential changes in social, political, regulatory and economic conditions may be significant drivers of capital and credit market volatility. The COVID-19 virus pandemic has resulted in significant financial market volatility and uncertainty in recent weeks. The extent to which COVID-19 impacts our results will depend on future developments, which are highly uncertain and will include emerging information concerning the severity of COVID-19 and the actions taken by governments and private businesses to attempt to contain the coronavirus, A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on us. For example, any statewide lockdown, quarantine, or travel ban will likely affect the supply chain of our products and our ability to fulfil orders. Our ability to source available labor and materials to renovate and retrofit our restaurants may also be limited. Further, any restrictions on restaurants will also impact our expansion plans and revenue especially if indoor dining capacity is severely curtailed.

Additionally, the COVID-19 pandemic may also affect our overall ability to react timely to mitigate the impact of this event and may hamper our efforts to contact our service providers and advisors and to provide our investors with timely information and comply with our filing obligations with the SEC, especially in the event of office closures, stay-in-place orders and a ban on travel or quarantines.

We have commenced limited operations in our business.

We only launched our Website in 2018 and have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new online companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We recognize that if we are not successful in implementing our business plan, we will not be able to continue business operations. There is limited history upon which to base any assumption as to the likelihood that we will prove successful.

We are heavily dependent on our customers. Due to the high level of competition in our industry, we may fail to retain our customers, which would harm our financial condition and operating results.

We are heavily dependent on purchases of our food products by customers, who are typically middle-income young professionals and who can be extremely fickle. We operate in a very competitive environment and face strong competition in terms of distribution, brand recognition, taste, quality, price, availability, and product positioning. The market is highly fragmented, particularly in China, and the resources of our competitors may increase due to mergers, consolidations or alliances, and we may face new competitors in the future.

The business of selling healthy food products is highly sensitive to the introduction of new products, which may rapidly capture a significant share of the market. These market segments include numerous manufacturers, distributors, marketers, retailers and physicians that actively compete for the business of consumers in various countries. In addition, we anticipate that we will be subject to increasing competition in the future from sellers that utilize electronic commerce. Some of these competitors have longer operating histories, significantly greater financial, technical, product development, marketing and sales resources, greater name recognition, larger established customer bases and better-developed distribution channels than we do. Our present or future competitors may be able to develop products that are comparable or superior to those we offer, adapt more quickly than we do to new technologies, evolving industry trends and standards or customer requirements, or devote greater resources to the development, promotion and sale of their products than we do. From time to time in response to competitive and customer pressures or to maintain market share, we may be forced to reduce our selling prices or increase or reallocate spending on marketing, advertising, or promotions in order to compete. These types of actions could decrease our profit margins. Such pressures may also restrict our ability to increase our selling prices in response to raw material and other cost increases.

Accordingly, we may not be able to retain our customers, compete effectively in our markets and competition may intensify. In light of the strong competition that we currently face, and which may intensify in the future, there can be no assurance that we will be able to increase the sales of our products or even maintain our past levels of sales, or that our profit margins will not be reduced. If we are unable to increase our product sales or to maintain our past levels of sales and profit margins, our business, financial condition, results of operations and prospects may be materially and adversely affected.

In addition, because the industry in which we operate is not particularly capital intensive or otherwise subject to high barriers to entry, it is relatively easy for new competitors to emerge who will compete with our customers and their customers. Our ability customers to remain competitive therefore depends, in significant part, on our success in retaining and attracting new customers. We cannot ensure that our efforts will be successful and if we are not, our financial condition and operating results would be harmed.

11

Sales of our products are subject to changing consumer preferences; if we do not correctly anticipate such changes, our sales and profitability may decline.

There are a number of trends in consumer preferences which have an impact on us and the healthcare consumer products industry as a whole. These include, among others, preferences for convenient, natural, better value, healthy and sustainable products. Concerns as to the health impacts and nutritional value of certain foods may increasingly result in food producers being encouraged or required to produce products with reduced levels of salt, sugar and fat and to eliminate trans-fatty acids and certain other ingredients. Consumer preferences are also shaped by concern over the environmental impact of products. The success of our business depends on both the continued appeal of our products and, given the varied backgrounds and tastes of our customer base, our ability to offer a sufficient range of products to satisfy a broad spectrum of preferences. Any shift in consumer preferences in the markets in which we operate could have a material adverse effect on our business. Consumer tastes are also susceptible to change. Our competitiveness therefore depends on our ability to predict and quickly adapt to consumer trends, exploiting profitable opportunities for product development without alienating our existing consumer base or focusing excessive resources or attention on unprofitable or short-lived trends. If we are unable to respond on a timely and appropriate basis to changes in demand or consumer preferences, our sales volumes and margins could be adversely affected.

Our future results and competitive position are dependent on the successful development of new product offerings and improvement of existing products, which is subject to a number of difficulties and uncertainties.

Our future results and ability to maintain or improve our competitive position depend on our capacity to anticipate changes in our key markets and to identify, develop, manufacture, market and sell new or improved products in these changing markets successfully. We have to introduce new products and re-launch and extend existing product lines on a timely basis in order to counteract obsolescence and decreases in sales of existing products as well as to increase overall sales of our products. The launch and success of new or modified products are inherently uncertain, especially as to the products’ appeal to consumers, and there can be no assurance as to our continuing ability to develop and launch successful new products or variations of existing products. The failure to launch a product successfully can affect consumer perception of our other products. Market factors and the need to develop and provide modified or alternative products may also increase costs. In addition, launching new or modified products can result in cannibalization of sales of our existing products if consumers purchase the new product in place of our existing products. If we are unsuccessful in developing new products in response to changing consumer demands or preferences in an efficient and economical manner, or if our competitors respond more effectively than we do, demand for our products may decrease, which could materially and adversely affect our business, financial condition and results of operations.

To maximize our potential for future growth and achieve our expected revenues, we need to manage growth in our current operations.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our sourcing and marketing operations. This expansion will place a significant strain on our management and on our operational, accounting, and information systems. We expect that as we continue to grow we will need to improve our financial controls, operating procedures, and management information systems to handle increased operations. We will also need to effectively train, motivate, and manage our employees. Failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

We cannot assure you that our acquisition growth strategy will be successful.

In addition to our organic growth strategy we also expect to grow through strategic acquisitions. We cannot assure you that our acquisitions will be successful or that we will have the funds to pursue any acquisitions. Further, even if we are able to complete strategic acquisitions, as expected, we will face challenges such as integration of systems, personnel and corporate culture that may impact our ability to successfully integrate acquired businesses into our overall corporate structure, which would negatively impact our business, operations and financial performance.

12

If we are not able to implement our strategies to achieve our business objectives, our business operations and financial performance will be adversely affected.

Our business plan and growth strategy is based on currently prevailing circumstances and the assumption that certain circumstances will or will not occur, as well as the inherent risks and uncertainties involved in various stages of development. However, there is no assurance that we will be successful in implementing our strategies or that our strategies, even if implemented, will lead to the successful achievement of our objectives. If we are not able to successfully implement our strategies, our business operations and financial performance will be adversely affected.

Any funding we raise through the future sale of our shares will result in dilution to existing shareholders and funding through bank loans will increase our liabilities.

We plan to raise capital in order to fund our growth plans in the future and anticipate doing so through further share issuances. Such share issuances will cause shareholders’ interests in our company to be diluted. Such dilution is likely to negatively affect the value of investors’ shares if our revenues and earnings do not grow commensurately. Alternate sources of finance, such as obtaining commercial loans, assuming those loans would be available, will increase the Company’s liabilities and future cash commitments.

We depend on third parties to supply our food products; any adverse changes in such supply or the costs of products may adversely affect our operations.

We currently obtain our products from third parties. The supply of these products can be adversely affected by any material change in the economic and political conditions in various countries which may, in turn, result in increased costs to purchase these products. For example, any economic downturn, tighter credit conditions and slow or declining growth can negatively affect the geographic markets in which we compete in by affecting consumer confidence. This can result in consumers purchasing cheaper private label products instead of equivalent branded products. Such macroeconomic trends could, among other things, negatively impact global demand for branded and premium healthcare consumer products, which could result in a reduction of sales or pressure on margins of our branded products or cause an increasing transfer to lower priced product categories.

Our business is dependent on third-party suppliers and changes or difficulties in our relationships with our suppliers may harm our business and financial results.

We are dependent on our suppliers for our products. Our suppliers may fail to meet timelines or contractual obligations or provide us with sufficient products, which may adversely affect our business. Certain of our contracts with key suppliers, can be terminated by the supplier upon giving notice within a certain period and restrict us from using other suppliers. Failure to appropriately structure or adequately manage our agreements with third parties may adversely affect our supply of products. We are also subject to credit risk with respect to our third-party suppliers. If any such suppliers become insolvent, an appointed trustee could potentially ignore the service contracts we have in place with such party, resulting in increased charges or the termination of the service contracts. We may not be able to replace a supplier within a reasonable period of time, on as favorable terms or without disruption to our operations. Any adverse changes to our relationships with third-party suppliers could have a material adverse effect on our image, brand and reputation, as well as on our business, financial condition and results of operations.

In addition, to the extent that our creditworthiness is impaired, or general economic conditions decline, certain of our key suppliers may demand onerous payment terms that could materially adversely affect our working capital position, or such suppliers may refuse to continue to supply to us. A number of our key suppliers have taken out trade credit insurance on our ability to pay them. To the extent that such trade credit insurance becomes unobtainable or more expensive due to market conditions, we may face adverse changes to payment terms by our key suppliers or they may refuse to continue to supply us.

13

Our suppliers’ inability to source raw materials or other inputs of an acceptable type or quality, could adversely affect our results of operations.

Our suppliers use significant quantities of ingredients and packaging materials and are therefore vulnerable to fluctuations in the availability and price of ingredients, packaging materials, energy costs and other supplies. General economic conditions, unanticipated demand, problems in manufacturing or distribution, natural disasters, weather conditions during the growing and harvesting seasons, plant, fish and livestock diseases and local, national or international quarantines can also adversely affect availability and prices of commodities in the long and short term. Moreover, there is no market for hedging against price volatility for certain raw materials and accordingly such materials are bought at the spot rate in the market.

Accordingly, their ability to avoid the adverse effects of a pronounced, sustained price increase in raw materials is limited. Any increases in prices or scarcity of ingredients or packaging materials required for our products could increase their costs and disrupt our operations. If the availability of any of their inputs is constrained for any reason, we may not be able to obtain sufficient supplies or supplies of a suitable quality on favorable terms or at all. Such shortages could materially adversely affect our market share, business, financial condition and results of operations.

Our inability to pass on price increases for food products to our customers could adversely affect our results of operations.

Our ability to pass through increases in the prices of good products depends, among others, on prevailing competitive conditions and pricing methods in the markets in which we operate, and we may not be able to pass through such price increases to our customers. Even if we are able to pass through increases in prices, competition from other similar products may lead to a decline in orders for our products or even obsolescence. Our inability to pass through price increases in food products and preserve our profit margins in the future while remaining competitive could materially adversely affect our business, financial condition and results of operations.

Any failure of our products to comply with safety requirements set by government may adversely affect our results from operations.

We currently obtain our products from third parties. We may fail to ensure the supplied goods to be in compliance with safety regulation and rules set by government, which may, in turn, results in losing our customers which would adversely affect our revenues and shareholder value.

Any disruptions in our information technology systems could harm our business and reduce our profitability.

We rely on our information technology systems, most notably our Website, for communication among our suppliers, distribution functions, headquarters and customers. Our performance depends on the availability of accurate and timely data and other information from key software applications to aid day-to-day business and decision-making processes. We may be adversely affected if our controls designed to manage information technology operational risks fail to contain such risks. If we do not allocate and effectively manage the resources necessary to build and sustain the proper technology infrastructure and to maintain the related automated and manual control processes, we could be subject to adverse effects including billing and collection errors, business disruptions, in particular concerning our logistics functions, and security breaches. Any disruption caused by failings in our information technology infrastructure equipment or of communication networks, could delay or otherwise impact our day-to-day business and decision-making processes and negatively impact our performance. In addition, we are reliant on third parties to service parts of our IT infrastructure. Failure on their part to provide good and timely service may have an adverse impact on our information technology network. Furthermore, we do not control the facilities or operations of our suppliers. An interruption of operations at any of their or our facilities or any failure by them to deliver on their contractual commitments may have an adverse effect on our business, financial condition and results of operations.

Our business generates and processes a large amount of data, which subjects us to governmental regulations and other legal obligations related to privacy, information security and data protection. Any improper use or disclosure of such data by us, our employees or our business partners could subject us to significant reputational, financial, legal and operational consequences.

Our business generates and processes a large quantity of personal, transaction, and behavior data. We face risks inherent in handling large volumes of data and in protecting the security of such data. In particular, we face a number of challenges relating to data from transactions and other activities on our system, including:

●	protecting the data in and hosted on our system, including against attacks on our system by third parties or fraudulent behavior by our employees;
●	addressing concerns related to privacy and sharing, safety, security and other factors; and
●	complying with applicable laws, rules and regulations relating to the collection, use, disclosure or security of personal information, including any requests from regulatory and government authorities relating to such data.

Any systems failure or security breach or lapse that results in the release of customer data could harm our reputation and brand and, consequently, our business, in addition to exposing us to potential legal liability. In addition, our business partners and their employees may improperly use or disclose the data we disclose to them for our operation and we have limited control over the actions of our business partners and their employees. Any failure, or perceived failure, by us, our employees, our business partners, or their employees to comply with privacy policies or with any regulatory requirements or privacy protection-related laws, rules and regulations could result in proceedings or actions against us by governmental entities or others. These proceedings or actions may subject us to significant penalties and negative publicity, require us to change our business practices, increase our costs and severely disrupt our business.

Recently, companies’ practices regarding collection, use, retention, transfer, disclosure and security of user data have been the subject of enhanced regulations and increased public scrutiny. The regulatory frameworks regarding privacy issues in many jurisdictions are constantly evolving and can be subject to significant changes from time to time. For instance, a growing number of legislative and regulatory bodies have adopted customer notification requirements in the event of unauthorized access to or acquisition of certain types of data. In China, the PRC Cybersecurity Law, which became effective in June 2017, leaves substantial uncertainty as to the circumstances and standards under which the law would apply and violations would be found. See “Regulations—Regulations Relating to Cybersecurity - Regulation on Information Security” and “Regulations – Regulations Relating to Cybersecurity—Regulation on Internet Privacy.” Complying with these obligations could cause us to incur substantial costs. Any failure to comply with applicable regulations, whether by us, business partners, or other third parties, or as a result of employee error or negligence or otherwise, could result in regulatory enforcement actions against us and have an adverse impact on our business operations.

Security breaches and attacks against our technology systems, and any potentially resulting breach or failure to otherwise protect confidential and proprietary information, could damage our reputation and negatively impact our business, as well as materially and adversely affect our financial condition and results of operations.

Although we have employed significant resources to develop our security measures against breaches, our cybersecurity measures may not detect or prevent all attempts to compromise our systems, including distributed denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, social engineering, security breaches or other attacks and similar disruptions that may jeopardize the security of information stored in and transmitted by our systems or that we otherwise maintain. Breaches of our cybersecurity measures could result in unauthorized access to our systems, misappropriation of information or data, deletion or modification of customer information, or a denial of service or other interruption to our business operations. As techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against us or our third-party service providers, we may be unable to anticipate, or implement adequate measures to protect against, these attacks.

Further, if we are unable to avert these attacks and security breaches, we could be subject to significant legal and financial liability, our reputation would be harmed and we could sustain substantial lost sales and customer dissatisfaction. We may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber-attacks. Actual or anticipated attacks and risks may cause us to incur significantly higher costs, including costs to deploy additional personnel and network protection technologies, train employees and engage third-party experts and consultants.

Our supply network and our suppliers’ manufacturing and distribution facilities could be disrupted by factors beyond our control such as extreme weather, fire and other natural disasters.

Severe weather conditions and natural disasters, such as storms, floods, droughts, frosts, earthquakes or pestilence, may affect the supply of the raw materials that our suppliers use for the manufacturing of our products. For example, changing climate may cause flooding and drought in crop growing areas. Competing food producers can be affected differently by weather conditions and natural disasters depending on the location of their supply sources. If supplies of raw materials are reduced, our suppliers may not be able to find adequate supplemental supply sources, if at all, on favorable terms, which could have a material adverse effect on our business, financial condition and results of operation. In addition, our suppliers’ manufacturing facilities may be subject to damage

14

Significant disruption in the workforce of our suppliers could adversely affect our business, financial condition and results of operations.

Our suppliers may experience labor disputes and work stoppages at one or more of their manufacturing sites due to localized strikes or strikes in the larger healthcare consumer product industry sector. They may also be involved in negotiations on collective bargaining agreements. A labor stoppage or other interruption at one of their manufacturing sites would impact our ability to supply our customers and could have a pronounced effect on our operations and, potentially, on our business, financial condition and results of operations.

Higher labor costs could adversely affect our business and financial results.

We compete with our competitors for good and dependable employees. The supply of such employees is limited and competition to hire and retain them may result in higher labor costs. High labor costs could adversely affect our profitability if we are not able to pass them on to our customers.

We are dependent upon key executives and highly qualified managers and we cannot assure their retention.

Our success depends, in part, upon the continued services of key members of our management. Our executives’ and managers’ knowledge of the market, our business and our company represents a key strength of our business, which cannot be easily replicated. The success of our business strategy and our future growth also depend on our ability to attract, train, retain and motivate skilled managerial, sales, administration, development and operating personnel.

There can be no assurance that our existing personnel will be adequate or qualified to carry out our strategy, or that we will be able to hire or retain experienced, qualified employees to carry out our strategy. The loss of one or more of our key management or operating personnel, or the failure to attract and retain additional key personnel, could have a material adverse effect on our business, financial condition and results of operations.

We do not have long term contracts with our suppliers and they can reduce order quantities or terminate their sales to us at any time.

We do not have long term contracts with our suppliers. At any time, our suppliers can reduce the quantities of products they sell to us, or cease selling products to us altogether. Such reductions or terminations could have a material adverse impact on our revenues, profits and financial condition.

Failure to protect our suppliers’ brand names and trademarks could materially affect our business.

We do not own the brand names and trademarks for the products we sell. They are generally owned by our suppliers. We cannot be certain that the actions our suppliers have taken or will take in the future will be adequate to prevent violation of their proprietary rights. Litigation may be necessary to enforce their trademark or proprietary rights or to defend us against claimed infringement of the rights of third parties. Adverse publicity, legal action or other factors which we have no control over could lead to substantial erosion in the value of the brands, which could lead to decreased consumer demand and could have a material adverse effect on our business, financial condition and results of operations.

Health concerns or adverse developments with respect to the safety or quality of the food product industry in general or our own products specifically may damage our reputation, increase our costs of operations and decrease demand for our products.

Food safety and the public’s perception that our products are safe and healthy are essential to our image and business. We sell verified “clean” food for human consumption, which subjects us to safety risks such as product contamination, spoilage, misbranding or product tampering. Product contamination, including the presence of a foreign object, substance, chemical or other agent or residue or the introduction of a genetically modified organism, could require product withdrawals or recalls or the destruction of inventory, and could result in negative publicity, temporary plant closures and substantial costs of compliance or remediation.

15

We may also be impacted by publicity concerning any assertion that our products caused illness or injury. In addition, we could be subject to claims or lawsuits relating to an actual or alleged illness stemming from product contamination or any other incidents that compromise the safety and quality of our products. Any significant lawsuit or widespread product recall or other events leading to the loss of consumer confidence in the safety and quality of our products could damage our brand, reputation and image and negatively impact our sales, profitability and prospects for growth. In addition, product recalls are difficult to foresee and prepare for and, in the event we are required to recall one or more of our products, such recall may result in loss of sales due to unavailability of our products and may take up a significant amount of our management’s time and attention.

We are also subject to further risks affecting the food industry generally, including risks posed by widespread contamination and evolving nutritional and health-related concerns. Regulatory authorities may limit the supply of certain types of food products in response to public health concerns and consumers may perceive certain products to be unsafe or unhealthy. For example, due to avian flu, we or our suppliers could be required to find alternative supplies or ingredients that may or may not be available at commercially reasonable prices and within the required time. In addition, governmental regulations may require us to identify replacement products to offer to our customers or, alternatively, to discontinue certain offerings or limit the range of products we offer. We may be unable to find substitutes that are as appealing to our customer base, or such substitutes may not be widely available or may be available only at increased costs. Such substitutions or limitations could also reduce demand for our products.

We could also be subject to claims or lawsuits relating to an actual or alleged illness or injury or death stemming from the consumption of a misbranded, altered, contaminated or spoiled product, which could negatively affect our business. Awards of damages, settlement amounts and fees and expenses resulting from such claims and the public relations implications of any such claims could have an adverse effect on our business. The availability and price of insurance to cover claims for damages are subject to market forces that we do not control, and such insurance may not cover all the costs of such claims and would no cover damage to our reputation. Even if product liability claims against us are not successful or fully pursued, these claims could be costly and time consuming, and divert our management’s time and resources towards defending them rather than operating our business. In addition, any adverse publicity concerning such claims, even if unfounded, could cause customers to lose confidence in the safety and quality of our products and damage our reputation and brand image.

Changes to our payment terms with both customers and suppliers may materially adversely affect our operating cash flows.

We may experience significant pressure from both our competitors and our key suppliers to reduce the number of days of our accounts payable. At the same time, we may experience pressure from our customers to extend the number of days before paying our accounts receivable. Any failure to manage our accounts payable and accounts receivable may have a material adverse effect on our business, financial condition and results of operations.

Our results of operations may fluctuate from period to period due to seasonality.

We experience seasonality in our business, reflecting seasonal fluctuations in food production during different times of the year. For example, we generally experience fewer transactions on our Website during national holidays in China such as the Chinese New Year which usually occurs during the first quarter of each year. Food suppliers usually have limited food inventory between the winter and spring, and more during the summer and autumn, and this directly translates to fluctuations in the prices of the food products. Due to the seasonality of our business, the results of any period of a year are not necessarily indicative of the results that may be achieved for the full year.

16

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

Generally accepted accounting principles and related accounting pronouncements, implementation guidelines and interpretations with regard to a wide range of matters that are relevant to our business, including but not limited to revenue recognition, estimating valuation allowances and accrued liabilities (including allowances for returns, doubtful accounts and obsolete and damaged inventory), accounting for income taxes, valuation of long-lived and intangible assets and goodwill, stock-based compensation and loss contingencies, are highly complex and involve many subjective assumptions, estimates and judgments by our management. Changes in these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported or expected financial performance, and could have a material adverse effect on our business.

We may engage in future acquisitions, which may be expensive and time consuming and from which we may not realize anticipated benefits.

Our strategy is largely based on our ability to grow through acquisitions of further businesses to build an integrated group. Consummating acquisitions of related businesses, or our failure to integrate such businesses successfully into our existing businesses, could result in unanticipated expenses and losses. Please refer to “Acquisition Strategy” on page 82 for more discussion.

We anticipate that any future acquisitions we may pursue as part of our business strategy may be partially financed through additional debt or equity. If new debt is added to current debt levels, or if we incur other liabilities, including contingent liabilities, in connection with an acquisition, the debt or liabilities could impose additional constraints and requirements on our business and operations, which could materially adversely affect our financial condition and results of operation. In addition, to the extent our shares are used for all or a portion of the consideration to be paid for future acquisitions, dilution may be experienced by existing shareholders.

In connection with our completed and future acquisitions, the process of integrating acquired operations into our existing group operations, may result in unforeseen operating difficulties and may require significant financial resources that would otherwise be available for the ongoing development or expansion of existing operations. Some of the other risks associated with acquisitions include:

●	potentially dilutive issuances of our securities, the incurrence of debt and contingent liabilities and amortization expenses related to intangible assets with indefinite useful lives, which could adversely affect our results of operations and financial condition;
●	the possibility that the due diligence process in any such acquisition may not completely identify material issues associated with product quality, product architecture, product development, intellectual property issues, key personnel issues or legal and financial contingencies, including any deficiencies in internal controls and procedures and the costs associated with remedying such deficiencies;
●	the possible adverse effect of such acquisitions on existing relationships with third party partners and suppliers of technologies and services;
●	unexpected losses of key employees or customers of the acquired company;
●	conforming the acquired company’s standards, processes, procedures and controls with our operations;
●	coordinating new product and process development;
●	difficulty in predicting and responding to issues related to product transition such as development, distribution and client support;
●	hiring additional management and other critical personnel;
●	the possibility that staff or clients of the acquired company might not accept new ownership and may transition to different technologies or attempt to renegotiate contract terms or relationships, including maintenance or support agreements;
●	difficulty in integrating acquired operations due to geographical distance and language and cultural differences;
●	the possibility that acquired assets become impaired, requiring us to take a charge to earnings which could be significant;
●	negotiating with labor unions; and
●	increasing the scope, geographic diversity and complexity of our current operations.

In addition, general economic and market conditions or other factors outside of our control could make our operating strategies difficult or impossible to implement. Any failure to implement these operational improvements successfully and/or the failure of these operational improvements to deliver the anticipated benefits could have a material adverse effect on our results of operations and financial condition.

17

Because our controlling shareholders own a majority of our outstanding and issued Ordinary Shares, they have the ability to make and control corporate decisions that may be disadvantageous to minority shareholders.

We may face significant competition for acquisition opportunities.

There may be significant competition in some or all of the acquisition opportunities that we may explore. Such competition may for example come from strategic buyers, sovereign wealth funds, special purpose acquisition companies and public and private investment funds, many of which are well established and have extensive experience in identifying and completing acquisitions. A number of these competitors may possess greater technical, financial, human and other resources than us. We cannot assure investors that we will be successful against such competition. Such competition may cause us to be unsuccessful in executing any acquisition or may result in a successful acquisition being made at a significantly higher price than would otherwise have been the case.

Any due diligence by us in connection with potential future acquisition may not reveal all relevant considerations or liabilities of the target business, which could have a material adverse effect on our financial condition or results of operations.

We intend to conduct such due diligence as we deem reasonably practicable and appropriate based on the facts and circumstances applicable to any potential acquisition. The objective of the due diligence process will be to identify material issues which may affect the decision to proceed with any one particular acquisition target or the consideration payable for an acquisition. We also intend to use information revealed during the due diligence process to formulate our business and operational planning for, and our valuation of, any target company or business. While conducting due diligence and assessing a potential acquisition, we may rely on publicly available information, if any, information provided by the relevant target company to the extent such company is willing or able to provide such information and, in some circumstances, third party investigations.

There can be no assurance that the due diligence undertaken with respect to an acquisition will reveal all relevant facts that may be necessary to evaluate such acquisition including the determination of the price we may pay for an acquisition target or to formulate a business strategy. Furthermore, the information provided during due diligence may be incomplete, inadequate or inaccurate. As part of the due diligence process, we will also make subjective judgments regarding the results of operations, financial condition and prospects of a potential target. For example, the due diligence we conduct may not have been complete, adequate or accurate and may not uncover all material issues and liabilities to which we are now subject. If the due diligence investigation fails to correctly identify material issues and liabilities that may be present in a target company or business, or if we consider such material risks to be commercially acceptable relative to the opportunity, and we proceed with an acquisition, we may subsequently incur substantial impairment charges or other losses.

In addition, following an acquisition, we may be subject to significant, previously undisclosed liabilities of the acquired business that were not identified during due diligence and which could contribute to poor operational performance, undermine any attempt to restructure the acquired company or business in line with our business plan and have a material adverse effect on our financial condition and results of operations.

Economic recessions could have a significant, adverse impact on our business.

The food industry historically has experienced cyclical fluctuations in financial results due to economic recession, downturns in business cycles of our customers, interest rate fluctuations, and other economic factors beyond our control. Deterioration in the economic environment subjects our business to various risks, which may have a material and adverse impact on our operating results and cause us to not reach our long-term growth goals. For example, a downturn in the economy could directly affect the discretionary spending power of our customers and in turn, depress the number of orders for our food product on our Website.

18

Higher carrier prices may result in decreased net revenue margin.

Carriers can be expected to charge higher prices if market conditions warrant, or to cover higher operating expenses. Our net revenues and income from operations may decrease if we are unable to increase our pricing to our customers. In some instances where we have entered into contract freight rates with customers, in the event market conditions change and those contracted rates are below market rates, we may be required to provide transportation services at a revenue loss.

Changing fuel costs and interruptions of fuel supplies may have an impact on our net revenue margins.

Fluctuating fuel prices may result in decreased net revenue margin. While our different pricing arrangements with customers and contracted carriers make it very difficult to measure the precise impact, in times of fluctuating fuel prices, our net revenue margin may also fluctuate.

Our dependence on third parties to provide equipment and services may impact the delivery and quality of our transportation and logistics services.

We do not employ the people directly involved in delivering our customers’ orders. Our suppliers and indirectly, we, depend on independent third parties to provide truck, rail, ocean, and air services and to report certain events to us, including delivery information and freight claims. These independent third parties may not fulfill their obligations to us, preventing us from meeting our commitments to our customers. This reliance also could cause delays in reporting certain events, including recognizing revenue and claims. In addition, if we are unable to secure sufficient equipment or other transportation services from third parties to meet our commitments to our customers, our operating results could be materially and adversely affected, and our customers could switch to our competitors temporarily or permanently. Many of these risks are beyond our control, including:

●	equipment shortages in the transportation industry, particularly among contracted truckload carriers;
●	changes in regulations impacting transportation;
●	disruption in the supply or cost of fuel;
●	reduction or deterioration in rail service; and
●	unanticipated changes in transportation rates.

We are subject to negative impacts of changes in political and governmental conditions.

Our operations are subject to the influences of significant political, governmental, and similar changes and our ability to respond to them, including:

●	changes in political conditions and in governmental policies;
●	changes in and compliance with international and domestic laws and regulations; and
●	wars, civil unrest, acts of terrorism, and other conflicts.

We may be subject to negative impacts of catastrophic events.

A disruption or failure of our systems or operations in the event of a major earthquake, weather event, cyber-attack, heightened security measures, actual or threatened, terrorist attack, strike, civil unrest, pandemic or other catastrophic event could cause delays in providing services or performing other critical functions. A catastrophic event that results in the destruction or disruption of any of our critical business or information systems could harm our ability to conduct normal business operations and adversely impact our operating results.

We may incur liabilities that are not covered by insurance.

While we seek to maintain appropriate levels of insurance, not all claims are insurable and we may experience major incidents of a nature that are not covered by insurance. We presently have insurances for our assets, including our office (insured amount of RMB100 million), office machines and equipment (insured amount of RMB 500,000) and office furniture (insured amount of RMB 600,000) and for our employees’ health, including death, disability, hospital in-patient subsidy caused by accidents, death caused by diseases and inpatient/ outpatient emergency treatments.

19

We do not have other insurances that cover, among other things, product or business liability and other property damage and liability deriving from our activities. Furthermore, insurance companies in China currently do not offer as extensive an array of insurance products as insurance companies in more developed economies. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. We maintain an amount of insurance protection that we believe is adequate, but there can be no assurance that such insurance will continue to be available on acceptable terms or that our insurance coverage will be sufficient or effective under all circumstances and against all liabilities to which we may be subject. If we were to incur substantial losses or liabilities due to fire, explosions, floods, other natural disasters or accidents or business interruption, our results of operations could be materially and adversely affected. We could, for example, be subject to substantial claims for damages upon the occurrence of several events within one calendar year. In addition, our insurance costs may increase over time in response to any negative development in our claims history or due to material price increases in the insurance market in general.

We are a holding company whose principal source of operating cash is the income received from our subsidiaries.

We are dependent on the income generated by our subsidiaries in order to make distributions and dividends on the shares. The amount of distributions and dividends, if any, which may be paid to us from our operating subsidiaries will depend on many factors, including such subsidiaries’ results of operations and financial condition, limits on dividends under applicable law, its constitutional documents, documents governing any indebtedness, and other factors which may be outside our control. If our operating subsidiaries do not generate sufficient cash flow, we may be unable to make distributions and dividends on the shares.

Our significant shareholders have considerable influence over our corporate matters.

Each of Messrs Peijiang Chen, Changbin Xia and Hanwu Yang beneficially owns and controls 4,350,043.500435, 3,024,270.2424 and 2,400,024.000240 Ordinary Shares that correspond to 21.75%, 15.12% and 12.00%, respectively on a pre-Offering basis and 17.40%, 12.10% and 9.60%, respectively on a post-Offering basis of our issued and outstanding Ordinary Shares (assuming no over-allotment). Each of them, either collectively (which would aggregate into a controlling interest in us pre-Offering) or individually, will hold considerable influence over corporate matters requiring shareholder approval and will independently control the operations of the Company, including without limitation, electing directors and approving material mergers, acquisitions or other business combination transactions. This concentrated control will limit your ability to influence corporate matters and could also discourage others from pursuing any potential merger, takeover or other change of control transactions, which could have the effect of depriving the holders of our Ordinary Shares of the opportunity to sell their shares at a premium over the prevailing market price

Our significant shareholders may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

Because our significant shareholders have, either collectively or individually, considerable influence over our corporate matters, their interests may differ from the interests of our company as a whole. These shareholders could, for example, appoint directors and management without the requisite experience, relations or knowledge to steer our company properly because of their affiliations or loyalty, and such actions may materially and adversely affect our business and financial condition. Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our company. If we cannot resolve any conflict of interest or dispute between us and the shareholders, we would have to rely on legal proceedings, which could result in the disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

If we fail to promote and maintain our brand in an effective and cost-efficient way, our business and results of operations may be harmed.

We believe that developing and maintaining awareness of our brand effectively is critical to attracting new and retaining existing customers. Successful promotion of our brand and our ability to attract customers depend largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our services. It is likely that our future marketing efforts will require us to incur significant additional expenses. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

20

New lines of business or new products and services may subject us to additional risks.

From time to time, we may implement new lines of business or offer new products and services within existing lines of business. Our restaurant initiative is one such example. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new lines of business and/or new services, we may invest significant time and resources. Initial timetables for the introduction and development of new lines of business and/or new services may not be achieved and price and profitability targets may not prove feasible. External factors, such as compliance with regulations, competitive alternatives and shifting market preferences, may also impact the successful implementation of a new line of business or a new product or service. Furthermore, any new line of business and/or new service could have a significant impact on the effectiveness of our system of internal controls. Failure to successfully manage these risks in the development and implementation of new lines of business or new services could have a material adverse effect on our business, results of operations and financial condition.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our trademarks, copyrights, domain names, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality, invention assignment and non-compete agreements with our employees and others to protect our proprietary rights. We own certain intellectual properties. See “Description of Property — Intellectual Property.” Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages. In addition, because of the rapid pace of technological change in our industry, parts of our business rely on technologies developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties on reasonable terms, or at all.

It is often difficult to register, maintain and enforce intellectual property rights in China. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China. Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. To the extent that our employees or consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties, especially since we do not manage or control the intellectual property rights of any of our suppliers. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in China, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits.

21

Additionally, the application and interpretation of China’s intellectual property right laws and the procedures and standards for granting trademarks, patents, copyrights, know-how or other intellectual property rights in China are still evolving and are uncertain, and we cannot assure you that PRC courts or regulatory authorities would agree with our analysis. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and results of operations may be materially and adversely affected.

We face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our operations.

We are vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events may give rise to server interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to provide products.

Our business could also be adversely affected by the effects of Ebola virus disease, H1N1 flu, H7N9 flu, avian flu, Severe Acute Respiratory Syndrome, or SARS, or other epidemics. Our business operations could be disrupted if any of our employees is suspected of having Ebola virus disease, H1N1 flu, H7N9 flu, avian flu, SARS or other epidemic, since it could require our employees to be quarantined and/or our offices to be disinfected. In addition, our results of operations could be adversely affected to the extent that any of these epidemics harms the Chinese economy in general.

The master lease and sub-leases over our headquarters and executive offices and restaurant may be defective and if they are adjudicated to be so and rendered null and void, we may face substantial damages and may even be evicted, resulting in disruption to our business operations and adversely impacting our financial performance.

Both our headquarters/ executive offices and restaurant are located in Shenzhen, China and are subleased from Shenzhen Zhichuang Juzhen Technology Ltd (“Zhichuang Juzhen”), which in turn sub-leased the same from Shenzhen Xinhao Precision Technology Co., Ltd (“Xinhao”). Xinhao entered into a master lease with Shenzhen Hourui Joint-Stock Cooperation Company (“Hourui”) to lease the space encompassing our aforementioned headquarters/ executive offices and restaurant. We have been advised by our PRC counsel, China Commercial Law Firm, that our sub-leases are legally defective according to Article 2 of Interpretation of the Supreme Court on Several Questions Concerning the Specific Application of Law in the Trial of Disputes over Urban Housing Lease Contracts (Interpretation of Law [2009]11). Due to historical reasons, Hourui has neither title nor any proper legal documentation from the real owner of our premises to sub-lease our space. However, Hourui has a certificate from a local government agency certifying Hourui’s entitlement to sublease, assign, use, and receive proceeds from our premises. If our sub-leases are declared to be invalid, we may need to pay damages to the owner and may even be evicted. Either of these scenarios would likely result in disruption to our business operations and adversely impact our financial performance.

We are reliant on our shareholders for the funds necessary to run our operations and implement our business plan.

We began operations only in mid-2018 and in our first year of operations, we posted a net loss of $980,098. For the year ended December 31, 2019, we posted a net loss of $1,755,042. Our ability to continue operations and execute our business plan is dependent on our ability to raise additional capital or obtain necessary debt financing. Through present date, we have been dependent on our shareholders to provide us the necessary funding for our daily operations and expenses, including professional fees and fees charged by regulators, although they are under no obligation to do so.

To the extent it becomes necessary to raise additional cash in the future as our current cash and working capital resources are depleted, we will first seek to raise it through further loans from our shareholders. We will also consider the public or private sale of debt or equity securities, debt financing or short-term loans, or a combination of the foregoing. We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities.

We currently do not have any binding commitments for, or readily available sources of, additional financing. We cannot guarantee that we will be able to secure the adequate cash or working capital from our shareholders or otherwise and consequently, may have to modify or suspend our operations and business plan.

22

Risks Related to Our Corporate Structure and Operation

If the PRC government deems that the contractual arrangements in relation to Wunong Shenzhen, our consolidated variable interest entity, do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

We are a BVI company and our PRC subsidiaries are considered foreign-invested enterprises. To comply with PRC laws and regulations, we conduct our operations in China through a series of contractual arrangements entered into among WFOE and Wunong Shenzhen and its shareholders. As a result of these contractual arrangements, we exercise control over Wunong Shenzhen and consolidate its operating results in our financial statements under U.S. GAAP. For a detailed description of these contractual arrangements, see “Business - Our Corporate History and Structure.”

In the opinion of our PRC counsel, China Commercial Law Firm, our current ownership structure, the ownership structure of WFOE, our PRC subsidiary and Wunong Shenzhen, our consolidated variable interest entity, the contractual arrangements between WFOE and Wunong Shenzhen are not in violation of existing PRC laws, rules and regulations; and these contractual arrangements are valid, binding and enforceable in accordance with their terms and applicable PRC laws and regulations currently in effect. However, our PRC counsel has also advised us that there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations and there can be no assurance that the PRC government will ultimately take a view that is consistent with the opinion of our PRC counsel.

In January 2015, the Ministry of Commerce, or MOC, published a discussion draft of the proposed Foreign Investment Law for public review and comments, and on March 15, 2019, the Foreign Investment Law was promulgated and will be implemented on January 1, 2020. The draft Foreign Investment Law expanded the definition of foreign investment and introduced the principle of “actual control” in determining whether a company is considered a foreign-invested enterprise, or an FIE. Under the draft Foreign Investment Law, variable interest entities would also be deemed as FIEs, if they are ultimately “controlled” by foreign investors, and be subject to restrictions on foreign investments. However, the draft law did not take a position on what actions will be taken with respect to the existing companies with the “variable interest entity” structure, whether or not these companies are controlled by Chinese parties. The final Foreign Investment Law does not include the contractual control concept from the 2015 draft and so the government’s view on variable interest entities continues to be unclear.

If the ownership structure, contractual arrangements and business of our Company, WFOE or Wunong Shenzhen are found to be in violation of any existing or future PRC laws or regulations, or we fail to obtain or maintain any of the required permits or approvals, the relevant governmental authorities would have broad discretion in dealing with such violation, including levying fines, confiscating our income or the income of WFOE and Wunong Shenzhen, revoking the business licenses or operating licenses of WFOE or Wunong Shenzhen, discontinuing or placing restrictions or onerous conditions on our operations, requiring us to undergo a costly and disruptive restructuring, restricting or prohibiting our use of proceeds from our offerings to finance our business and operations in China, and taking other regulatory or enforcement actions that could be harmful to our business. Any of these actions could cause significant disruption to our business operations and severely damage our reputation, which would in turn materially and adversely affect our business, financial condition and results of operations. If any of these occurrences results in our inability to direct the activities of Wunong Shenzhen, and/or our failure to receive economic benefits from Wunong Shenzhen, we may not be able to consolidate their results into our consolidated financial statements in accordance with U.S. GAAP.

We rely on contractual arrangements with Wunong Shenzhen, our consolidated variable interest entity for a portion of our business operations, which may not be as effective as direct ownership in providing operational control.

We have relied and expect to continue to rely on contractual arrangements with Wunong Shenzhen and its shareholders to operate our business. For a description of these contractual arrangements, see “Business — Our Corporate History and Structure.” These contractual arrangements may not be as effective as direct ownership in providing us with control over our consolidated variable interest entity. For example, Wunong Shenzhen and its shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations, including maintaining our website and using the domain names and trademarks, in an acceptable manner or taking other actions that are detrimental to our interests.

23

If we had direct ownership of Wunong Shenzhen, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of Wunong Shenzhen, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by Wunong Shenzhen, and its shareholders of their obligations under the contracts. The shareholders of Wunong Shenzhen may not act in the best interests of our Company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate our business through the contractual arrangements with Wunong Shenzhen. Although we have the right to replace any shareholder of Wunong Shenzhen under their respective contractual arrangements, if any shareholder of Wunong Shenzhen is uncooperative or any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of PRC laws and arbitration, litigation and other legal proceedings and therefore will be subject to uncertainties in the PRC legal system. See “Any failure by Wunong Shenzhen, our consolidated variable interest entity, or its shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business” below. Therefore, our contractual arrangements with Wunong Shenzhen, our consolidated variable interest entity, may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership would be.

Any failure by Wunong Shenzhen, our consolidated variable interest entity, or its shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business.

If Wunong Shenzhen, our consolidated variable interest entity, or its shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective under PRC laws. For example, if the shareholders of Wunong Shenzhen were to refuse to transfer their equity interest in Wunong Shenzhen to us or our designee if we exercise the purchase option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations.

All the agreements under our contractual arrangements are governed by PRC laws and provide for the resolution of disputes through arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a consolidated variable interest entity should be interpreted or enforced under PRC laws. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC laws, rulings by arbitrators are final and parties cannot appeal arbitration results in court unless such rulings are revoked or determined unenforceable by a competent court. If the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event that we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over our consolidated variable interest entity, and our ability to conduct our business may be negatively affected.

The shareholders of Wunong Shenzhen, our consolidated variable interest entity, may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

The shareholders of Wunong Shenzhen may differ from the interests of our Company as a whole. These shareholders may breach, or cause Wunong Shenzhen to breach, the existing contractual arrangements we have with them and Wunong Shenzhen, which would have a material adverse effect on our ability to effectively control Wunong Shenzhen and receive economic benefits from it. For example, the shareholders may be able to cause our agreements with Wunong Shenzhen to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise, any or all of these shareholders will act in the best interests of our company or such conflicts will be resolved in our favor.

24

Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our company, except that we could exercise our purchase option under the Exclusive Purchase Agreement (as defined below) with these shareholders to request them to transfer all of their equity interests in Wunong Shenzhen to a PRC entity or individual designated by us, to the extent permitted by PRC laws. If we cannot resolve any conflict of interest or dispute between us and the shareholders of Wunong Shenzhen, we would have to rely on legal proceedings, which could result in the disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

Contractual arrangements in relation to Wunong Shenzhen, our consolidated variable interest entity, may be subject to scrutiny by the PRC tax authorities and they may determine that we or Wunong Shenzhen owe additional taxes, which could negatively affect our financial condition and the value of your investment.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. The PRC Enterprise Income Tax Law requires every enterprise in China to submit its annual enterprise income tax return together with a report on transactions with its related parties to the relevant tax authorities. The tax authorities may impose reasonable adjustments on taxation if they have identified any related party transactions that are inconsistent with arm’s length principles. We may face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements between WFOE, our wholly-owned subsidiary in China, Wunong Shenzhen, our consolidated variable interest entity in China, and the shareholders of Wunong Shenzhen, were not entered into on an arm’s length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust WFOE’s income in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by Wunong Shenzhen for PRC tax purposes, which could in turn increase its tax liabilities without reducing WFOE’s tax expenses. In addition, if WFOE requests the shareholders of Wunong Shenzhen, as the case may be, to transfer their equity interests in Wunong Shenzhen, as the case may be, at nominal or no value pursuant to these contractual arrangements, such transfer could be viewed as a gift and subject WFOE to PRC income tax. Furthermore, the PRC tax authorities may impose late payment fees and other penalties on Wunong Shenzhen for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if our consolidated variable interest entity’ tax liabilities increase or if they are required to pay late payment fees and other penalties.

We may lose the ability to use and benefit from assets held by Wunong Shenzhen, our consolidated variable interest entity, that are material to the operation of our business if the entity goes bankrupt or becomes subject to a dissolution or liquidation proceeding.

Wunong Shenzhen, our consolidated variable interest entity, holds certain assets that are material to the operation of our business, including domain names and an ICP license. Under the contractual arrangements, our consolidated variable interest entity may not and its shareholders may not cause it to, in any manner, sell, transfer, mortgage or dispose of its assets or its legal or beneficial interests in the business without our prior consent. However, in the event Wunong Shenzhen’s shareholders breach these contractual arrangements and voluntarily liquidate Wunong Shenzhen, or Wunong Shenzhen declares bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If Wunong Shenzhen undergoes a voluntary or involuntary liquidation proceeding, independent third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

If the chops of WFOE, our PRC subsidiaries and Wunong Shenzhen, our consolidated variable interest entity, are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised.

In China, a company chop or seal serves as the legal representation of the company towards third parties even when unaccompanied by a signature. Each legally registered company in China is required to maintain a company chop, which must be registered with the local Public Security Bureau. In addition to this mandatory company chop, companies may have several other chops which can be used for specific purposes. The chops of WFOE, our PRC subsidiaries and Wunong Shenzhen, our consolidated variable interest entity are generally held securely by personnel designated or approved by us in accordance with our internal control procedures. To the extent those chops are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised and those corporate entities may be bound to abide by the terms of any documents so chopped, even if they were chopped by an individual who lacked the requisite power and authority to do so. In addition, if the chops are misused by unauthorized persons, we could experience disruption to our normal business operations. We may have to take corporate or legal action, which could involve significant time and resources to resolve while distracting management from our operations.

25

Risks Related to Doing Business in the People’s Republic of China

Changes in political, social and economic policies in any of China, the U.S. or Europe may materially and adversely affect our business, financial condition, results of operations and prospects.

Our business operations are primarily conducted in China. Accordingly, we are affected by the economic, political and legal environment in China.

In particular, China’s economy differs from the economies of most developed countries in many respects, including the fact that it:

●	has a high level of government involvement;

●	is in the early stages of development of a market-oriented economy;

●	has experienced rapid growth; and

●	has a tightly controlled foreign exchange policy.

China’s economy has been transitioning from a planned economy towards a more market-oriented economy. However, a substantial portion of productive assets in China remain state-owned and the PRC government exercises a high degree of control over these assets. In addition, the PRC government continues to play a significant role in regulating industrial development by imposing industrial policies. For the past three decades, the PRC government has implemented economic reform measures to emphasize the utilization of market forces in economic development.

China’s economy has grown significantly in recent years; however, there can be no assurance that such growth will continue. The PRC government exercises control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Some of these measures benefit the overall economy of China, but may also have a negative effect on our business. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. As such, our future success is, to some extent, dependent on the economic conditions in China, and any significant downturn in market conditions may materially and adversely affect our business prospects, financial condition, results of operations and prospects.

China’s legal system is evolving and has inherent uncertainties that could limit the legal protection available to you.

We have all of our operations in China. The legal system of China is a civil law system based on written statutes. Unlike common law systems, it is a system in which prior court decisions have limited value as precedents. Since 1979, the PRC government has promulgated laws and regulations governing economic matters in general, such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, China has not developed a fully integrated legal system. Recently-enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published cases and their non-binding nature, interpretation and enforcement of these newer laws and regulations involve greater uncertainties than those in jurisdictions available to you. In addition, China’s legal system is based in part on government policies and administrative rules and many have retroactive effects. We cannot predict the effect of future developments in China’s legal system, including the promulgation of new laws, changes to existing laws, or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws.

26

Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us.

The PRC legal system is based on written statutes and prior court decisions have limited value as precedents. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

We rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

We are a holding company incorporated in the British Virgin Islands, and we rely on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. In addition, the PRC tax authorities may require WFOE to adjust its taxable income under the contractual arrangements they currently have in place with our consolidated variable interest entity in a manner that would materially and adversely affect their ability to pay dividends and other distributions to us. See “Risks Related to Our Corporate Structure and Operation — Contractual arrangements in relation to Wunong Shenzhen, our consolidated variable interest entity, may be subject to scrutiny by the PRC tax authorities and they may determine that we or Wunong Shenzhen owe additional taxes, which could negatively affect our financial condition and the value of your investment.”

Under PRC laws and regulations, our PRC subsidiaries, as wholly foreign-owned enterprises in China, may pay dividends only out of their respective accumulated after-tax profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund certain statutory reserve funds, until the aggregate amount of such funds reaches 50% of its registered capital. At its discretion, a wholly foreign-owned enterprise may allocate a portion of its after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends.

Any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. See also “If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.”

27

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of our initial public offering to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Under PRC laws and regulations, we are permitted to utilize the proceeds from our initial public offering to fund our PRC subsidiaries by making loans to or additional capital contributions to our PRC subsidiaries, subject to applicable government registration and approval requirements.

Any loans to our PRC subsidiaries, which are treated as foreign-invested enterprises under PRC laws, are subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to our PRC subsidiaries to finance their activities cannot exceed statutory limits and must be registered with the local counterpart of the State Administration of Foreign Exchange, or SAFE. According to the Interim Measures on the Management of Foreign Debts promulgated by SAFE, the Ministry of Finance and the National Development and Reform Commission on January 8, 2003, the statutory limit for the total amount of foreign debts of a foreign-invested company is the difference between the amount of total investment as approved by the MOC or its local counterpart and the amount of registered capital of such foreign-invested company. According to the Circular of the People’s Bank of China on Matters relating to the Comprehensive Macro-prudential Management of Cross-border Financing issued by the People’s Bank of China in January 2017, or Circular 9, the maximum amount of foreign debt that each of our PRC subsidiaries or our consolidated variable interest entity is allowed to borrow is two times of their respective net assets as indicated in their respective latest audited financial reports. Pursuant to circular 9 and other PRC laws and regulations regarding foreign debt, within a one-year grace period starting from January 11, 2017, the statutory limit for the total amount of foreign debt of a foreign-invested company, which is subject to its own election, is either the difference between the amount of total investment and the amount of registered capital as approved by the MOC or its local counterpart, or two times of their respective net assets. With respect to our consolidated variable interest entity, the limit for the total amount of foreign debt is two times of its respective net assets pursuant to circular 9. Moreover, according to Notice of the National Development and Reform Commission on Promoting the Administrative Reform of the Recordation and Registration System for Enterprises’ Issuance of Foreign Debts issued by the National Development and Reform Commission in September 2015, any loans we extend to our consolidated variable interest entity for more than one year must be filed with the National Development and Reform Commission or its local counterpart and must also be registered with SAFE or its local branches.

We may also decide to finance our PRC subsidiaries by means of capital contributions. These capital contributions must be approved by the MOC or its local counterpart. On March 30, 2015, SAFE promulgated Circular of the State Administration of Foreign Exchange on Reforming the Management Approach regarding the Settlement of Foreign Exchange Capital of Foreign-invested Enterprises, or Circular 19, which expands a pilot reform of the administration of the settlement of the foreign exchange capitals of foreign-invested enterprises nationwide. Circular 19 came into force and replaced both previous Circular 142 and Circular 36 on June 1, 2015. On June 9, 2016, SAFE promulgated Circular of the State Administration of Foreign Exchange on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or Circular 16, to further expand and strengthen such reform. Under Circular 19 and Circular 16, foreign-invested enterprises in the PRC are allowed to use their foreign exchange funds under capital accounts and RMB funds from exchange settlement for expenditure under current accounts within its business scope or expenditure under capital accounts permitted by laws and regulations, except that such funds shall not be used for (i) expenditure beyond the enterprise’s business scope or expenditure prohibited by laws and regulations; (ii) investments in securities or other investments than principal-secured products issued by banks; (iii) granting loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) construction or purchase of real estate for purposes other than self-use (except for real estate enterprises). In addition, SAFE strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of a foreign-invested company. The use of such RMB capital may not be altered without SAFE’s approval, and such RMB capital may not in any case be used to repay RMB loans if the proceeds of such loans have not been used. Violations of these circulars could result in severe monetary or other penalties. These circulars may significantly limit our ability to use RMB converted from the cash provided by our offshore financing activities to fund the establishment of new entities in China by our PRC subsidiaries, to invest in or acquire any other PRC companies through our PRC subsidiaries, or to establish new variable interest entities in the PRC.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiaries or future capital contributions by us to our PRC subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from our initial public offering and our private placement and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

28

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of our shares.

Substantially all of our revenues and expenditures are denominated in RMB. Our reporting currency is the U.S. dollar while the functional currency for our PRC subsidiaries and consolidated variable interest entity is RMB. Gains and losses from the remeasurement of assets and liabilities that are receivable or payable in RMB are included in our consolidated statements of operations. The remeasurement has caused the U.S. dollar value of our results of operations to vary with exchange rate fluctuations, and the U.S. dollar value of our results of operations will continue to vary with exchange rate fluctuations. A fluctuation in the value of RMB relative to the U.S. dollar could reduce our profits from operations and the translated value of our net assets when reported in U.S. dollars in our financial statements. This could have a negative impact on our business, financial condition or results of operations as reported in U.S. dollars. If we decide to convert our RMB into U.S. dollars for the purpose of making payments for dividends on our shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations in currencies relative to the periods in which the earnings are generated may make it more difficult to perform period-to-period comparisons of our reported results of operations.

The value of the RMB against the U.S. dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions and China’s foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar, and the RMB appreciated more than 20% against the U.S. dollar over the following three years. However, the PBOC regularly intervenes in the foreign exchange market to limit fluctuations in RMB exchange rates and achieve policy goals. During the period between July 2008 and June 2010, the exchange rate between the RMB and the U.S. dollar had been stable and traded within a narrow range. Since June 2010, the RMB has fluctuated against the U.S. dollar, at times significantly and unpredictably. Since October 1, 2016, Renminbi has joined the International Monetary Fund (IMF)’s basket of currencies that make up the Special Drawing Right (SDR), along with the U.S. dollar, the Euro, the Japanese yen and the British pound. In the fourth quarter of 2016, the RMB has depreciated significantly in the backdrop of a surging U.S. dollar and persistent capital outflows of China. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may in the future announce further changes to the exchange rate system and we cannot assure you that the Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

There remains significant international pressure on the PRC government to adopt a flexible currency policy. Any significant appreciation or depreciation of the RMB may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, our shares in U.S. dollars. For example, to the extent that we need to convert U.S. dollars we receive from our initial public offering into RMB to pay our operating expenses, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, a significant depreciation of the RMB against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the price of our shares.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on the price of our shares.

29

Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our net revenues in RMB. Under our current corporate structure, our BVI company relies on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by the beneficial owners of our company who are PRC residents. But approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies.

In light of the flood of capital outflows of China in 2016 due to the weakening RMB, the PRC government has imposed more restrictive foreign exchange policies and stepped up scrutiny of major outbound capital movement. More restrictions and substantial vetting process are put in place by SAFE to regulate cross-border transactions falling under the capital account. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

We are required under PRC laws and regulations to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations.

Currently, we are making contributions to the plans based on the minimum standards although the PRC laws required such contributions to be based on the actual employee salaries up to a maximum amount specified by the local government. Therefore, in our consolidated financial statements, we have made an estimate and accrued a provision in relation to the potential make-up of our contributions for these plans as well as to pay late contribution fees and fines. If we are subject to late contribution fees or fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in August 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that the MOC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the Anti-Monopoly Law requires that the MOC shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOC that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOC, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOC or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

30

PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law.

SAFE promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions. SAFE Circular 37 is issued to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purpose Vehicles, or SAFE Circular 75. SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment in February 2015, which took effect on June 1, 2015. This notice has amended SAFE Circular 37 requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. Based on our knowledge after due inquiry, our shareholders who are PRC residents or entities have not completed their SAFE registration.

If our shareholders who are PRC residents or entities do not complete their registration as required, our PRC subsidiaries may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to us, and we may be restricted in our ability to contribute additional capital to our PRC subsidiaries. Moreover, failure to comply with the SAFE registration described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions and these shareholders may be subject to administrative punishment pursuant to the related law.

Additionally, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents or entities have complied with, and will in the future make or obtain any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiaries, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our PRC subsidiaries’ ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the State Administration of Taxation issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners like us, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

31

We believe none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” As substantially all of our management members are based in China, it remains unclear how the tax residency rule will apply to our case. If the PRC tax authorities determine that Wunong Net Technology Company Limited or any of our subsidiaries outside of China is a PRC resident enterprise for PRC enterprise income tax purposes, then we or such subsidiary could be subject to PRC tax at a rate of 25% on its world-wide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. Furthermore, if the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, gains realized on the sale or other disposition of our shares may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on the investment in our shares.

We may not be able to obtain certain benefits under relevant tax treaty on dividends paid by our PRC subsidiaries to us through our Hong Kong subsidiary.

We are a British Virgin Islands incorporated company and as such rely on dividends and other distributions on equity from our PRC subsidiaries to satisfy part of our liquidity requirements. Pursuant to the PRC Enterprise Income Tax Law, a withholding tax rate of 10% currently applies to dividends paid by a PRC “resident enterprise” to a foreign enterprise investor, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for preferential tax treatment. Pursuant to the Arrangement between the mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, such withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC enterprise. Furthermore, the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Tax Treaties, which became effective in November 2015, require non-resident enterprises to determine whether they are qualified to enjoy the preferential tax treatment under the tax treaties and file relevant report and materials with the tax authorities. There are also other conditions for enjoying the reduced withholding tax rate according to other relevant tax rules and regulations. As of December 31, 2019 and 2018, we did not record any withholding tax on the retained earnings of our subsidiaries in the PRC as we recorded net losses for the years ended December 31, 2019 and 2018 and did not distribute any dividend for the year ended December 31, 2019 and 2018. Should our tax policy change to allow for offshore distribution of our earnings, we would be subject to a significant withholding tax. We cannot assure you that our determination regarding our qualification to enjoy the preferential tax treatment will not be challenged by the relevant tax authority or we will be able to complete the necessary filings with the relevant tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiaries to Vande, our Hong Kong subsidiary.

Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

The PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of certain taxable assets, including, in particular, equity interests in a PRC resident enterprise, by a non-resident enterprise by promulgating and implementing SAT Circular 59 and Circular 698, which became effective in January 2008, and a Circular 7 in replacement of some of the existing rules in Circular 698, which became effective in February 2015.

Under Circular 698, where a non-resident enterprise conducts an “indirect transfer” by transferring the equity interests of a PRC “resident enterprise” indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, may be subject to PRC enterprise income tax, if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. As a result, gains derived from such indirect transfer may be subject to PRC tax at a rate of up to 10%. Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

32

In February 2015, the SAT issued Circular 7 to replace the rules relating to indirect transfers in Circular 698. Circular 7 has introduced a new tax regime that is significantly different from that under Circular 698. Circular 7 extends its tax jurisdiction to not only indirect transfers set forth under Circular 698 but also transactions involving transfer of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, Circular 7 provides clearer criteria than Circular 698 on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. Circular 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

We face uncertainties on the reporting and consequences on future private equity financing transactions, share exchange or other transactions involving the transfer of shares in our company by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-resident enterprises with respect to a filing or the transferees with respect to withholding obligation, and request our PRC subsidiaries to assist in the filing. As a result, we and non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed, under Circular 59 or Circular 698 and Circular 7, and may be required to expend valuable resources to comply with Circular 59, Circular 698 and Circular 7 or to establish that we and our non-resident enterprises should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

The PRC tax authorities have the discretion under SAT Circular 59, Circular 698 and Circular 7 to make adjustments to the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. Although we currently have no plans to pursue any acquisitions in China or elsewhere in the world, we may pursue acquisitions in the future that may involve complex corporate structures. If we are considered a non-resident enterprise under the PRC Enterprise Income Tax Law and if the PRC tax authorities make adjustments to the taxable income of the transactions under SAT Circular 59 or Circular 698 and Circular 7, our income tax costs associated with such potential acquisitions will be increased, which may have an adverse effect on our financial condition and results of operations.

33

Risks Related to Our Initial Public Offering and Ownership of Our Ordinary Shares

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this Offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the SEC and the Nasdaq require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. If we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our Ordinary Shares could decline.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of this Offering, we will be a publicly listed company in the United States. As a publicly listed company, we will be required to file periodic reports with the Securities and Exchange Commission upon the occurrence of matters that are material to our company and shareholders. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our competitors, which are mostly private Chinese companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.

As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

34

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our shares held by non-affiliates exceeds $700 million as of any December 31 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our shares less attractive because we may rely on these exemptions. If some investors find our shares less attractive as a result, there may be a less active trading market for our shares and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail our company of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the Nasdaq, impose various requirements on the corporate governance practices of public companies. As a company with less than US$1.07 billion in net revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the SEC. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

35

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the securities exchange on which we list, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

The initial public offering price for our Ordinary Shares will be determined through negotiations between the Underwriter, the selling shareholders and us and may vary from the market price of our Ordinary Shares following our initial public offering. If you purchase our Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. The market price of our Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

36

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Future issuances or sales, or perceived issuances or sales, of substantial amounts of shares in the public market could materially and adversely affect the prevailing market price of the Shares and our ability to raise capital in the future.

The market price of our shares could decline as a result of future sales of substantial amounts of shares or other securities relating to the shares in the public market, including by the Company’s substantial shareholders, or the issuance of new shares by the Company, or the perception that such sales or issuances may occur. Future sales, or perceived sales, of substantial amounts of the shares could also materially and adversely affect our ability to raise capital in the future at a time and at a price favorable to us, and our shareholders will experience dilution in their holdings upon our issuance or sale of additional securities in the future.

We have broad discretion in the use of the net proceeds from our initial public offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our initial public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our initial public offering in a manner that does not produce income or that loses value.

Future financing may cause a dilution in your shareholding or place restrictions on our operations.

We may need to raise additional funds in the future to finance further expansion of our capacity and business relating to our existing operations, acquisitions or strategic partnerships. If additional funds are raised through the issuance of new equity or equity-linked securities of the Company other than on a pro rata basis to existing shareholders, the percentage ownership of such shareholders in the Company may be reduced, and such new securities may confer rights and privileges that take priority over those conferred by the shares. Alternatively, if we meet such funding requirements by way of additional debt financing, we may have restrictions placed on us through such debt financing arrangements which may:

●	further limit our ability to pay dividends or require us to seek consents for the payment of dividends;

●	increase our vulnerability to general adverse economic and industry conditions;

●	require us to dedicate a substantial portion of our cash flows from operations to service our debt, thereby reducing the availability of our cash flow to fund capital expenditure, working capital requirements and other general corporate needs; and

●	limit our flexibility in planning for, or reacting to, changes in our business and our industry.

37

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our shares if the market price of our shares increases.

There may not be an active, liquid trading market for our shares.

There is no active trading market for our shares. An active trading market for our shares may not develop or be sustained. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active.

Shares eligible for future sale may adversely affect the market price of our shares, as the future sale of a substantial amount of outstanding shares in the public marketplace could reduce the price of our shares.

The market price of our shares could decline as a result of sales of substantial amounts of our shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our shares. A significant portion of our shares is held by a few shareholders and these are “restricted securities” as defined in Rule 144. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

You will experience immediate and substantial dilution.

The initial public offering price of our shares is substantially higher than the pro forma net tangible book value per share of our Ordinary Shares. Assuming the completion of the Offering, if you purchase shares in this Offering, you will incur immediate dilution of approximately $4.4457 or approximately 88.91% in the pro forma net tangible book value per share from the price per share that you pay for the shares. Accordingly, if you purchase shares in this offering, you will incur immediate and substantial dilution of your investment. See “Dilution.”

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

Prior to Offering, Wunong Shenzhen was a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. We will be in a continuing process of developing, establishing, and maintaining internal controls and procedures that will allow our management to report on, and our independent registered public accounting firm to attest to, our internal controls over financial reporting if and when required to do so under Section 404 of the Sarbanes-Oxley Act of 2002. Although our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act until the date we are no longer an emerging growth company, our management will be required to report on our internal controls over financial reporting under Section 404.

As of December 31, 2019, our management assessed the effectiveness of our internal control over financial reporting. The material weaknesses relate to that the Company does not have in-house accounting personnel with sufficient knowledge of US GAAP and SEC reporting experiences. Management concluded that as of December 31, 2019, our internal control over financial reporting was ineffective.

In order to address and resolve the foregoing material weakness, we have begun to implement measures designed to improve our internal control over financial reporting to remediate this material weakness, including hiring outside financial personnel with requisite training and experience in the preparation of financial statements in compliance with applicable SEC requirements.

38

Certain judgments obtained against us by our shareholders may not be enforceable.

Although we are a BVI incorporated company, we conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, a majority of our directors and executive officers reside within China, and most of the assets of these persons are located within China. As a result, it may be difficult, impractical or impossible for you to effect service of process within the United States upon us or these individuals, or to bring an action against us or against these individuals in the United States in the event that you believe your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the British Virgin Islands and of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our director and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under British Virgin Islands law.

We are incorporated in the British Virgin Islands and conduct substantially all of our operations in China through our wholly-foreign owned enterprise and the variable interest entity. Most of our directors and substantially all of our executive officers reside outside the United States and a substantial portion of their assets are located outside of the United States. As a result, it may be difficult or impossible for our shareholders to bring an action against us or against these individuals in the British Virgin Islands or in China in the event that they believe that their rights have been infringed under the securities laws of the United States or otherwise. Even if shareholders are successful in bringing an action of this kind, the laws of the British Virgin Islands and China may render them unable to enforce a judgment against our assets or the assets of our directors and officers. There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States of China, although the courts of the British Virgin Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Our corporate affairs will be governed by our memorandum and articles of association, the BVI Act and the common law of the British Virgin Islands. The rights of shareholders to take legal action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands and by the BVI Act. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law. As a result of the foregoing, holders of our ordinary shares may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than they would as shareholders of a U.S. company and whose management, directors and/or major shareholders were also incorporated, resident, or otherwise established in a United States jurisdiction.

As a result of the foregoing, our public shareholders may have more difficulty in protecting their interests through actions against us, our management, our directors or our major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

39

There can be no assurance that we will not be passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our shares to significant adverse United States income tax consequences.

We will be a “passive foreign investment company,” or “PFIC,” if, in any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the average quarterly value of our assets (as determined on the basis of fair market value) during such year produce or are held for the production of passive income (the “asset test”). Although the law in this regard is unclear, we intend to treat Wunong Shenzhen as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of these entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their results of operations in our consolidated financial statements. Assuming that we are the owner of Wunong Shenzhen under the PFIC rules of the U.S. federal income tax laws, and based upon our income and assets, and the value of our Ordinary Shares, we do not believe that we were a PFIC for the taxable year ended December 30, 2018 or that we will be a PFIC for the taxable year ending December 31, 2019 and we do not anticipate becoming a PFIC in the foreseeable future. The Internal Revenue Service has not taken a position on whether a VIE like Wunong Shenzhen can be treated as owned by us for purposes of the PFIC rules. See the discussion of the PFIC rules under “TAXATION - United States Federal Income Taxation” below.

While we do not expect to become a PFIC, because the value of our assets for purposes of the asset test may be determined by reference to the market price of our Ordinary Shares, fluctuations in the market price of our Ordinary Shares may cause us to become a PFIC for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition of our income and assets, which may be affected by how, and how quickly, we use our liquid assets. If we determine not to deploy significant amounts of cash for active purposes or if it were determined that we do not own the equity interests of Wunong Shenzhen for United States federal income tax purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC in any taxable year, a U.S. holder may incur significantly increased United States income tax on gain recognized on the sale or other disposition of the shares and on the receipt of distributions on the shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules and such holder may be subject to burdensome reporting requirements. See the discussion of the PFIC rules under “TAXATION - United States Federal Income Taxation” below. Further, if we are a PFIC for any year during which a U.S. holder holds our Ordinary Shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. holder holds our Ordinary Shares.

The trading price of our Ordinary Shares is likely to be volatile, which could result in substantial losses to investors.

The trading price of our Ordinary Shares is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, akin to the performance and fluctuation of the market prices of other companies with business operations located mainly in Hong Kong or the People’s Republic of China that have listed their securities in the United States. A number of Chinese companies have listed or are in the process of listing their securities on U.S. stock markets. The securities of some of these companies have experienced significant volatility, including price declines in connection with their initial public offerings. The trading performances of these Chinese companies’ securities after their offerings may affect the perception and attitudes of investors toward Chinese companies listed in the United States in general and consequently may impact the trading performance of our shares, regardless of our actual operating performance.

In addition to market and industry factors, the price and trading volume for our shares may be highly volatile due to a number of factors, including the following:

●	regulatory developments affecting us or our industry and customers;
●	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;
●	changes in the market condition, market potential and competition in the online food retail sector;
●	announcements by us or our competitors of new products, services, expansions, investments, acquisitions, strategic partnerships or joint ventures;
●	fluctuations in global and Chinese economies;
●	changes in financial estimates by securities analysts;
●	adverse publicity about us;
●	additions or departures of our key personnel and senior management;
●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and
●	potential litigation or regulatory investigations

40

Any of these factors may result in large and sudden changes in the volume and price at which our shares will trade.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENT

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

USE OF PROCEEDS

We estimate that we will receive net proceeds from the sale of Ordinary Shares of approximately up to $22,074,339 and $25,561,839 (in the event the Underwriter exercises in full its over-allotment to purchase an additional 750,000 Ordinary Shares), based upon an assumed Offering Price of $5.00 per share, the midpoint of the range set forth on the cover page of this prospectus, and after deducting estimated underwriting fees and commissions and estimated offering expenses.

Each $0.25 increase (decrease) in the assumed Offering Price of $5.00 per share, the midpoint of the range set forth on the cover page of this prospectus, would increase (decrease) the net proceeds to us from this Offering by $1,250,000, assuming the number of Ordinary Shares offered, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting fees and commissions.

We intend to use the net proceeds of this Offering as follows:

●	50% to be used for general working capital;

●	30% to be used for research and development;

●	10% to be used for expanding our restaurant business; and

●	10% to be used for brand development and marketing

The precise amounts and percentage of proceeds we would devote to particular categories of activity will depend on prevailing market and business conditions as well as particular opportunities that may arise from time to time. This expected use of our net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including any unforeseen cash needs. Similarly, the priority of our prospective uses of proceeds will depend on business and market conditions are they develop. Accordingly, our management will have significant flexibility and broad discretion in applying the net proceeds of the offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering differently than as described in this prospectus.

41

In utilizing the proceeds of this Offering, we are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions. None of the proceeds of this Offering can be loaned or contributed to our PRC subsidiaries without additional government registration or approval. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans or make additional capital contributions to our PRC subsidiaries to fund its capital expenditures or working capital. There is, in effect, no statutory limit on the amount of capital contribution that we can make to our PRC subsidiaries. This is because there are no statutory limits on the amount of registered capital for our PRC subsidiaries and we are allowed to make capital contributions to our PRC subsidiaries by subscribing for its initial registered capital and increased registered capital, provided that the PRC subsidiaries complete the relevant necessary filing and registration procedures in accordance with the applicable laws and regulations. With respect to loans to the PRC subsidiaries by us, (i) if the relevant PRC subsidiary determines to adopt the traditional foreign exchange administration mechanism, or the current foreign debt mechanism, the outstanding amount of the loans shall not exceed the difference between the total investment and the registered capital of the PRC subsidiary and there is, in effect, no statutory limits on the amount of loans that we can make to our PRC subsidiary under this circumstance since we can increase the registered capital of our PRC subsidiary by making capital contributions to them, subject to the completion of relevant registrations, and the difference between the total investment and the registered capital will increase accordingly; and (ii) if the relevant PRC subsidiary determines to adopt the foreign exchange administration mechanism as provided in the Notice of the People’s Bank of China (“PBOC”) on Full-coverage Macro-prudent Management of Cross-border Financing (the “PBOC Notice No. 9”), the risk-weighted outstanding amount of the loans, which shall be calculated based on the formula provided in the PBOC Notice No. 9, shall not exceed 200% of the net asset of the relevant PRC subsidiary. According to the PBOC Notice No. 9, after a transition period of one year since the promulgation of the PBOC Notice No. 9, the PBOC and SAFE will determine the cross-border financing administration mechanism for the foreign-invested enterprises after evaluating the overall implementation of the PBOC Notice No. 9. As of the date hereof, neither PBOC nor SAFE has promulgated and made public any further rules, regulations, notices or circulars in this regard. It is uncertain which mechanism will be adopted by PBOC and SAFE in the future and what statutory limits will be imposed on us when providing loans to our PRC subsidiaries.

According to the relevant PRC laws and regulations, in terms of capital contributions, it typically takes about eight weeks to complete the relevant filings and registrations. In terms of loans, the SAFE registration process typically takes about four weeks to complete, provided that all the necessary procedures could be successfully consummated by the relevant PRC subsidiary, as case may be, and/or our company. While we currently see no material obstacles to completing the filing and registration procedures with respect to future capital contributions and loans to our PRC subsidiary, we cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. See “Risk Factors— Risks Related to Doing Business in the People’s Republic of China— PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of our initial public to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

We cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiaries or controlled PRC affiliate or with respect to future capital contributions by us to our PRC subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we receive from this Offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could adversely and materially affect our liquidity and our ability to fund and expand our business”. It is likely that we will need to convert some of our net proceeds in U.S. dollars into Renminbi in order to use as proceeds as contemplated in this section. For details of PRC regulations governing foreign currency conversion, see “Regulations—Regulations Relating to Foreign Exchange – Regulations Relating to Dividend Distribution.”

Pending remitting the Offering proceeds to the PRC, we intend to retain our net proceeds in a short-term, interest bearing bank account.

42

Although we may use a portion of the proceeds for the acquisition of, or investment in, companies, technologies, products or assets that complement our business, we have no present understandings, commitments or agreements to enter into any acquisitions or make any investments. We cannot assure you that we will make any acquisitions or investments in the future.

We will not receive any proceeds from the sale of Ordinary Shares by the selling shareholders.

DIVIDEND POLICY

The holders of our Ordinary Shares are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries may, from time to time, be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our Ordinary Shares are entitled to receive, ratably, the net assets available to shareholders after payment of all creditors.

Subject to the BVI Act and our memorandum and articles, our directors may, by resolution, declare dividends at a time and amount as they think fit if they are satisfied, based on reasonable grounds, that, immediately after distribution of the dividend, the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due. There is no further BVI law restriction on the amount of funds which may be distributed by us by dividend, including all amounts paid by way of the subscription price for Ordinary Shares regardless of whether such amounts may be wholly or partially treated as share capital or share premium under certain accounting principles. Shareholder approval is not (except as otherwise provided in our memorandum or articles) required to pay dividends under BVI law. In accordance with, and subject to, our memorandum and articles, no dividend shall bear interest as against the Company (except as otherwise provided in our memorandum or articles).

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, Vande.

Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to Vande only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our subsidiary in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve funds until the accumulative amount of such funds reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of such entity. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiary and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our Ordinary Shares.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. Vande may be considered a non-resident enterprise for tax purposes, so that any dividends Wunong Shenzhen pays to Vande may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

Pursuant to the Arrangement between mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of the PRC enterprise. However, pursuant to the Notice of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or SAT Circular 81, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong enterprise must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (b) the Hong Kong enterprise must have directly owned no less than 25% equity interests in the PRC resident enterprise during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong enterprise must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiary to its immediate holding company, Vande. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Vande intends to apply for the tax resident certificate when Wunong Shenzhen plans to declare and pay dividends to Vande.

43

EXCHANGE RATE INFORMATION

Our financial information is presented in U.S. dollars. Our functional currency is Renminbi (“RMB”), the currency of the PRC. Transactions which are denominated in currencies other than RMB are translated into RMB at the exchange rate quoted by the People’s Bank of China at the dates of the transactions. Exchange gains and losses resulting from transactions denominated in a currency other than the RMB are included in statements of operations as foreign currency transaction gains or losses. Our financial statements have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 52, “Foreign Currency Translation”, which was subsequently codified within Accounting Standards Codification (“ASC”) 830, “Foreign Currency Matters”. The financial information is first prepared in RMB and then is translated into U.S. dollars at period-end exchange rates as to assets and liabilities and average exchange rates as to revenue and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. Items in the statements of operations and comprehensive loss, and statements cash flows are translated at the average exchange rate of the period. The effects of foreign currency translation adjustments are included as a component of accumulated other comprehensive income (loss) in shareholders’ equity. The relevant exchange rates are listed below:

	High	Low	Period End	Average
2013	6.2438	6.0537	6.0537	6.1478
2014	6.2591	6.0402	6.2046	6.1620
2015	6.4896	6.1870	6.4778	6.2827
2016	6.9580	6.4480	6.9430	6.6400
2017	6.9575	6.4773	6.5060	6.7568
January	6.9575	6.8360	6.8786	6.8907
February	6.8821	6.8517	6.8665	6.8694
March	6.9132	6.8687	6.8832	6.8940
April	6.8988	6.8778	6.8900	6.8876
May	6.9060	6.8098	6.8098	6.8843
June	6.8382	6.7793	6.7793	6.8066
July	6.8039	6.7240	6.7240	6.7694
August	6.7272	6.5888	6.5888	6.6670
September	6.6591	6.4773	6.6533	6.5690
October	6.6533	6.5712	6.6328	6.6264
November	6.6385	6.5967	6.6090	6.6200
December	6.6210	6.5063	6.5060	6.5931
2018	6.9737	6.2649	6.8783	6.6199
January	6.5263	6.2841	6.3990	6.4727
February	6.3471	6.2649	6.3280	6.3183
March	6.3565	6.2685	6.2726	6.3174
April	6.3340	6.2655	6.3325	6.2967
May	6.4175	6.3325	6.4096	6.3701
June	6.6235	6.3850	6.6186	6.4651
July	6.8102	6.6123	6.8038	6.7164
August	6.9330	6.8018	6.8300	6.8453
September	6.8880	6.8270	6.8680	6.8551
October	6.9737	6.8680	6.9737	6.9191
November	6.9558	6.8894	6.9558	6.9367
December	6.9077	6.8343	6.8783	6.8837
2019
January	6.8708	6.6958	6.6958	6.7863
February	6.7907	6.6822	6.6912	6.7367
March	6.7381	6.6916	6.7112	6.7119
April	6.7418	6.6870	6.7347	6.7161
May	6.9182	6.7319	6.9027	6.8519
June	6.9298	6.8510	6.8657	6.8977
July	6.8927	6.8487	6.8833	6.5784
August	6.9387	7.1628	7.1543	7.0629
September	7.1786	7.0659	7.1218	7.1119
October	7.1473	7.0379	7.0379	7.0961
November	7.0427	6.9741	7.0314	7.0211
December	7.0609	6.9618	6.9618	7.0137
2020
January	6.9749	6.8589	6.9161	6.9184
February	7.0286	6.9650	6.9906	6.9967
March	7.1099	6.9244	7.0808	7.02045
April	7.0989	7.0341	7.0622	7.0708
May	7.1681	7.0622	7.1348	7.10159
June	7.1263	7.0575	7.0651	7.08156
July	7.0703	6.9800	6.9744	7.0041

44

We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade. We do not currently engage in currency hedging transactions.

SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

The following table presents our selected historical financial data for the periods presented and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statement and notes thereto included elsewhere in this prospectus.

The following selected consolidated financial and operating data for the fiscal years ended December 31, 2019 and 2018 and the consolidated balance sheet data as of December 31, 2019 and, have been derived from our consolidated financial statements included elsewhere in this prospectus.

The following table presents our summary consolidated statements of income and comprehensive income for the fiscal years ended December 31, 2019 and 2018.

Balance Sheet Summaries at December 31, 2019 and 2018

	December 31,	December 31,
	2019	2018
Total Current Assets	$1,629,840	$367,615
TOTAL ASSETS	3,243,948	1,868,633

Total Current Liabilities	3,222,725	873,232
TOTAL LIABILITIES	4,892,558	2,686,026

Total Stockholder’s Equity (Deficit)	(1,648,610)	(817,393)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$3,243,948	$1,868,633

45

Income Statement Summaries for 2019 and 2018

	Years ended
	December 31,
	2019	2018

NET REVENUES	$7,682,583	$1,076,827
COST OF REVENUES	5,778,167	848,777
GROSS PROFIT	1,904,416	228,050
Operating Expenses	3,663,362	1,211,337
INCOME/(LOSS) FROM OPERATIONS	(1,758,946)	(983,287)
NET INCOME/(LOSS)	(1,755,042)	(980,098)
COMPREHENSIVE INCOME/(LOSS)	$(1,728,175)	$(950,915)

46

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2019:

●	On an actual basis; and

●	On a pro forma basis to give effect to the sale of up to 5,750,000 Ordinary Shares by us in this Offering at the assumed Offering Price of $5 per share, the midpoint of the range set forth on the cover page of this prospectus, after deducting the estimated underwriting commissions and estimated offering expenses and assuming that the underwriters do not exercise warrants to purchase up to 402,500 ordinary shares issuable to the Underwriter in connection with this Offering.

You should read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and “Use of Proceeds” and “Description of Ordinary Shares.” You should read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and “Use of Proceeds” and “Description of Ordinary Shares.”

As of December 31, 2019

	As Reported	Pro Forma Adjusted for the Offering (without over-allotment)	Pro Forma Adjusted for the Offering (with over-allotment)
Ordinary Shares	$-	$-	$-

Additional Paid-In Capital	$1,003,447	$23,327,786	$26,815,286

Accumulated Deficit	$(2,709,305)	$(2,709,305)	$(2,709,305)

Accumulated Other Comprehensive Income	$57,248	$57,248	$57,248
Total Equity (Deficit)	$(1,648,610)	$20,675,729	$24,163,229

Total Capitalization	$(1,648,610)	$20,675,729	$24,163,229

47

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the Offering Price per Ordinary Shares and the pro forma net tangible book value per Ordinary Shares after the offering. Our net tangible book value as of December 31, 2019 was $1,648,610, or $0.08 per share. Our net tangible book value per share set forth below represents our total tangible assets less total liabilities, divided by the number of shares of our share stock outstanding before the offering.

Dilution results from the fact that the per Ordinary Share Offering Price is substantially in excess of the book value per Ordinary Shares attributable to the existing shareholders for our presently outstanding Ordinary Shares. After giving effect to our issuance and sale of 5,000,000 shares in this Offering at an assumed Offering Price of $5.00 per share, the midpoint of the estimated price range set forth on the cover page of this prospectus, assuming no exercise of overallotment and after deducting the estimated underwriting discounts and offering expenses payable by us, the pro forma as adjusted net tangible book value as of December 31, 2019 would have been $20,675,729, or $0.83 per share. This represents an immediate increase in net tangible book value to existing shareholders of $0.91 per share. The Offering Price per share will significantly exceed the net tangible book value per share. Accordingly, new investors who purchase shares in this Offering will suffer an immediate dilution of their investment of $4.17 per share. The following table illustrates this per share dilution to the new investors purchasing shares in this Offering:

Offering
Assumed Offering Price per Ordinary Share	$5.00
Net tangible book value per Ordinary Shares as of December 31, 2019	$(0.08)
Increase per Ordinary Shares attributable to this Offering	$0.91
Pro forma net tangible book value per Ordinary Shares after the Offering	$0.83
Dilution per Ordinary Share to new investors	$4.17

A $1.00 increase (decrease) in the assumed Offering Price of $5.00 per share would increase (decrease) the pro forma net tangible book value by $4,650,000, the pro forma net tangible book value per share after this Offering by $0.19 per share and the dilution in pro forma net tangible book value per share to investors in this Offering by $0.81 per share, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting fees and commissions and offering expenses payable by us.

The following chart illustrates our pro forma proportionate ownership, upon completion of this Offering by present shareholders and investors in this Offering, compared to the relative amounts paid by each. The charts reflect payment by present shareholders as of the date the consideration was received and by investors in this Offering at the assumed Offering Price without deduction of commissions or expenses. The charts further assume no changes in net tangible book value other than those resulting from the offering.

	Shares Purchased		Total Consideration		Average Price
	Amount (#)	Percent (%)	Amount (#)	Percent (%)	Per Share ($)
Existing shareholders	20,000,000	80%	1,003,447	3.86%	0.0502
New investors	5,000,000	20%	25,000,000	96.14%	5.00
Total	25,000,000	100.0%	26,003,447	100.0%	1.0401

In the event of an exercise of the over-allotment in full, our issuance and sale of Ordinary Shares will increase to 5,750,000 shares in this Offering at an assumed Offering Price of $5.00 per share, the midpoint of the estimated price range set forth on the cover page of this prospectus, assuming no exercise of overallotment and after deducting the estimated underwriting discounts and offering expenses payable by us, the pro forma as adjusted net tangible book value as of December 31, 2019 would have been $24,163,229, or $0.94 per share. This represents an immediate increase in net tangible book value to existing shareholders of $1.02 per share. The Offering Price per share will significantly exceed the net tangible book value per share. Accordingly, new investors who purchase shares in this Offering will suffer an immediate dilution of their investment of $4.06 per share. The following table illustrates this per share dilution to the new investors purchasing shares in this Offering:

Offering (with over-allotment)
Assumed Offering Price per Ordinary Share	$5.00
Net tangible book value per Ordinary Shares as of December 31, 2019	$(0.08)
Increase per Ordinary Shares attributable to this Offering	$1.02
Pro forma net tangible book value per Ordinary Shares after the Offering	$0.94
Dilution per Ordinary Share to new investors	$4.06

A $1.00 increase (decrease) in the assumed Offering Price of $5.00 per share would increase (decrease) the pro forma net tangible book value by $5,347,500, the pro forma net tangible book value per share after this Offering by $0.21 per share and the dilution in pro forma net tangible book value per share to investors in this Offering by $0.79 per share, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting fees and commissions and offering expenses payable by us.

The following chart illustrates our pro forma proportionate ownership, upon completion of this Offering (including an exercise of the over-allotment in full) by present shareholders and investors in this Offering, compared to the relative amounts paid by each. The charts reflect payment by present shareholders as of the date the consideration was received and by investors in this Offering at the assumed Offering Price without deduction of commissions or expenses. The charts further assume no changes in net tangible book value other than those resulting from the offering.

	Shares Purchased		Total Consideration		Average Price
	Amount (#)	Percent (%)	Amount (#)	Percent (%)	Per Share ($)
Existing shareholders	20,000,000	77.67%	1,003,447	3.37%	0.0502
New investors	5,750,000	22.33%	28,750,000	96.63%	5.00
Total	25,750,000	100.0%	29,753,447	100.0%	1.1555

Sales by the selling shareholders in this Offering will cause the number of shares held by existing shareholders to be reduced to                    shares, or        % of the total number of shares outstanding after this Offering, and will increase the number of shares held by new investors to                   shares, or       % of the total number of shares outstanding after this Offering, excluding any shares purchased by any existing holders in this Offering.

48

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations and financial condition should be read together with our unaudited condensed consolidated financial statements and the notes thereto and other financial information, which are included elsewhere in this registration statement. Our financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). In addition, our financial statements and the financial information included in this registration statement reflect our organizational transactions and have been prepared as if our current corporate structure had been in place throughout the relevant periods.

This section contains forward-looking statements. These forward-looking statements are subject to various factors, risks and uncertainties that could cause actual results to differ materially from those reflected in these forward-looking statements. Further, as a result of these factors, risks and uncertainties, the forward-looking events may not occur. Relevant factors, risks and uncertainties include, but are not limited to, those discussed in the section entitled “Business,” “Risk Factors” and elsewhere in this registration statement. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s beliefs and opinions as of the date of this registration statement. We are not obligated to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise. See “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We are a British Virgin Islands company incorporated on December 4, 2018 as “Advancement International Limited” by three shareholders, namely Kindness Global Company Limited, Four Dimensions Global Investment Limited and Wisdom Global Company Limited. Through our contractually controlled and managed company, Wunong Technology (Shenzhen) Co,. Ltd, a People’s Republic of China company (“Wunong Shenzhen”), we operate an electronic online platform designed to provide primarily clean food to customers in China. We also operate a restaurant in China with a grocery section that sells only clean food. Our mission is to provide our customers in China with green food, organic food and pollution-free food (collectively “Clean Food”).

On February 15, 2019, we acquired all shares of Shenzhen Vande Technology Co., Limited (“Vande”) pursuant to the Instrument of Transfer, Sold Note and Bought Note recorded with Registrar of Companies in Hong Kong Special Administration Region (SAR).

Vande, incorporated on April 6, 2017 in Hong Kong, incorporated Guo Gang Tong (“WFOE”) in the People’s Republic of China with a registered capital of RMB 5,000,000 on December 28, 2018.

On March 2, 2019, WFOE entered into a series of contractual agreements with Wunong Shenzhen, a company incorporated in the People’s Republic of China on June 16, 2015 with a registered capital of RMB 5,000,000. These agreements include an Exclusive Technology Consulting Services Agreement, an Equity Interest Pledge Agreement, an Exclusive Purchase Rights Agreement, and a Proxy Agreement, and allow us to:

●	exercise effective control over Wunong Shenzhen;
●	receive substantially all of the economic benefits of Wunong Shenzhen; and
●	have an exclusive option to purchase all or part of the equity interests in Wunong Shenzhen when and to the extent permitted by PRC law.

As a result of these contractual arrangements, we have become the primary beneficiary of Wunong Shenzhen, and we treat Wunong Shenzhen as a Variable Interest Entity (“VIE”) in accordance with the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation”, because the equity investments in Wunong Shenzhen no longer have the characteristics of a controlling financial interest, and we, through WFOE, are the primary beneficiary of Wunong Shenzhen. Accordingly, Wunong Shenzhen has been consolidated.

49

On August 19, 2019, we changed our name from “Advancement International Limited” to Wunong Net Technology Company Limited.

We are an online and mobile commerce company and conduct our business through our online retail store on our Website - www.wnw108.com. We sell over 400 types of food products on our Website. We do not grow, foster or manufacture any food products and all the food products sold on our Website are from our suppliers. We do not sell genetically modified food. We are committed to providing our customers with safe, high-quality, nutritious, tasty and non-genetically modified food products through our portfolio of trusted and well-known suppliers. Optimizing our Website and real-time data, we are able to respond to and match supply with demand for food products in keeping with consumer trends.

Food safety, product quality and sustainability are our core values. The food products/commodities sold on our Website are broadly categorized into (i) Green Food, (ii) Organic Food, (iii) intangible cultural heritage food products (“ICH Products”), (iv) agricultural products bearing geographical indications (“Agri GI Products”) and (v) Pollution-Free Products (genetically modified products excepted).

As of December 31, 2019, the portfolio of food products sold on our Website comprises 9.9% Organic Food (52 products), 4.9% Green Food (26 products), 2.1% Agri GI Products (11 products), and 83.1% of other food products (including non-genetically modified Pollution-Free Products) (435 products). The mix of food products sold on our Website is ever-changing, depending on food quality and safety, market demand, and customer preferences.

We also plan to open franchise restaurants throughout China in 2020. These restaurants will not only offer our food products for sampling but also will be equipped with a grocery section that sells our products. As of the date of this prospectus, we have launched our first restaurant in Shenzhen and plan to roll out other restaurants through franchisees throughout China. Our present restaurant model (which is subject to further refinement) allows a customer to rent our restaurant facilities, cook and serve food utilizing the food products purchased from us.

We generate revenue from the sale of food products/commodities on our Website, which includes custom pre-sales of food products/commodities such as crops and from our restaurant.

We received an Internet Content Provider (“ICP”) license for value-added Internet information services on December 21, 2018. Because we only sell food products that we have purchased from suppliers on the Website instead of operating an online marketplace which matches third party sellers and buyers, we are legally not required under Chinese law to obtain an ICP license. We have, however, obtained an ICP license just to preserve the option to run the aforementioned online marketplace in the future. The ICP license is a permit issued by the Chinese Ministry of Industry and Information Technology to permit China-based websites to operate in China.

How to Assess the Company’s Performance

In assessing performance, we consider a variety of performance and financial measures, including principal growth in net revenue, gross profit, distribution, general and administrative expenses, net income from operations. The key measures that we use to evaluate the performance of our business are set forth below:

(i)	Net Revenue

Net revenue is equal to gross sales minus sales returns and sales incentives that the Company offers to its customers, such as discounts that are offset to gross sales. Our net sales are driven by changes in the number of customers, product varieties, selling price, and mix of products sold.

(ii)	Gross Profit

Gross profit is equal to net sales minus cost of goods sold. Cost of goods sold primarily includes inventory costs (net of supplier consideration), inbound freight and other miscellaneous expenses. Cost of goods sold generally changes as we incur higher or lower costs from suppliers and as the customer and product mix changes.

(iii)	Selling, Marketing, General and Administrative Expenses

Selling, marketing, general and administrative expenses primarily consist of salaries and benefits for employees, shipping expense, utilities, maintenance and repairs expenses, insurance expense, depreciation and amortization expenses, selling and marketing expenses, professional fees, and other operating expenses.

Key Factors Affecting Our Results of Operation

Our business benefits from the significant growth of China’s e-commerce sector and e-grocery market. An Agriculture and Agri-Food Canada report stated that from 2012 to 2016, China’s e-grocery sales saw a compound annual growth rate of 52.9%. Total e-commerce in China registered significant growth with a compound annual growth rate of 51.2% from 2012 to 2016. However, the report stated that the rate at which e-commerce sales were growing was slowing down due to the rise in the numbers of players. Although the e-grocery category was seeing dynamic growth, it continued to account for a small portion (6.5%) of total e-commerce sales in China. (Source: http://www.agr.gc.ca/eng/industry-markets-and-trade/international-agri-food-market-intelligence/reports/e-grocery-market-in-china/?id=1504037238257).

This trend in e-commerce is largely driven by a combination of economic, technology and support infrastructure factors that are driving the demand for product variety/quality, convenience, and greater deals and transparency (BMI research, 2017). In recent years, China has seen a rising middle class with rising disposable incomes and spending. As a result, e-commerce sales in China were continually boosted by further device penetration, more players emerging in the channel, and retailers making huge efforts to draw consumers to their websites. Our results of operations will be materially impacted by changes in any one or more of these factors.

50

For example, although the PRC economy has grown in recent years, the pace of growth has slowed, and even that rate of growth may not continue. According to the PRC National Bureau of Statistics, the annual rate of growth in the PRC declined from 7.8% in 2013 to 7.3% in 2014, 6.9% in 2015, 6.7% in 2016, 6.8% in 2017 and 6.6% in 2018. (Source: https://en.wikipedia.org/wiki/Historical_GDP_of_China).

The Chinese economy advanced 6.2% year-on-year in the second quarter of 2019, slowing from a 6.4% expansion in the previous three-month period. It was the lowest growth rate since the first quarter of 1992, amid ongoing trade tensions with the US, weakening global demand and alarming off-balance-sheet borrowings by local governments. (Source: https://tradingeconomics.com/china/gdp-growth-annual)

A further slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC may materially reduce the purchase power of the consumers of our products and lead to the decrease of demand for our products and may have a materially adverse effect on our business.

Also, changes in the Chinese or regional business or regulatory environment affecting the purchasing power of consumers of our products, changes in the Chinese government policy on food industry generally or a breakout of livestock or crop diseases in the PRC, such as Bovine spongiform encephalopathy (BSE or mad cow disease), Fibromuscular Dysplasia (FMD), swine flu and avian flu and increases in fuel/transportation costs could materially impact our business and affect the results of operations of our operations.

Coronavirus (COVID-19) Update

Recently, there is an ongoing outbreak of a novel strain of coronavirus (COVID-19) first identified in China and has since spread rapidly globally. The pandemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities globally for the past few months. In March 2020, the World Health Organization declared the COVID-19 to be a pandemic.

The peak of the COVID-19 pandemic in China was from February through March 2020. During that time, our office was closed and our employees worked remotely at home using conferencing software such as Tencent conference software, WeChat software and Dingding software. Fortunately, we were able to transition to remote working arrangements without much disruption.

This period coincided with the traditional Chinese New Year, which is typically a peak shopping season. Compounded with the pandemic and threat of a national lockdown, the first quarter saw increased purchases and orders as customers hoarded food products. We and our suppliers tried our best to fulfill these orders ahead of schedule ahead of the lockdown. Accordingly, the impact on the pandemic on our first quarter online operations was minimal.

During this time, we established an epidemic prevention and control team, issued epidemic prevention and safety guidelines, purchased masks, disinfectant and sanitizers for its employees and office.

The pandemic came under control in China during the second quarter of 202.0 Lockdown measures were lifted and our employees were allowed to return to work, albeit with social distancing and safety measures. We were able to receive orders and fulfill them timely and without any disruption. Unfortunately, while China was gradually returning to business, the pandemic raged elsewhere in the world and impacted China’s economy severely. Manufacturing activity came to a standstill as overseas orders were canceled. Chinese residents saw incomes and consequently, disposable income dwindle. This, coupled with the previous hoarding of food products, resulted in fewer orders for our products during the second quarter as customers tightened their belts and held back spending on perceived “luxury items” (such as premium-priced organic produce) and investing.

Fortunately, with the help of member promotion activities and sales promotions, we were still able to show a year-over-year 35% increase in revenue for the half of the year. This, however, fell short of the Company’s original sales forecast for the year.

One of the industries most impacted by the COVID-19 pandemic is the restaurant business. Our franchisees were hesitant to invest any capital in opening restaurants until lockdown measures were lifted for the restaurant industry. This caused our restaurant expansion plans to be temporarily suspended. The lockdown measures for restaurants were finally lifted in the third quarter. Customers are now able to dine indoors or outdoors without occupancy limits. We have been able to resume our restaurant expansion plans and the Company forecasts to resume opening 20-30 franchise restaurants monthly from September through December 2020.

While China has the pandemic largely under control now, there are still isolated reports of imported cases and patients getting re-infected. Given the unpredictable but extremely infectious nature of the COVID-19 virus and until an effective vaccine is introduced, it is entirely within the realm of contemplation that a national or regional lockdown may occur again should there be a resurgence. In such a scenario, any or all of the abovementioned scenarios may occur again and the repercussions on the Company’s businesses and operations cannot be predicted with any certainty.

Because substantially all of our business operations and our workforce are concentrated in China, should there be a national lockdown and the implementation of containment measures again, we believe there is a risk that our business, results of operations, and financial condition will be adversely affected. Potential impact to our results of operations will also depend on future developments and new information that may emerge regarding the duration and severity of the COVID-19 and the actions taken by government authorities and other entities to contain the COVID-19 or mitigate its impact, almost all of which are beyond our control. The impact of the COVID-19 on our business, financial condition, and results of operations include, but are not limited to, the following:

●	the supply chain of our products and our ability to fulfil orders;
●	our ability to source available labor and materials to renovate and retrofit our restaurants;
●	any restrictions on restaurants will also impact our expansion plans and revenue especially if indoor dining capacity is severely curtailed;
●	the curtailment of any in-person marketing, advertising and meetings;
●	the global stock markets have experienced, and may continue to experience, significant decline from the COVID-19 outbreak. It is possible that the price of our ordinary shares will decline significantly after the consummation of this offering, in which case, you may lose your investment.

Because of the uncertainty surrounding the COVID-19 outbreak, the business disruption and the related financial impact related to the outbreak of and response to the coronavirus cannot be reasonably estimated at this time. For a detailed description of the risks associated with the novel coronavirus, see “ Risk Factors - Risks Related to Our Business and Industry - We are exposed to the risks of an economic recession, credit and capital markets volatility and economic and financial crisis as a result of the COVID-19 virus pandemic, which could adversely affect the demand for our products, our business operations and expansion plans and our ability to mitigate its impact and provide timely information to our investors and the SEC.”

Results of Operations

For the year ended December 31, 2019 and 2018

The following table summarizes the results of our operations for the years ended December 31, 2019 and 2018, respectively, and provides information regarding the dollar and percentage increase or (decrease) during such periods.

	Years ended		Years ended
	December 31,		December 31,		Variance
	2019	% of revenue	2018	% of revenue	Amount	%

NET REVENUES
Net Product Revenue	$7,666,506	100%	$1,076,827	100	$6,589,679	612%
Net Service Revenue	16,077	-	-	-%	16,077	100%
Total Net Revenues	7,682,583	100%	1,076,827	100%	6,605,756	613%
COST OF REVENUES	5,778,167	75%	848,777	79%	4,929,390	581%
GROSS PROFIT	1,904,416	25%	228,050	21%	1,676,366	735%
OPERATING EXPENSES
Sales and Marketing Expenses	1,882,714	25%	324,905	30%	1,557,809	479%
General and Administrative Expenses	1,440,114	19%	680,823	63%	759,291	112%
Research and Development Expenses	340,534	4%	205,609	19%	134,924	66%
Total Operating Expenses	3,663,362	48%	1,211,337	112%	2,452,025	202%
LOSSFROM OPERATIONS	(1,758,946)	(23)%	(983,287)	(91)%	(775,659)	79%
Other Income, net	3,904	0%	3,189	0	715	22%
LOSS BEFORE INCOME TAX	(1,755,042)	(23)%	(980,098)	(91)%	(774,944)	79%
Provision for Income Taxes	-	-	-	-%	-	-%
NET LOSS	(1,755,042)	(23)%	(980,098)	(91)%	(774,944)	(79)%
OTHER COMPREHENSIVE LOSS
Foreign Currency Translation Adjustment	26,867	0%	29,183	3%	(2,316)	(8%)
COMPREHENSIVE LOSS	$(1,728,175)	(22)%	$(950,915)	(88)%	$(777,260)	(82)%

51

Net Revenue

Net revenue is equal to gross sales minus sales returns and sales incentives that we offer to our customers, such as discounts that are offsets to gross sales and certain other adjustments. Our net revenue consists of product revenue and service revenue. Product revenue was derived mainly from sales of Clean Food to customers in China via an online platform and a restaurant operated by the Company.

Net revenue increased by $6,605,756, or 613%, from $1,076,827 for the year ended December 31, 2018 to $7,682,583 for the year ended December 31, 2019. The increase was attributable to the increase in product revenue as we started operating our online platform in June 2018. The revenue increase was primarily due to the Company expanding its sales channels, increasing its sales force, and enhancing user experiences to increase recurring membership purchases. To a smaller extent, the Company also began operating its restaurant during this period.

The following table sets forth the breakdown of our net revenue for the years ended December 31, 2019 and 2018.

For the year ended December 31, 2019

	Net	% of Total	Sales	Average
Product category	revenue	revenue	quantities	selling price

Grains, oil, and spices	$3,811,172	49.6%	278,026	$13.71
Beverages, alcohol and tea	$1,060,858	13.8%	58,079	$18.27
Meat, poultry and eggs	$876,249	11.4%	52,102	$16.82
Other food	$687,426	9.0%	59,452	$11.56
Fresh fruits and vegetables	$539,052	7.0%	72,098	$7.48
Groceries	$462,003	6.0%	3,619	$127.66
Dried seafood	$229,746	3.0%	21,266	$10.8
Restaurant Services	$16,077	0.2%	n/a	n/a
Total	$7,682,583	100%	544,642

52

For the year ended December 31, 2018

	Net	% of total	Sales	Average
Product category	revenue	revenue	quantities	selling price
Grains, oil, and spices	$561,128	52.1%	57,803	$9.71
Fresh fruits and vegetables	$199,725	18.6%	20,944	$9.54
Meat, poultry and eggs	$105,855	9.8%	10,665	$9.93
Other food	$94,890	8.8%	9,828	$9.66
Dried seafood	$80,920	7.5%	8,728	$9.27
Beverages, alcohol and tea	$34,309	3.2%	2,034	$16.87
Total	$1,076,827	100%	110,002

Currently, we have seven major product categories for Clean Food: (1) grains, oil, and spices (2) fresh fruits and vegetables (3) meat, poultry and eggs, (4) dried seafood, (5) beverages, alcohol and tea, (6) other food, (7) groceries. Revenue is primarily generated from grains, oil, and spices, which account for 49.6% of the total product revenue for the year ended December 31, 2019 and 52.10% of the total revenue for the year ended December 31, 2018. Grains, oil, and spices had average selling prices of $13.71 and $9.71 for the years ended December 31, 2019 and 2018, respectively. Beverages, alcohol and tea had average selling prices of $18.27 and $16.87 for the years ended December 31, 2019 and 2018, and accounted for 13.8% and 3.2% of the total product revenue for the years ended December 31, 2019 and 2018, respectively.

Cost of Revenues and Gross Profit

Due to the commencement of the online platform in mid-2018, cost of sales and gross profit have both significantly increased in 2019. Cost of revenue, including tax surcharges, was $5,778,167 for the year ended December 31, 2019, an increase of $4,929,390, or 581% from $848,777 for the year ended December 31, 2018. Gross profit was $1,904,416 for the year ended December 31, 2019, an increase of $1,676,366 from $228,050 for the year ended December 31, 2018.

The following tables set forth the calculation of gross profit and gross margin for sales of major product categories of Clean Food for the years ended December 31, 2019 and 2018.

For the year ended December 31, 2019

	Net	Cost of	Tax	Gross	Gross
Product category	revenue	revenue	surcharges	profit	margin
Grains, oil, and spices	$3,811,172	$2,887,812	$18,447	$904,913	23.7%
Beverages, alcohol and tea	$1,060,858	$725,638	$4,635	$330,585	31.2%
Meat, poultry and eggs	$876,249	$725,619	$4,635	$145,995	16.7%
Other food	$687,426	$515,892	$3,295	$168,239	24.5%
Fresh fruits and vegetables	$539,052	$397,721	$2,541	$138,790	25.7%
Groceries	$462,003	$312,868	$1,999	$147,136	31.8%
Dried seafood	$229,746	$160,176	$1,023	$68,547	29.8%
Restaurant Services	$16,077	$15,866	$0	$211	1.3%
Total	$7,682,583	$5,741,592	$36,575	$1,904,416	24.8%

Groceries had the highest gross margin of 31.8% among the six product categories whereas meat, poultry and eggs had the lowest gross margin of 16.70% among products sold for the year ended December 31, 2019. Restaurant service revenue had a gross margin of 1.3%.

53

For the year ended December 31, 2018

	Net	Cost of	Tax	Gross	Gross
Product category	revenue	revenue	surcharges	profit	margin
Grains, oil, and spices	$561,128	$455,210	$2,180	$103,738	18%
Fresh fruits and vegetables	$199,725	$144,045	$777	$55,903	27%
Meat, poultry and eggs	$105,855	$91,228	$411	$14,216	13%
Other food	$94,890	$73,200	$369	$21,321	22%
Dried seafood	$80,920	$59,775	$314	$20,831	26%
Beverages, alcohol and tea	$34,309	$21,135	$133	$13,041	38%
Total	$1,076,827	$844,593	$4,184	$228,050	21%

Beverages, alcohol and tea had the highest gross margin of 38% among the six product categories whereas meat, poultry and eggs had the lowest gross margin of 13% for the year ended December 31, 2018.

The 3.8% overall increase in gross margin from 21% for the year ended December 31, 2018 to 24.8% for the year ended December 31, 2019 is because we only started online sales business in June 2018, and there were only seven months’ worth of revenue for the year ended December 31, 2018. The gross margin for grains, oil and spices increased by 5.7% primarily due to the pre-ordering service, which has a higher margin of approximately 23%, accounting for 10% to the total sales in this category in 2019, compared to 0% in 2018. Gross margin for beverages, alcohol and tea decreased by 6.8% mostly due to a product mix change. In 2019, we increased to 36 different products with various gross profits compared to only 15 in 2018. Gross margin for meat, poultry and eggs increased by 3.7% mainly due to the sales price increases ahead of costs due to the swine flu in China in 2019. With the expansion of products sold online, we expect to see the gross profit fluctuate.

Sales and Marketing Expenses

Sales and marketing expenses were $1.9 million for the year ended December 31, 2019, an increase of $1.6 million, from $0.3 million for the year ended December 31, 2018. The increase was attributable mainly to increased advertising expenses, higher sales commissions due to increased sales and growth in number of sales employees and their attendant salaries and employee benefits. Advertising expenses increased by approximately $0.2 million for the year ended December 31, 2019 from approximately $13,000 for the year ended December 31, 2018. Sales commissions increased by $1.0 million or 558%, from $0.2 million for the year ended December 31, 2018 due to the sales increase of 613%. Salaries and employee benefit expenses increased by $0.2 million from $0.1 million for the year ended December 31, 2018.

General and Administrative Expenses

General and administrative expenses were $1.4 million for the year ended December 31, 2019, an increase of $0.7 from $0.7 million for the year ended December 31, 2018. The increase was mainly attributable to increased salary and employee benefit expenses by $0.3 million and increased rent, utilities, and other office expenses by $0.2 million, due to the commencement of the online platform business and restaurant business and growth in number of employees.

Research and Development Expenses

Research and development expenses increased by $0.1 million for the year ended December 31, 2019 from $0.2 million for the year ended December 31, 2018. The increase in research and development expenses is due to the improvement and maintenance of our online platform.

54

Other Income

Other income consists primarily of non-operating income and interest income or expenses. Other income was $3,904 and $3,189 for the year ended December 31, 2019 and 2018, respectively.

Provision for income taxes

Our provision for income taxes was $nil for the year ended December 31, 2019 and 2018 as there were net losses for the two periods.

Other comprehensive income

Foreign currency translation adjustments amounted to $26,867 and $29,183 for the year ended December 31, 2019 and 2018, respectively. The balance sheet amounts, with the exception of equity, on December 31, 2019 were translated at 1.00 RMB to $0.1435 as compared to 1.00 RMB to $0.1454 on December 31, 2018. The equity accounts were stated at their historical rate. The average translation rates applied to the income statements accounts for the year ended December 31, 2019 and 2018 were 1.00 RMB to $0.1447 and 1.00 RMB to $0.1511, respectively. The change in the value of the RMB relative to the U.S. dollar may affect our financial results reported in U.S dollar terms without giving effect to any underlying change in our business or results of operation.

Liquidity and Capital Resources

We had cash of $546,294 and $99,359 as of December 31, 2019 and 2018, respectively. Net loss was $1.8 million for the year ended December 31, 2019. We had negative working capital of $1.6 million and $0.5 million as of December 31, 2019 and 2018, respectively. We have funded working capital and other capital requirements primarily by equity contributions from shareholders. Cash is required to pay purchase costs for inventory, salaries, selling expenses, rental expenses, income taxes, and other operating expenses.

As reflected in the Company’s consolidated financial statements, the Company had net losses of approximately $1.8 million and $1.0 million in fiscal year 2019 and 2018, respectively, and had negative working capital of $1.6 million and $0.5 million as of December 31, 2019 and 2018, respectively. The $1.1 million decrease of working capital mainly resulted from loss from the year and expansion of for the year ended December 31, 2019. In assessing its liquidity, management monitors and analyses the Company’s cash on hand, ability to generate sufficient revenue sources in the future, and operating and capital expenditure commitments. We may be able to obtain additional financing support from local banks for our operations. In addition, major shareholders of the Company have been providing and will continue to provide their personal funds, if necessary, to support the Company on an as-needed basis. Subsequently in 2020, major shareholders have lent approximately $723,000 to the Company and contributed approximately $164,000 to the Company. In order to fully implement our business plan and sustain continued growth, we may also need to raise capital from outside investors. At the present time, however, we do not have commitments of funds from any third party.

The following table sets forth cash flow data for the year ended December 31, 2019 and 2018:

	Years Ended
	December 31,
	2019	2018
Net cash used in operating activities	$(409,069)	$(533,224)
Net cash used in investing activities	(152,944)	(302,083)
Net cash provided by financing activities	1,004,934	923,876
Effect of changes of foreign exchange rate on cash	4,014	1,252
Net increase in cash and cash equivalents	$446,935	$89,821

Operating Activities

Net cash used in operating activities consists primarily of net income adjusted for non-cash items, including depreciation and amortization and adjusted for the effect of working capital changes. Net cash used in operating activities was approximately $409,069 for the year ended December 31, 2019, an increase in cash flow of $0.1 million, compared to net cash used in operating activities of $533,224 for the year ended December 31, 2018. The increase resulted from approximately $1.2 million increase in advance from customers due to increased pre-ordering, $0.4 million increase in accounts payable and $0.2 million of prepaid expense, offset by increased net loss of $0.8 million, deferred offering cost of $0.3 million, $0.6 million of advances to suppliers and $0.2 million of inventories.

55

Investing Activities

Net cash used in investing activities was approximately $152,944 for the year ended December 31, 2019, a decrease in cash used of $0.1 million, compared to $302,083 of net cash used in investing activities the year ended December 31, 2018. The decrease consisted mainly of decrease of $0.3 million capital expenditure for office and restaurant renovation, offset by increase of short term investment of certificate of deposit of approximately $72,000 and purchase of property and equipment of approximately $81,000 in the year ended December 31, 2019.

Financing Activities

Net cash provided by financing activities was approximately $1,004,934 for the year ended December 31, 2019, an increase of approximately $81,000, compared with cash provided by financing activities of $923,876 for the year ended December 31, 2018. The increase resulted from increased proceeds from equity contribution by approximately $790,000, offset by decreased related parties loans for the year ended December 31, 2019 by approximately $700,000, compared with the year ended December 31, 2018.

Contractual Obligations

The Company leases two offices under operating leases. The following table summarizes our contractual obligations, which are comprised entirely of operating lease obligations as of December 31, 2019, and the effect these obligations expected to have on our liquidity and cash flows in future periods:

		Payments due by period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Operating Lease Obligations	1,085,745	266,563	576,484	242,698	-
Total	1,085,745	266,563	579,484	242,698	-

None of the Company’s liabilities, other than obligations under operating leases, disclosed on the balance sheet represents contractual obligations.

Capital Expenditures

We had capital expenditures of $80,573 and $302,083 for the year ended December 31, 2019 and 2018, respectively.

Off -balance Sheet Arrangements

We are not a party to any off -balance sheet arrangements.

Critical Accounting Policies

We prepare our financial statements in conformity with accounting principles generally accepted by the United States of America (“U.S. GAAP”), which requires us to make judgments, estimates and assumptions that affect our reported amount of assets, liabilities, revenue, costs and expenses, and any related disclosures. Although there were no material changes made to the accounting estimates and assumptions in the past two years, we continually evaluate these estimates and assumptions based on the most recently available information, our own historical experience and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in our estimates.

We believe that the following accounting policies involve a higher degree of judgment and complexity in their application and require us to make significant accounting estimates. Accordingly, these are the policies we believe are the most critical to understanding and evaluating our consolidated financial condition and results of operations.

56

Consolidation of variable interest entity

A VIE is an entity that either has a total equity investment that is insufficient to finance its activities without additional subordinated financial support, or whose equity investments lack the characteristics of a controlling financial interest, such as through voting rights, and the right to receive the expected residual returns of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary of, and must consolidate, the VIE.

Guo Gang Tong is deemed to have a controlling financial interest in and be the primary beneficiary of Wunong Shenzhen because it has both of the following characteristics:

(1)	The power to direct activities at Wunong Shenzhen that most significantly impact such entity’s economic performance, and
(2)	The right to receive benefits from Wunong Shenzhen that could potentially be significant to such entity.

Pursuant to the contractual arrangements with Wunong Shenzhen, Wunong Shenzhen pays service fees equal to all of its net profit after tax payments to Guo Gang Tong. Such contractual arrangements are designed so that Wunong Shenzhen operates for the benefit of Guo Gang Tong and ultimately, the Company.

Accordingly, the accounts of the Wunong Shenzhen are consolidated in our financial statements pursuant to ASC 810-10, Consolidation. In addition, their financial positions and results of operations are included in our financial statements.

Use of estimates

In preparing the consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting years. Significant items subject to such estimates and assumptions include, but not limited to, the useful lives of property and equipment; allowance for doubtful accounts and advances to suppliers; assumptions related to the consolidation of entities in which the Company holds variable interests; the valuation of inventories; the useful lives and implicit interest rate of finance leases, and the realization of deferred tax assets. Actual results could differ from those estimates.

Revenue recognition

On January 1, 2017, the Company adopted Accounting Standards Update (“ASU”) 2014-09 Revenue from Contracts with Customers (FASB ASC Topic 606) using the modified retrospective approach. The results of applying Topic 606 using the modified retrospective approach were insignificant and did not have a material impact on the Company’s consolidated financial condition, results of operations, cash flows, business process, controls or systems.

The core principle underlying the revenue recognition ASU is that the Company will recognize revenue to represent the transfer of goods to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. This will require the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer. The majority of the Company’s contracts have one single performance obligation as the promise to transfer the individual goods is not separately identifiable from other promises in the contracts and is, therefore, not distinct. The initial payments received from pre-ordering are recorded in the advance from customers on the balance sheets and will not be recognized as revenue until transfer of goods. Shipping and handling are activities to fulfill the Company’s promise to transfer goods to customers, which are included in the sale price of the goods.

57

Revenue is recognized or realizable and earned when all five of the following criteria are met: (1) Identify the Contract with a Customer, (2) Identify the Performance Obligations in the Contract, (3) Determine the Transaction Price, (4) Allocate the Transaction Price to the Performance Obligations in the Contract, and (5) Recognize Revenue When (or As) the Entity Satisfies a Performance Obligation. The Company recognizes revenue based upon gross sales minus sales returns and sales incentives that the Company offers to its customers, such as discounts. Revenue is reported net of all value added taxes. The Company generally does not permit customers to return products and historically, customer returns have been immaterial.

The contract assets and contract liabilities are recorded on the Consolidated Balance Sheets as accounts receivable and customer deposits as of December 31, 2019 and 2018. As of December 31, 2019 and December 31, 2018, the balance of advances from customers was $1,454,261 and $127,781, respectively.

On January 1, 2017, the Company also adopted ASU 2016-08 Principle versus Agent Considerations (Reporting Revenue Gross versus Net), which amended the principal-versus-agent implementation guidance and illustrations in ASU 2014-09 to clarify how the principal-versus-agent indicators should be evaluated to support an entity’s conclusion that it controls a specified good or service before it is transferred to a customer. Under the new revenue standards, when a third party is involved in providing goods or services to a customer, the entity must determine whether its performance obligation is to provide the good or service itself (i.e., the entity is a principal) or to arrange for another party to provide the good or service (i.e., the entity is an agent). An entity makes this determination by evaluating the nature of its promise to the customer. An entity is a principal (and, therefore, records revenue on a gross basis) if it controls the promised good or service before transferring it to the customer. An entity is an agent (and records as revenue the net amount it retains as a commission) if its only role is to arrange for another entity to provide the goods or services.

The Company operates an online platform to sell Clean Food to retail customers and recognizes revenue on a gross basis. The Company is a principal because it controls the promised good or service before transferring it to a customer. This control is determined by the following indicators 1) The Company is the primary obligor in the sales transaction and responsible for providing products and service. 2) The Company bears the inventory risk. The Company will first indemnify customers for product damages and then request reimbursements from suppliers if the suppliers are determined to be responsible for the damages. 3) The Company selects suppliers and runs the entire sales process. 4) The Company sets the product price and has control over the entire transaction.

The Company applied a practical expedient to expense costs as incurred for costs to obtain a contract with a customer when the amortization period would have been one year or less. The Company has no material incremental costs of obtaining contracts with customers that the Company expects the benefit of those costs to be longer than one year which need to be recognized as assets.

Inventory, net

Inventories consist of raw materials and finished goods and are stated at the lower of cost or net realizable value. The cost of inventories is calculated using the weighted average basis. The Company reviews its inventories periodically to determine if any reserves are necessary for potential obsolescence or if the carrying value exceeds net realizable value. Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products.

Income taxes

The Company is subject to the income tax laws of the PRC. No taxable income was generated outside the PRC For the year ended December 31, 2019 and 2018. The Company accounts for income taxes in accordance with ASC 740, “Income Taxes”. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or future deductibility is uncertain.

58

ASC 740-10-25 “Accounting for Uncertainty in Income Taxes,” prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. It also provides guidance on the recognition of income tax assets and liabilities, classification accounting for interest and penalties associated with tax positions, years open for tax examination, accounting for income taxes in interim periods and income tax disclosures. There were no material uncertain tax positions as of December 31, 2019 and 2018. All tax returns since the Company’s inception are subject to examination by tax authorities.

Recent accounting pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): The amendments in this Update require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The amendments broaden the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The use of forecasted information incorporates more timely information in the estimate of expected credit loss, which will be more decision useful to users of the financial statements. This ASU is effective for annual and interim periods beginning after December 15, 2019 for issuers and December 15, 2020 for non-issuers. Early adoption is permitted for all entities for annual periods beginning after December 15, 2018, and interim periods therein. In May 2019, the FASB issued ASU 2019-05, Financial Instruments—Credit Losses (Topic 326): Targeted Transition Relief. This update adds optional transition relief for entities to elect the fair value option for certain financial assets previously measured at amortized cost basis to increase comparability of similar financial assets. The updates should be applied through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (that is, a modified retrospective approach). In November 19, 2019, the FASB issued ASU 2019-10 to amend the effective date for ASU 2016-13 to be fiscal years beginning after December 15, 2022 and interim periods therein. The Company does not believe this guidance will have a material impact on its consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement,” to improve the effectiveness of disclosures in the notes to financial statements related to recurring or nonrecurring fair value measurements by removing amounts and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, the policy for timing of transfers between levels, and the valuation processes for Level 3 fair value measurements. The new standard requires disclosure of the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. The amendments in this update are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The Company evaluated and deemed this standard has no material impact on the Company’s consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated financial position, statements of operations and cash flows.

59

Quantitative and Qualitative Disclosures about Market Risks

Interest Rate Risk

We are exposed to interest rate risk while we have short-term bank loans outstanding. Although interest rates for our short-term loans are typically fixed for the terms of the loans, the terms are typically twelve months and interest rates are subject to change upon renewal.

Credit Risk

Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. We manage credit risk through in-house research and analysis of the Chinese economy and the underlying obligors and transaction structures. We identify credit risk collectively based on industry, geography and customer type. To minimize credit risk, we cooperate with local big distributors, which are more recognized in the farmers’ markets and have better credibility history. This information is monitored regularly by management.

In measuring the credit risk of our sales, we mainly reflect the “probability of default” by the customer on its contractual obligations and considers the current financial position of the customer and the exposures to the customer and its likely future development.

Liquidity Risk

We are also exposed to liquidity risk which is risk that it is unable to provide sufficient capital resources and liquidity to meet its commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to other financial institutions and third parties to obtain short-term funding to meet the liquidity shortage.

Inflation Risk

We are also exposed to inflation risk Inflationary factors, such as increases in raw material and overhead costs, could impair our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and operating expenses as a percentage of revenue if the selling prices of our products do not increase with such increased costs.

60

Foreign Currency Risk

A majority of our operating activities and a significant portion of our assets and liabilities are denominated in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the Peoples’ Bank of China (“PBOC”) or other authorized financial institutions at exchange rates quoted by PBOC. Approval of foreign currency payments by the PBOC or other regulatory institutions requires submitting a payment application form together with suppliers’ invoices and signed contracts. The value of RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market.

INDUSTRY

Background to the Food Retail Industry in China and Our Food Products

The food retail market in China is highly fragmented both online and offline and will be the next frontier for e-commerce in China, according to a report released by Bloomberg Intelligence. The report named “China leads push into smart retail” discussed smart retail development in China and identified areas of focus in the industry.

As of the New China report on December 1, 2018, the online market share in the food retail category was less than 5%, and China’s leading internet platforms were focusing on it with strategic investments in the country’s largest grocery chains and planned to integrate online and offline shopping. (Source: http://www.xinhuanet.com/english/2018-12/01/c_137643102.htm). It started in March 2015 when Alibaba launched its Hema Fresh concept. The store offered freshly cooked food from produce it sold and integrated the online and offline experience through a mobile app that accepted payment and introduced products. Hema Fresh also doubled as a warehouse, providing 30-minute grocery deliveries for those living within 3 kilometers of a store. Hema Fresh had more than 100 stores in 19 cities of China. It offered fresh products from more than 100 countries and regions. More than 40 percent of its products were from overseas. Online orders accounted for more than 60 percent of total store sales for stores in operation for 18 months or longer. Analysts saw Hema Fresh as the best example of Chinese companies’ efforts to push forward smart retail initiatives, which are making Chinese consumers more demanding and sophisticated. Many Chinese companies followed suit. The technology developed for Hema Fresh had already been adopted by more than 30 retailers in China. RT-Mart, China’s leading hypermarket chain, was implementing the technology across all its stores. JD.com, another large e-commerce platform in China, had announced plans to open 1 million franchised convenience stores within five years. It had also introduced drone delivery project to solve the last-mile delivery problem. (Source: http://www.chinadaily.com.cn/a/201901/18/WS5c416f89a3106c65c34e543c.html)

The Bloomberg Intelligence report opined that the presence of China’s internet innovators in this space will likely spur industry consolidation over the next 10 years and that grocery was a natural area of growth because there were more opportunities to grow in a relatively small market (Source: http://www.xinhuanet.com/english/2018-12/01/c_137642997.htm).

Supporting this growth, mobile-payment transactions are expected to surge to about 1,270 trillion yuan in 2027 from 120 trillion yuan last year, based on consultancy iResearch and Bloomberg Intelligence’s analysis. In cloud-computing businesses, Alibaba and Tencent were expanding quickly for support, with revenue growth about triple-digit percentages. However, both companies were still at the early stages of global expansion, according to the report.

Green Food

According to an article titled “Green Food in China” by John Paull, “Green Food” is a Chinese eco-certification scheme for food. It certifies both the production process and the outcome. Green Food is produced with a controlled and reduced use of pesticides, together with a testing regime for pesticide residues. There is a contrast between Green Food, which is a certification of both production and outcome, and organic certification, which is a certification of production process alone.

61

For production of Green Food, four environmental criteria, need to be met:

1. “Area should meet the highest grade of air standards in China”;

2. “Heavy metal residues are restricted in irrigation, water and soil (tests for mercury, cadmium, arsenic, lead, chrome, etc.)”;

3. “Processing water must meet the National Drinking Water Standard”;

4. “Chemical applications are restricted and regulated, and some of the most poisonous pesticides and herbicides are banned”

Certified Green Food bears the Green Food logo which is a green circular graphic of a stylized bud accompanied by “Green Food” text, below or to the right of the graphic, in Chinese, or in Chinese and English.

(Source: John Paull, The Fenner School of Environment and Society, Australian National University, “Green Food in China”)

Article 9 of the Measures for the Administration of Green Food Logos (2012) [Revised] provides that products bearing the Green Food logo must comply with the Food Safety Law of the People’s Republic of China, the Agricultural Product Quality Safety Law of the People’s Republic of China and other laws and administrative regulations, fall under the scope approved by the Trademark Bureau of the State Administration for Industry and Commerce, and must meet the following conditions:

1.	the production site environment of products or product raw materials meet the environmental quality standards for green food production sites;
2.	pesticides, fertilizers, feeds, veterinary drugs and other inputs comply with the rules on the use of green food inputs;
3.	product quality meets the quality standards for green food products; and
4.	the packaging and storage meet the standards for the packaging and storage of green food.

The China Green Food Development Center (“CGFDC”), established under the jurisdiction of the Ministry of Agriculture and Rural Affairs of the People’s Republic of China in November 1992, is a specialized agency in China, in charge of Green Food logo licensing, organic agricultural products certification, Agri GI Products registration and protection, and local pollution-free agricultural products certification. The CGFDC joined the International Federation of Organic Agriculture Movements (“IFOAM”) in 1993. It is headquartered in Beijing, where its general office and divisions of logo management, authentication, sci-tech and standards, planning and finance, and international cooperation are located. Currently, the CGFDC has set up 42 local food regulatory agencies, commissioned 38 quality inspection agencies, and 71 green food producing environmental monitoring branches. (Source: https://en.wikipedia.org/wiki/China_Green_Food_Development_Center).

Green Food covers agricultural and forestry products, livestock and poultry, aquatic products, drinks and other products. Depending on the level of processing, Green Food includes primary products, primary processed products and fine processed products. (Source: http://www.greenfood.org.cn/ywzn/lssp/cjwt/201112/t20111213_5910531.htm)

The Green Food certification originally had two levels: “AA Green Food” and “A Green Food”. The “AA Green Food” standard is a stricter standard and indicates or equals to that of organic agriculture. In June 2008, Grade AA green food was suspended officially by the China Green Food Development Center. (Source: “Why Should We Protect the Interests of “Green Food” Certified Product Growers? Evidence from Kiwifruit Production in China” by Ruifeng Liu, Zhifeng Gao, Gongan Yan and Hengyun Ma)

62

Organic Food

According to an article titled “Organic Food in China: The Law Behind Luse Shipin and Youji Shipin” by Riccardo Berti (GeoProgress Journal, vol. 2 n. I, 2015), Chinese organic agriculture began in the late 1980s, driven initially by environmental concerns and later by export opportunities. The sector’s growth was remarkable, reaching over million hectares within five years. The Chinese government was quick to move to regulate the organic sector through a series of rules and regulations introduced since the mid-1990s. By 2005, compulsory organic standards and supervision systems were introduced for organic certification bodies operating in China, and as a consequence all organic products, including imports, must comply with the national rules and standards.

There are various regulations and agencies in the Chinese regulatory system for organic agriculture. At the forefront is the Certification and Accreditation Administration of the People’s Republic of China (CNCA), the national administrative body overseeing all types of certification and accreditation within China. Established by the State Council of China in August 2001, CNCA’s main mandate is to unify and streamline management of standards and certifications, which were previously managed by various departments, resulting in inconsistency. The China National Accreditation Service for Conformity Assessment (CNAS), the national accreditation body, does technical conformity assessment. CNAS conducts assessment and accreditation for inspection bodies, laboratories as well as certification bodies. The China Organic Product Certification applies to the production, processing, labelling and marketing, and management system of all natural food products. It applies to the manufacturing of all-natural products and the producers are subject to annual auditing.

“National Standard of the People’s Republic of China: Organic Products” (GB/T19630-2005) was introduced in January 2005, taking effect in April. In June 2005 CNCA issued “The Rule on Implementation of Organic Products Certification”. In 2009, CNCA organized expert meetings for the revision of “China National Standard for Organic Product”, with the new version of the national standard due to be issued in late 2010. The Technical Committee of Chinese Organic Certification was founded on 14 December, 2009.

The China Organic Product Certification standard covers crops, mushrooms, wild plants, livestock and poultry, aquaculture products, beekeeping products and their unprocessed products, among others. The China Organic Product Certification system is certified by certification organizations. Inspectors of all certification and certification training bodies must be approved and registered with the China Certification & Accreditation Association (“CCAA”). The China Organic Product Certification system, previously a dual system to check compliance with the relevant criteria consisting of on-site auditing and residue testing, with two certificates (Organic Certificate; Conversion to Organic Certificate with a conversion period of 3 years) delivered by certification bodies subject to annual surveillance audits, is currently a unified system certifying the production, processing and sales of all products in compliance with the organic product certification rules regulated under the Measures for the Administration of Organic Product Certification. The organic standards, i.e. National Standard of the People’s Republic of China: Organic Products (GB/T 19630.1~19630.4-2005), are based on international norms with added emphasis on contamination by pollutants and prohibited materials and quality management systems, especially record keeping and traceability (Source: Standards Map, Market Analysis Tools, International Trade Centre and China Organic Product Certification Foundation, http:/www.ofdc.org.cn.)

Upon the promulgation and implementation of the Measures for the Administration of Organic Product Certification, starting from April 1, 2014, the Conversion to Organic Certificate was abolished mainly due to the misuse by some producers resulting in confusion to the general public. There is now only one organic label for all of China and for all categories of products:

(Source: https://www.researchgate.net/publication/319955148_Organic_Food_in_China_the_law_behind_Luse_Shipin_and_Youji_Shipin)

63

ICH Products

The term “intangible cultural heritage” (“ICH”) as mentioned in the Intangible Cultural Heritage Law of the PRC (promulgated on February 25, 2011) refers to various traditional cultural manifestations which are handed down by the people of all nationalities from generation to generation and regarded as part of their cultural heritage, and objects and spaces relevant to traditional cultural manifestations, including:

(i)	traditional oral literature and the language as a vehicle thereof;

(ii)	traditional fine arts, calligraphy, music, dance, drama, quyi and acrobatics;

(iii)	traditional techniques, medicine and calendar;

(iv)	traditional rituals, festivals and other folk customs;

(v)	traditional sports and entertainment; and

(vi)	other ICH.

In 2006, the Chinese State Council approved and promulgated the First List of 518 ICH products comprising 8 ICH food products made with traditional food production techniques https://baike.baidu.com/item/%E9%A5%AE%E9%A3%9F%E7%94%B3%E9%81%97. In 2008, they approved and promulgated the Second List of 510 ICH products, of which 30 pertain to traditional food and beverage preparation techniques covering a range of food products ranging from beverages to tea, preserved food, pastry, poultry, meat, liquor, pork knuckle in soy sauce, roast duck, lamb hot pot, and vegetables pickled in soy sauce.

(Source: https://baike.baidu.com/item/%E7%AC%AC%E4%BA%8C%E6%89%B9%E5%9B%BD%E5%AE%B6%E7%BA%A7%E9%9D%9E%E7%89%A9%E8%B4%A8%E6%96%87%E5%8C%96%E9%81%97%E4%BA%A7%E5%90%8D%E5%BD%95)

Agri GI Products

According to an article titled “GI Protection in China: New Measures for Administration of Geographical Indications of Agricultural Products” by Wang Xiaobing and Irina Kireeva (Journal of Intellectual Property Law & Practice, 2010, Vol, 5, No. 11), geographical indications (“GIs”) are a type of intellectual property that identifies goods as originating from a particular territory and, as a result, as possessing specific characteristics, such as quality and reputation, which are attributable or essentially due to climatic conditions or the natural or human characteristics of that territory. Although GIs are a type of IP, they are not private rights in the usual sense such a patents or trade marks, but rather collective rights belonging to a group of people, being ‘owned’ collectively by the consortia or associations of producers and the state in which the products are produced. In that respect, GIs constitute part of a nation’s cultural heritage. (Source: https://www.researchgate.net/publication/270766413_GI_Protection_in_China_New_Measures_for_Administration_of_Geographical_Indications_of_Agricultural_Products)

Agri GI Products are agricultural products sourced from special regions of China, and normally named after the special regions. The quality and related features of these products are primarily dependent on the unique natural, ecological, historical and humanistic environment. The Ministry of Agriculture and Rural Affairs of the People’s Republic of China (“MARAPRC”) administers the registration of Agri GI Products, with the Agricultural Product Quality and Safety Center of MARAPRC managing the examination and expert appraisal of such products.

64

Agri GI Products are denoted with the following logo:

Pollution-Free Food

“Pollution-free Food” is not a voluntary certification but rather a mandatory standard for producers, with less stringent regulation on the residue limits of fertilizers, pesticides, drugs, heavy metals and other chemicals. It is intended to gradually become the basic standard for agricultural production in China and was introduced first in 2002 as a voluntary standard. It became mandatory in 2006 after many food safety related incidents had compromised the trust of Chinese consumers in Chinese food, and entail and trade restrictions had been imposed by other countries.

BUSINESS

Overview

We are a British Virgin Islands company incorporated on December 4, 2018, and conduct our business in China through our subsidiaries and variable interest entity, Wunong Technology (Shenzhen) Co., Ltd. We are an online and mobile commerce company and conduct our business through our online retail store on our Website - www.wnw108.com. We sell a myriad of food products on our Website. We do not grow, foster or manufacture any food products and all the food products sold on our Website are from our suppliers. We do not sell genetically modified food. We are committed to providing our customers with safe, high-quality, nutritious, tasty and non-genetically modified food products through our portfolio of trusted and well-known suppliers. Optimizing our Website and real-time data, we are able to respond to and match supply with demand for food products in keeping with consumer trends.

Food safety, product quality and sustainability are our core values. The food products/commodities sold on our Website are broadly categorized into (i) Green Food, (ii) Organic Food, (iii) intangible cultural heritage food products (“ICH Products”) (iv) agricultural products bearing geographical indications (“Agri GI Products”) and (v) Pollution-Free Products (genetically modified products excepted).

As of December 31, 2019, the portfolio of food products sold on our Website comprises 9.9% Organic Food (52 products), 4.9% Green Food (26 products), 2.1% Agri GI Products (11 products), and 83.1% of other food products (including non-genetically modified Pollution-Free Products) (435 products). The mix of food products sold on our Website is ever-changing, depending on food quality and safety, market demand, and customer preferences.

We also plan to open franchise restaurants throughout China that offer our food products and each of these restaurants will be equipped with a grocery section that sells our products. As of the date of this prospectus, we have launched our first restaurant in Shenzhen and plan to roll out other restaurants through franchisees throughout China. Our present restaurant model (which is subject to further refinement) allows a customer to rent our restaurant facilities, cook and serve food utilizing the food products purchased from us.

65

We generate revenue only from the sale of food products/commodities on our Website, which includes custom pre-sales of food products/commodities such as crops. We will have another source of income from our restaurants once they are fully operational.

For fiscal year ended December 31, 2019, our total revenue was $7,682,583, comprising entirely of online sales of food products on our Website.

We received an Internet Content Provider (“ICP”) license for value-added Internet information services on December 21, 2018. As we only sell food products that we have purchased from suppliers on the Website instead of operating an online marketplace which matches third party sellers and buyers, we are legally not required under Chinese law to obtain an ICP license. We have, however, obtained an ICP license just to preserve the option to run the aforementioned online marketplace in the future. The ICP license is a permit issued by the Chinese Ministry of Industry and Information Technology to permit China-based websites to operate in China.

On September 16, 2019, Wunong Shenzhen joined the International Federation of Organic Agriculture Movements (“IFOAM”). IFOAM, founded in 1972, is the only international umbrella organization for the organic world, uniting a diverse range of stakeholders contributing to the organic vision, having affiliates in more than 120 countries. It works towards true sustainability in agriculture, from the field, through the value chain to the consumer. From building awareness among the public and advocating for sustainable policy, to building capacity and facilitating the transition of farmers to organic agriculture, IFOAM aims to strengthen the organic movement and lead it forwards. (Source: https://www.ifoam.bio/en/about-us). According to IFOAM, organic agriculture is based on the principles of heath, ecology, fairness and care, and by joining IFOAM, we inherit the above principles and are committed to providing superior safe, healthy, and sustainable food products.

Our Website

We launched our Website (www.wnw108.com) in June 2018 to function as an online retail store of quality “clean” food products and commodities We maintain an account on WeChat, a PRC multi-purpose messaging, social medial and mobile payment app (ID: AITAwnw), where one may also access our Website.

As of December 31, 2019, we had over 398,884 registered users on our online sales platform, of which approximately 85,594 of them are monthly active users.

“Registered users” are customers who have entered and registered themselves on our Website (including through our WeChat account and app). “Active users” refer to registered users who have placed an order on our Website within the last 180 days and have made a successful purchase. Our users are not required to pay any monthly or annual fees.

Sale of Food Products on our Website

Only registered users are allowed to purchase food products and commodities from our Website. Prospective purchasers accept a User Agreement when they register themselves and open an account with us. Similarly, our pre-screened suppliers are required to subscribe to the terms of a WNW108.com Self-Operated E-Commerce Cooperation Agreement as part of our qualification process.

As of December 31, 2019, the portfolio of food products sold on our Website comprises 9.9% Organic Food (52 products), 4.9% Green Food (26 products), 2.1% Agri GI Products (11 products), and 83.1%of other food products (including non-genetically modified Pollution-Free Products) (435 products). Of these 524 food products, 161 products fall under the category of “Rice, Flour, Grain and Oil” (30.7%), 34 products under “Meat, Eggs, Poultry and Milk Products” (6.5%). There were 73 kinds of “fresh fruit and vegetable products” (13.9%), 87 products (16.6%) under “wine and tea drinks”, 90 products (17.3%) under “leisure non-staple food”, 32 “traditional nourishing” products (6.1%), 26 “dried seafood” products (4.9%) and 21 “daily necessities” (4%). We do not produce any of our food products but purchase them from our suppliers for resale on our Website.

Some examples of our food products in each category are:

Organic Food - Yangxian Black Rice, Baiyinxile Organic Flour, Frog Sound Organic Grain Flour, etc.;

Green Food - Monk Head Flour, Snowy Field Cilantro Seed Oil and Fuzhiyuan Fragrant Rice;

Agri GI Products – Hengshan Goat Meat; Dangshan Pears, Fuping Persimmons etc.;

ICH Products – Xinyuan Premium Sausages, Fan Old Wine, Fengyu Hundred Year Old Oil Workshop Pure Balm etc.; and

Pollution-free Products – Huoshanyan Rice, Jinhuakui Noodle, Fuzhiyuan Rice, Tangjixiang Flour etc.

Approximately 33% of our products are exclusive to our Website (including our private labeled wines), approximately 54% are available on other e-commerce platforms for purchase and the remainder of our portfolio may be obtained from a myriad of other sources, for example, brick and mortar stores.

Our Website lists our food products and offers an image and description of each product, including that product’s inventory, number of that product sold, origin and delivery terms. Registered purchasers are able to buy our products by simply clicking a “purchase” button on Website. Most purchasers opt to pay for their order simultaneously through a mobile payment app, such as WeChat Mobile Pay and Alipay.

66

Once payment is made, an order is generated and the supplier is notified of the order simultaneously. The order is then fulfilled by the supplier on our behalf within 24 hours (or 48 hours for special orders such as bulk sale orders). Our suppliers typically utilize the services of third party couriers, such as SF Express, Yunda Express, Zhongtong Express and China Post to ship the orders.

Our customers have one (1) day from the day of delivery to inspect perishable goods and seven (7) days for non-perishables. Within this period of inspection, they have the opportunity to raise any deficiency claims in quality or quantity which will be rectified by the relevant supplier upon verification of such claim by our customer service agents. If the supplier fails to rectify the deficiency, we will refund the customer the full price of the order. The customer is deemed to have accepted the goods after the inspection period and our Website will automatically close out the order(s). We will then arrange payment to the supplier in accordance with the supplier’s billing cycle.

Presently, we generate revenue only from the sale of food products/commodities on our Website, which includes custom pre-sales of food products/commodities such as crops. For example rice is a very popular product and some customers may prefer to purchase fresh rice instead of rice that has been grown and stored for a while. With our pre-ordering service, our customers can contact us and pre-order a quantity of rice typically at a discount off the usual list price. The payment arrangement with suppliers, however, is different when it comes to our pre-ordering service. After a pre-order is made, the customer will make full payment to us through the aforementioned services.

Upon receipt the payment, we will pay 50% as a first installment to the supplier. Once the rice is harvested, we will pay 30% to the supplier and upon delivery and acceptance of the rice by the customer after the aforementioned inspection period, we will pay the balance to the supplier. An interesting aspect of such pre-orders is that customers are able to monitor the stages of growth of certain crops grown specially for them through our Website and even view these crops in real-time through cameras installed by the farmers. Presently customers are only able to pre-order crops although we are considering expanding our offering to livestock as well.

Our Suppliers

We source our suppliers through multiple channels: (i) from our own research through Search Engine Optimization (“SEO”) and outreach, (ii) through referrals from our present customers, (iii) direct referrals from our local food co-operatives and service centers and finally (iv) through meeting them at our food expos.

By far, our most reliable source of finding new suppliers of quality products has been through referrals from our existing customers. Customers who register and open an account with us on our Website are given the option to register themselves as our official “search agents”. Once a referred food product is successfully qualified by us, the referring agent is paid a two percent (2%) referral fee to the product introducer on all food products sold on our Website and fulfilled by that supplier.

An agent typically initiates a referral by contacting one of our local service centers. The agent will usually provide a description of the supplier, the supplier’s contacts and product samples. The relevant local service center will then review the information and evaluate the potential market for the recommended food product.

The local service center will conduct due diligence on the supplier, which may include among other things, a site visit to the supplier’s farms, manufacturing and packing facilities and inspection of the supplier’s certifications and licenses. They will also assist in negotiating the selling prices of the food products from the supplier to us, recommend the listing/resale prices of the food products on our Website as well as determine the geographical regions in which the products may be shipped to. As compensation for the center’s assistance, we will pay it a three percent (3%) commission on the sale of all that supplier’s food products on our Website.

Once we have reviewed the report from the local service center, we will conduct our own due diligence and market research on the prospective supplier’s food products. In some instances, the search agent may make a referral directly with us and in that case, we will do our own due diligence with no involvement from the local service center. In that regard, we would typically request a sample of the food product and request certain qualification documents from the food supplier, such as its business license, tax registration certificate, trademark registrations, product quality reports, custom reports and certificates of inspection and quarantine. We have our own in-house examination team to run tests on the samples to determine if they comply with national standards for Green Food, Organic Food etc.

67

Once we are satisfied and have determined the marketability of the food products, we will negotiate and enter into a WNW108.com Self-Operated E-Commerce Cooperation Agreement with the supplier to supply food products to us for resale on our Website.

No one supplier accounts for more than 10% of our revenue for fiscal year 2018 and through the date of this prospectus.

As of December 31, 2019, we have approximately 28,420 registered customer/search agents. Approximately 95% of the food products sold on our Website are from suppliers recommended to us by these agents. We also have more than 99 local service centers located in 16 provinces in China working with us.

Our Customers

No customer accounts for more than 10% of our revenue for fiscal year 2018 and through the date of this prospectus. Prospective purchasers are required to register with us and open an account on our Website by accepting a User Agreement. Our customers are typically middle-income couples and are referred to us by other registered users through word of mouth or through our own marketing efforts.

Each registered user possesses a unique QR code. A new customer will be asked to identify his/her referrer (registered user) by scanning that referrer’s unique QR code and if identified, the referrer will earn a commission on all orders placed by that new customer.

Commissions

We have historically paid the following commissions on the sale of our food/products/commodities for the referrals of new food products and new customers:

New Food Products

(iii)	2% on the sales of the relevant food product after it was referred by a customer and qualified for sale on our Website to the referring customer;
(iv)	3% on the sales of the relevant food product to the local service center for assessing the food product

New Customers

(iii)	2% on all orders placed by a new customer to the referring customer;
(iv)	10% on all orders placed by a new customer to the relevant local service under which the new customer is under the “jurisdiction” of.

Beginning August 2019, we began to negotiate and execute a new commission structure in stages, which is now fully implemented as of January 1, 2020:

There are no more commissions paid for the referrals of new food products.

Customers with an accumulated spending of over RMB 999 (approximately, $144) will be designated “Privileged Customers”. A referring Privileged Customer will be paid an 8% commission of all purchases made by its referee customer. However, only for the first purchase this referee customer makes, the referring Privileged Customer will be paid a 30% commission on the referee customer’s first purchase, capped at RMB300 (approximately, $43). In the event the referee customer subsequently qualifies as a “Privileged Customer”, the referrer’s commission is reduced from 8% to 2% of the referee customer’s purchases.

A referrer who is not a Privileged Customer will not be paid any commissions for referring new customers.

The local service center will now be paid a 3% on all purchases made by customers within its jurisdiction.

Local Service Centers

We have established cooperation relationships with over 100 local service centers nationwide across 15 provinces in China, including Shanxi, Xinjiang, Gansu, Henan, Hebei, Sichuan, Hunan, Guangdong and Guangxi and we have signed a Cooperation Agreement on Operating Service Centers with each of them. The role of local service centers is integral in our business as they serve as a bridge between us, our suppliers and our customers.

Local service centers are established throughout China based on the needs of China’s regional economies, population distribution, consumption habits and capacity and other conditions. They are formed and owned by private individuals who have become familiar with and interested in our products and mission statement. These individuals typically get to know us through our advertisements, conferences and promotional activities and reach out to us to express an interest in setting up a local service center to assist our business operations.

After a period of negotiation, we typically enter into an exclusive cooperation agreement with these local service centers and the initial period of cooperation is usually for two years, renewable for subsequent terms if the parties so desire within 30 days of the applicable expiration date. Our responsibilities would include providing the necessary training to the local service centers on product knowledge and marketing, after sales services and customer consultations. We would determine the scope of publicity within the geographic area of the local service centers.

Either party may terminate the agreement with one month’s notice. Additionally, we may terminate the agreement if:

●	the local service center has no business with us for two months;
●	the local service center is not able to meet its budget for three consecutive months; or
●	the local service center breaches the agreement

Apart from assisting us with conducting due diligence on a prospective supplier, these local service centers also actively promote our products within their community using our promotional materials while maintaining our corporate image and level of service. There are no offline sales between local service centers and customers. Rather, all prospective customers are directed to register and place their orders on our Website.

Each local service center is staffed with at least three personnel: a business leader, a financial officer and a community owner. Depending on the needs of the local service center, each position may be staffed by more than one individual and each local service center may set up off-shoot service centers under its purview to manage its workload.

During negotiations with a prospective supplier, the local service center will supply our commodities department with pertinent information such as information on all products originating from the place where the supplier is located, consumer demand, local pricing information, market potential assessment and competition from similar products. It will also assist us in information verification within its jurisdiction. The local service centers are however not authorized to enter into any agreements or negotiate on our behalf as such negotiations are undertaken by us directly with the prospective supplier.

Quality Control Team

As we do not produce any of our food products, one of the ways we safeguard the quality and safety of our food products is through our quality control team, which presently comprises ten (10) experienced food experts who are familiar with national food standards and accreditation. This team used to travel regularly throughout China to visit our food suppliers to conduct onsite due diligence studies on the farms and factories where the food products are grown, manufactured and packaged.

Of the 10 members of our quality control team, 3 hold bachelor’s degrees, 7 hold associate diploma degrees and one holds a professional accreditation in quality control. Their work experience ranges from 2-20 years in the food-related industries. We have divided our products into 10 broad categories, namely, grains and oil, meat and eggs, beverages, marine products, non-staple food, fruits and vegetables, tonics, Wunong 108 products, snacks and daily used articles and each member is in charge of inspecting one category. Each team member is able to inspect 40-50 products annually. Products that are already being sold on the Website are inspected once a year.

Since the advent of the COVID-19 pandemic, our quality control team will now not conduct on-site inspections unless special circumstances warrant it. We rely on our suppliers to provide proof of government licensure including the relevant quality inspection reports, to prove that they meet national or industry quality standards. We strictly review their qualification documents to ensure that their compliance is legal and meets the various quality indicators claimed by their food label. Each supplier must also mail samples consistent with the products that are applied for sale, and are subject to physical examination by our quality control team before they can be approved for sale.

Finally, we require all suppliers to provide their qualifications, including but not limited to business licenses, food production licenses, food business licenses, organic food licenses, Green Food licenses, ICH food Products licenses etc. We will verify these licenses at the relevant PRC government websites (e.g. National Certification and Accreditation Supervision Committee and the State Administration of Industry and Commerce) and be assured that they meet the applicable national standards and accreditation.

In order to complement the heavy workload of our internal quality control team, we have also hired a third-party food inspection agency to conduct random sampling tests on our food products and assist in the quality inspection and supervision function.

Restaurants

As of the date of this prospectus, we have sub-leased 5,812 square feet (539.98 m2) at Rooms C106, C107, C108, C109, C110, C111, C112 on Hangcheng Street, Hourui No.2 Industrial District, Zhichuang Juzhen Industrial Park, Bao’an District, Shenzhen and soft-launched our first restaurant there. We also plan to automate our restaurant to offer a unique dining experience and provide a grocery section for onsite purchases of our food products.

68

This restaurant offers us the opportunity for management system testing, dish product research and personnel training. Additionally, we are constantly assessing the effectiveness of various marketing promotions and initiatives.

If this restaurant model proves to be successful, we plan to identify and work with franchisees to open more restaurants throughout China. The name of our current restaurant is “Wunong Food Hall” and we plan to use the same name for all our franchise restaurants. Our expansion to these franchisees would be premised on our ability to export a safe food supply chain (all the ingredients for the dishes will be sourced from us), construct a robust catering management system and implement an effective marketing campaign to optimize community education and market penetration.

Each franchised restaurant will be owned and operated independently whilst maintaining our corporate image and name, “Wunong Food Hall”.

Eventually, not only will these restaurants boost sales of our food products as we shall be the sole supplier of their ingredients, they will also function as offline grocery stores selling our food products. We may outsource some managerial oversight to the local service centers in the same locality as the restaurants according to their needs. The restaurants will also add another source of revenue in terms of franchise fees and restaurant-related revenue such as fee-based management training, dish development, community marketing activities etc.

We plan to roll out about 100 franchise restaurants in 2020, 120 restaurants in 2021 and 120 in 2022.

Due to the impact of COVID-19 pandemic, we did not open any new franchise restaurants in the first half of 2020. The PRC reopened and resumed business in April 2020. We have been actively deploying our restaurant expansion and franchising plans beginning the third quarter of 2020.

Presently, we are expanding our restaurants based on the coverage of local service centers. Since we are headquartered in Shenzhen, we have already signed franchise agreements for 25 restaurants in the Shenzhen area, which will all be set up by year end 2020. Based on the status of business negotiations, we also expect to replicate this model in Huizhou and Zhuhai with executed franchise agreements in October and the setting up of the restaurants thereunder to be completed in November and December 2020. Accordingly, we expect to average the establishment of 20-30 restaurants per month from September through December 2020 with an aggregate of 100 by the end of 2020.

We plan to roll-out our expansion plans based on the “local service center-centric” model. We expect to replicate this model in Huizhou and Zhuhai with executed franchise agreements in October. Each aspect of operations will be replicated – from food supply chain, marketing and management logistics with the exception that management will be coordinated from the relevant local service center level instead of the Company’s Shenzhen headquarters. Each local service center will function autonomously but in accordance with the franchise model. Each restaurant is also integrated with the others within the same group. Management of the Company will, however, form the backbone and provide back room support, such as problem-solving to the local service center and its restaurants. For example, our existing suppliers will provide the food supplies to these new restaurants. Marketing will follow that used by the Company but localized to the various districts.

China has already eased lockdown measures and re-opened “green channel measures” for the logistics and transportation of the food to ensure the effective supply of food to our restaurants. The only challenges we foresee, if any, would be in managing the local service centers and ensuring their and their restaurants’ compliance with the franchise model, both from an operational aspect and in the quality of restaurants’ services and offerings.

We, through our first-launched restaurant, had already adopted an online smart ordering system (via our app in smart phones), an automated waiter system and kitchen facilities. All these comprise our catering management system which we shall roll-out to our franchisees. Our suppliers of food products for Website are also the same suppliers of food for these restaurants, thus ensuring a safe and robust food supply chain. Finally, all the planned franchise restaurants are situated adjacent to local service centers. As such, our marketing campaign centers around marketing at the local service centers and online.

Our franchising fee structure will comprise a one-off franchising fee of RMB50,000 and an annual management fee of RMB10,000 for standard-size (around 200 square meters) restaurants; and a one-off franchising fee of RMB 10,000 and annual management fee of RMB 5,000 for smaller-sized (around 50 square meters) restaurants.

Each franchisee may have one or more restaurants in operation. Each restaurant’s appearance must comply with the Company’s standards. All food supplies are to be sourced through the Company and from our suppliers. The franchisee’s management system, food supply chain, production standards, etc. are subject to our periodic review and verification and integrated into ours. In return, we will provide the franchisee with access to our management systems, suppliers, membership management training and other services. Each franchisee has agreed to purchase at least RMB 150,000 (approximately, $22,000) in food products from us per quarter. If such such purchase threshold is not met for two consecutive quarters, the relevant franchise agreement may be terminated and any fees paid are non-refundable. We do not provide any financing arrangements or referrals to our franchisees.

Our restaurant model is a newly-launched business initiative with a very short operating history. It is not a mature business segment and our business model may be adjusted from time to time in response to market demands. Our management has not had much experience in the restaurant franchise business. Additionally, we believe that our restaurant business is subject to the following risks and uncertainties, which may affect our roll-out plans:

·	The construction of a catering management system may require more time and investment for optimization and update;
·	We will be reliant on a third-payment payment services and any disruption in those services will affect our revenue;
·	Our ability to attract franchisee investors is subject to the Chinese government’s fiscal and tax policies in the food service, catering and restaurant industries.
·	As each franchised restaurant will be independently owned and operated, the quality of service and products may vary and this may affect our image and operations.

Seasonality

We experience seasonality in our business, reflecting seasonal fluctuations in food production during different times of the year. For example, we generally experience fewer transactions on our Website during national holidays in China such as the Chinese New Year which usually occurs during the first quarter of each year. Food suppliers usually have limited food inventory between the winter and spring, and more during summer and autumn, and this directly translates to fluctuations in the prices of the food products.

Cybersecurity

Various laws and regulations, such as the Cyber Security Law of the PRC, govern the collection, use, retention, sharing, and security of the personal data we receive from and about our users. Privacy groups and government bodies have increasingly scrutinized the ways in which companies link personal identities and data associated with particular users with data collected through the internet, and we expect such scrutiny to continue to increase. We have adopted policies, procedures and guidelines to comply with these laws and regulations and protect the personal privacy of our customers and the security of their data. Our board of directors has general oversight power over cybersecurity issues and delegates the daily supervision responsibility to our chief executive officer, Mr. Xiaogang Qin. The head of our IT department directly reports cybersecurity status to Mr. Qin, and in case of a cybersecurity incident, Mr. Qin will report the incident to our board of directors to take appropriate and timely measures in response to the incident. See “Risk Factors—Risks Relating to Our Business and Industry—Our business generates and processes a large amount of data, which subjects us to governmental regulations and other legal obligations related to privacy, information security and data protection. Any improper use or disclosure of such data by us, our employees or our business partners could subject us to significant reputational, financial, legal and operational consequences.”

Our Corporate History and Structure

We were incorporated as “Advancement International Limited” (“Advancement International”) under the laws of British Virgin Islands on December 4, 2018 by three shareholders, namely Kindness Global Company Limited, Four Dimensions Global Investment Limited and Wisdom Global Company Limited. Union International Company Limited was included as a fourth shareholder on February 14, 2019 when Kindness Global Company Limited transferred 17,000 Ordinary Shares to Union International Company Limited.

Kindness Global Company Limited, a BVI company incorporated in October 1, 2018, that is 100% owned by Kindness Global Holdings Limited, a BVI company, which is, in turn, 100% owned by Mr. Peijiang Chen, a Chinese citizen, our Chairman and director and shareholder and director of Wunong Shenzhen; Four Dimensions Global Investment Limited, a BVI company that is 100% owned by Four Dimensions Global Holdings Limited, a BVI company, which is, in turn, 100% owned by Mr. Changbin Xia, a Chinese citizen and a shareholder and director of Wunong Shenzhen; Wisdom Global Company Limited, a BVI company that is 100% owned by Wisdom Global Holdings Limited, a BVI company, which is, in turn, 100% owned by Mr. Hanwu Yang, a Chinese citizen and a shareholder and director of Wunong Shenzhen; Union International Company Limited, a BVI company that is 100% owned by Union International Holdings Limited, a BVI company, which, in turn, is 100% owned by Mishan City Shenmi Dazhong Management Consulting Partnership (Limited Partnership), a PRC limited partnership comprising 14 partners, all of whom are PRC citizens and natural persons. We do not foresee a conflict of interest with any of Kindness Global Company Limited, Kindness Global Holdings Limited, Four Dimensions Global Investment Limited, Four Dimensions Global Holdings Limited, Wisdom Global Company Limited, Union International Company Limited and Mishan City Shenmi Dazhong Management Consulting Partnership (Limited Partnership) as the latter are all holding companies with no business operations.

On February 15, 2019, Advancement International acquired all shares of Vande pursuant to an Instrument of Transfer, Sold Note and Bought Note recorded with Registrar of Companies in Hong Kong Special Administration Region (SAR).

Vande, incorporated on April 6, 2017 in Hong Kong, SAR, incorporated Guo Gang Tong (“WFOE”) in the People’s Republic of China with a registered capital of RMB5,000,000 (approximately, $707,500) on December 28, 2018.

WFOE, in turn, entered into a series of contractual agreements on March 2, 2019 with Wunong Shenzhen, a company incorporated in the People’s Republic of China on June 16, 2015 with a registered capital of RMB5,000,000 (approximately, $707,500) Wunong Technology (Shenzhen) Co., Ltd wholly owns a subsidiary, Wunong Catering Chain Management (Shenzhen) Co., Ltd, which it incorporated in the PRC with a registered capital of RMB 5,000,000 on November 27, 2018.

69

On August 19, 2019, we changed our name from “Advancement International Limited” to Wunong Net Technology Company Limited.

On November 15, 2019, Kindness Global Company Limited transferred 2,500 Ordinary Shares to Fragrance International Group Company Limited. Also on November 15, 2019, we issued 6,667 Ordinary Shares to Soaring International Company Limited and 3,333 Ordinary Shares to each of Morning Choice International Company Limited, August International Group Company Limited and Eternal Horizon International Company Limited.

On December 2, 2019, we filed amended memorandum and articles of association with the BVI Registry of Corporate Affairs to change the par value of our Ordinary Shares from $1 to no par value and to forward split our issued and outstanding Ordinary Shares from 66,666 to 20,000,000.

The following diagram illustrates our current corporate structure:

Pursuant to PRC laws, each entity formed under PRC law shall have certain business scope approved by the Administration of Industry and Commerce or its local counterpart. As such, WFOE’s business scope is to primarily engage in enterprise management and consulting, food safety solutions, food packaging marketing and planning, food technology and development, consultation on food sourcing and producing/growing/fostering technology, design and technology development of packaging materials and rubber/plastic products, and technology assignments. Since the sole business of WFOE is to provide Wunong Shenzhen with technical support, consulting services and other management services relating to its day-to-day business operations and management in exchange for a service fee, such business scope is necessary and appropriate under PRC laws.

Wunong Net Technology Company Limited is a holding company with no business operation other than holding the shares in Vande. Vande is a pass-through entity with no business operation. WFOE is exclusively engaged in the provision of enterprise management and consulting, food safety solutions, food packaging marketing and planning, food technology and development, consultation on food sourcing and producing/growing/fostering technology, design and technology development of packaging materials and rubber/plastic products, and technology assignments.

70

Our principal executive offices are located at B401, 4th Floor Building 12, Hangcheng Street, Hourui No. 2 Industrial District, Southern Section, Zhichuang Juzhen Double Creative Park, Bao’an District, Shenzhen, PRC, and our phone number is +86-755-85255139. We maintain a corporate website at www.wnw108.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

Contractual Arrangements between WFOE and Wunong Shenzhen

Due to PRC legal restrictions on foreign ownership in the value-added telecommunications services, neither we nor our subsidiaries own any equity interest in Wunong Shenzhen. Instead, we control and receive the economic benefits of Wunong Shenzhen’s business operations through a series of contractual arrangements. WFOE, Wunong Shenzhen and its shareholders entered into such a series of contractual arrangements, also known as VIE Agreements, on March 2, 2019. The VIE agreements are designed to provide WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Wunong Shenzhen, including absolute control rights and the rights to the assets, property and revenue of Wunong Shenzhen.

According to the Exclusive Technology Consulting Services Agreement between WFOE and Wunong Shenzhen, which is one of the VIE Agreements that was also entered into on March 2, 2019, Wunong Shenzhen is obligated to pay service fees to WFOE.

Each of the VIE Agreements is described in detail below:

Contracts that enable us to receive substantially all of the economic benefits from the variable interest entity

Exclusive Technology Consulting Services Agreement

Pursuant to the Exclusive Technology Consulting Services Agreement (“Service Agreement”) by and between Wunong Shenzhen and WFOE, WFOE provides Wunong Shenzhen with technical and consulting services for which WFOE collects a service fee each month based on the following formula: the balance after subtracting accumulated losses, actual operating costs, retention of operating capital and taxes that have been paid from our income.

Wunong Shenzhen has recorded a negative monthly profit from April 1, 2019 through December 31, 2019. Its after-tax monthly balance has been negative and consequently, no service fees had been paid over to WFOE.

Legend: 10,000 (RMB)

	Cumulative Income	Cumulative Cost	Cumulative Loss	Cumulative Operating Capital Retention	Income Tax Payable	Service Fee
April 2019	1,236.34	888.57	427.28	-	-	-79.51
May 2019	1,412.98	1,019.13	543.88	-	2.19	-152.22
June 2019	1,670.34	1,210.18	719.46	-	-	-259.30
July 2019	2,351.95	1,714.09	870.18	-	-	-232.32
August 2019	2,490.26	2,327.57	640.75	-	-	-478.06
September 2019	2,936.74	2,691.73	766.14	-	-	-521.13
October 2019	3,719.28	2,802.81	1,455.59	-	-	-539.12
November 2019	4,575.94	3,451.91	1,455.59	-	-	-543.70
December 2019	5,603.97	4,268.33	2,049.82	-	-	-714.18

Unless otherwise provided in this Service Agreement or separately agreed upon by WFOE and Wunong Shenzhen, the term of this Services Agreement is ten (10) years, effective from March 2, 2019.

Equity Pledge Agreement

Pursuant to the Equity Pledge Agreement by and among WFOE and the shareholders of Wunong Shenzhen (the “Wunong Shenzhen Shareholders”), the Wunong Shenzhen Shareholders pledged all of their equity interests in Wunong Shenzhen to WFOE as collateral to guarantee the performance of Wunong Shenzhen to pay the service fee under the Service Agreement. The pledge shall be effective upon recording of such pledged equity interests on Wunong Shenzhen’s register of shareholders and registration with the competent government authorities, and shall expire two (2) years after the expiry date of term for the performance of all obligations under the Service Agreement.

Under the terms of the agreement, in the event Wunong Shenzhen or its shareholders breach(es) its/their respective contractual obligations under the Service Agreement, WFOE is entitled to enforce its rights as pledgee including without limitation, transferring such equity interests to itself or its designee, auction, sale or other means of disposition of the equity interests as permitted under law.

Contracts that give us effective control of the variable interest entity

Exclusive Purchase Rights Agreement

Pursuant to the Exclusive Purchase Rights Agreement by and among WFOE, Wunong Shenzhen Shareholders and Wunong Shenzhen, the Wunong Shenzhen Shareholders irrevocably and unconditionally grant WFOE an exclusive option, to the extent permitted by PRC laws, to purchase all or partial equity interests of Wunong Shenzhen at any time. In the event WFOE exercises said option, the purchase price of the equity interests shall be either (1) the amount of the paid-in capital contribution to the registered capital of Wunong Shenzhen in proportion to the Equity Interests; or (2) the then lowest price allowed by the PRC laws and regulations, whichever is lower, unless the then applicable PRC laws and regulations require an appraisal of the Equity Interest or impose other restrictions in respect of the price of the Equity Interest.

71

Under the Exclusive Purchase Rights Agreement, WFOE is entitled to assign all of its rights and obligations under this agreement to any third party when necessary by written notice, without any consent from Wunong Shenzhen and Wunong Shenzhen Shareholders. Wunong Shenzhen and Wunong Shenzhen Shareholders, however, shall not assign their rights and obligations under this agreement to any third party without the prior written consent of WFOE.

Pursuant to the PRC laws and regulations and the terms and conditions of this Exclusive Purchase Rights Agreement, WFOE and/or its designated party may exercise this exclusive option by serving written notice upon the Wunong Shenzhen Shareholders. WFOE has the sole and absolute right to determine the time, method and frequency when exercising such option.

Proxy Agreement

Under the Proxy Agreement, Wunong Shenzhen Shareholders have authorized WFOE or its designated person (“Proxy”) to exercise all of their rights as shareholders including attending and voting at a general meeting of equity interest holders of Wunong Shenzhen, appointing the Chairman, directors, general manager and other senior management personnel of Wunong Shenzhen, and sign the shareholders’ resolutions and any other relevant documents. Additionally, the Wunong Shenzhen Shareholders confirmed that the Proxy may exercise such rights under this Proxy Agreement without their consent and they will provide assistance to the Proxy in the exercise of such rights. They further confirmed that they shall be liable for all the legal consequences arising out of or in connection with the exercise of such authorized rights by the Proxy.

Description of Property

Intellectual Property

The PRC has domestic laws for the protection of rights in copyrights, trademarks and trade secrets. The PRC is also a signatory to all of the world’s major intellectual property conventions, including:

●	Convention establishing the World Intellectual Property Organization (June 3, 1980);

●	Paris Convention for the Protection of Industrial Property (March 19, 1985);

●	Patent Cooperation Treaty (January 1, 1994); and

●	Agreement on Trade-Related Aspects of Intellectual Property Rights (November 11, 2001).

The PRC Trademark Law, adopted in 1982 and revised in 2013, with its implementation rules adopted in 2014, protects registered trademarks. The Trademark Office of the State Administration of Industry and Commerce of the PRC, handles trademark registrations and grants trademark registrations for a term of ten years.

Our business is dependent on a combination of trademarks, copyrights, domain names, trade names, trade secrets and other proprietary rights, in order to protect our intellectual property rights. As of the date of this prospectus, we have one (1) registered trademark in different classes**, and fifteen registered computer software copyrights in the PRC. We also recently applied for five additional trademarks to be registered and most of them are still pending receipt and in process.

Trademarks

The trademark “物农” (“Wunong”) was originally registered under the name of Hunan Quanshengtong Agricultural Development Co., Ltd. (“Quanshengtong”), and was later assigned to Wunong Shenzhen on September 6, 2018.

72

On May 9, 2019, we applied to register “Wunong” in an additional fourteen (14) trademark classes and as of the date of this prospectus, the registration is still in process.

Country	Trademark	Application Number	Application Date	Registration Number	Classes	Assignment Application Number	Assignor	Assignee	Assignment Date	Status
China				22377947	9	20180000081648	Quanshengtong	Wunong Shenzhen	09/06/2018	Registered

China				22378573	33	20180000081649	Quanshengtong	Wunong Shenzhen	09/06/2018	Registered

China				22378615	35	20180000081645	Quanshengtong	Wunong Shenzhen	09/06/2018	Registered

China				22378926	36	20180000081647	Quanshengtong	Wunong Shenzhen	09/06/2018	Registered

China				22378982	41	20180000081646	Quanshengtong	Wunong Shenzhen	09/06/2018	Registered

China				22379208	42	20180000081644	Quanshengtong	Wunong Shenzhen	09/06/2018	Registered

China		38066556	05/09/2019		16					In process

China		38066558	05/09/2019		45					In process

China		38069264	05/09/2019		29					In process

China		38071707	05/09/2019		33					In process

China		38076969	05/09/2019		31					In process

China		38076972	05/09/2019		41					In process

China		38082135	05/09/2019		3					In process

China		38082143	05/09/2019		24					In process

China		38082145	05/09/2019		30					In process

China		38083366	05/09/2019		38					In process

China		38083372	05/09/2019		21					In process

China		38083378	05/09/2019		43					In process

China		38085265	05/09/2019		39					In process

China		38087302	05/09/2019		20					In process

73

On May 10, 2019, Wunong Shenzhen submitted trademark applications for “物农生活” (“Wunong Life”) to be registered in 18 trademark classes with the China Patent & Trademark Office. As of the date of this prospectus, the application is still in process.

Country	Trademark	Application Date	Application Number	Classes	Status
China		05/10/2019	38095790	41	In Process
China		05/10/2019	38095791	43	In Process
China		05/10/2019	38095793	38	In Process
China		05/10/2019	38095795	29	In Process
China		05/10/2019	38098780	3	In Process
China		05/10/2019	38100047	30	In Process
China		05/10/2019	38100052	21	In Process
China		05/10/2019	38100056	39	In Process
China		05/10/2019	38103752	33	In Process
China		05/10/2019	38103755	35	In Process
China		05/10/2019	38105325	31	In Process
China		05/10/2019	38105330	16	In Process
China		05/10/2019	38108505	42	In Process
China		05/10/2019	38108508	45	In Process
China		05/10/2019	38108512	24	In Process
China		05/10/2019	38117208	20	In Process
China		05/10/2019	38117210	25	In Process
China		05/10/2019	38118406	32	In Process

74

On July 9, 2019, Wunong Shenzhen submitted trademark logo applications for “ ” to be registered in 7 trademark classes with the China Patent & Trademark Office. As of the date of this prospectus, we have received a receipt for only one class.

Country	Trademark	Application Date	Application Number	Classes	Status
China		07/09/2019	39521704	42	In Process

China		07/09/2019		35	Application submitted, pending process

China		07/09/2019		36	39518356

China		07/09/2019		38	Application submitted, pending process

China		07/09/2019		9	Application submitted, pending process

China		07/09/2019		41	39525681

China		07/09/2019		43	39537084

On July 9, 2019, Wunong Shenzhen submitted trademark applications for “物农优品” (translated to mean “Wunong Specialty Goods”) to be registered in 6 trademark classes with the China Patent & Trademark Office. As of the date of this prospectus, we have only received receipts for three classes.

Country	Trademark (Mark 4)	Application Date	Application Number	Classes	Status
China		07/09/2019	39539112	36	In Process

China		07/09/2019	39539116	42	In Process

China		07/09/2019	39528541	35	In Process

China		07/09/2019		38	Application submitted, pending process

China		07/09/2019		9	Application submitted, pending process

China		07/09/2019		41	Application submitted, pending process

75

On July 9, 2019, Wunong Shenzhen submitted trademark applications for “物农家仓” (literally translated to mean “Wunong Home Warehouse”) to be registered in 7 trademark classes with the China Patent & Trademark Office. As of the date of this prospectus, we have received receipts for three classes.

Country	Trademark (Mark 5)	Application Date	Application Number	Classes	Status
China		07/09/2019	39525718	42	In Process

China		07/09/2019	39528510	38	In Process

China		07/09/2019	39533247	36	In Process

China		07/09/2019		35	Application submitted, pending process

China		07/09/2019		9	Application submitted, pending process

China		07/09/2019		41	Application submitted, pending process

China		07/09/2019		43	Application submitted, pending process

On July 9, 2019, Wunong Shenzhen submitted trademark applications for “物农食堂” (literally translated to mean “Wunong Food Hall”) to be registered in two trademark classes with the China Patent & Trademark Office. As of the date of this prospectus, we have received a receipt for one class.

Country	Trademark (Mark 6)	Application Date	Application Number	Classes	Status
China		07/09/2019		35	Application submitted, pending process
China		07/09/2019	39543168	43	In Process

** Classes

Class 3

Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices.

Class 9

Scientific, nautical, surveying, photographic, cinematographic, optical, weighing, measuring, signaling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus and instruments for conducting, switching, transforming, accumulating, regulating or controlling electricity; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; compact discs, DVDs and other digital recording media; mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment, computers; computer software; fire-extinguishing apparatus.

Class 16

Paper, cardboard and goods made from these materials, not included in other classes; printed matter; bookbinding material; photographs; stationery; adhesives for stationery or household purposes; artists’ materials; paint brushes; typewriters and office requisites (except furniture); instructional and teaching material (except apparatus); plastic materials for packaging (not included in other classes); playing cards; printers’ type; printing blocks.

Class 20

Furniture, mirrors, picture frames; goods (not included in other classes) of wood, cork, reed, cane, wicker, horn, bone, ivory, whalebone, shell, amber, mother-of-pearl, meerschaum and substitutes for all these materials, or of plastics.

76

Class 21

Household or kitchen utensils and containers (not of precious metal or coated therewith); combs and sponges; brushes (except paint brushes); brush-making materials; articles for cleaning purposes; steel wool; un-worked or semi-worked glass (except glass used in building); glassware, porcelain and earthenware not included in other classes.

Class 24

Textiles and textile goods, not included in other classes; bed and table covers.

Class 25

Clothing, footwear, headgear.

Class 29

Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk and milk products; edible oils and fats.

Class 30

Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

Class 31

Agricultural, horticultural and forestry products and grains not included in other classes; living animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt.

Class 32

Beers; mineral and aerated waters and other nonalcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Class 33

Alcoholic beverages (except beers).

Class 35

Advertising; business management; business administration; office functions.

Class 36

Instalment loans; capital investment; financial loans; financial evaluation (insurance, banking, real estate); financial service; financial management; mortgage loan; financial analysis; financial consultation; fund investment.

Class 38

Telecommunications.

Class 39

Transport; packaging and storage of goods; travel arrangement.

Class 41

Education; providing of training; entertainment; sporting and cultural activities.

77

Class 42

Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; computer programming; installation, maintenance and repair of computer software; computer consultancy services; design, drawing and commissioned writing for the compilation of web sites; creating, maintaining and hosting the web sites of others; design services.

Class 43

Services for providing food and drink; temporary accommodations.

Class 45

Personal and social services rendered by others to meet the needs of individuals; security services for the protection of property and individuals.

Software Copyright

We currently have fifteen registered computer software copyrights in the PRC. Set forth below is a detailed description of these copyrights.

Country	Name of Work	Date of First Publication and Date of Registration	Registration Number	Type
Mainland China	Wunong Platform Quotation System V1.0	June 24, 2017 August 15, 2018	2018SR649627	Computer Software

Mainland China	Wunong Sales Management System V1.0	June 22, 2018 August 15, 2018	2018SR651515	Computer Software

Mainland China	Wunong Technology Yunji Procurement System V1.0	June 24, 2017 August 15, 2018	2018SR649646	Computer Software

Mainland China	Wunong Platform Product Examination Standard System V1.0	June 22, 2018 August 15, 2018	2018SR650544	Computer Software

Mainland China	Wunong E-Commerce Platform V1.0	June 24, 2017 August 15, 2018	2018SR649636	Computer Software

Mainland China	Wunong Platform Voice Call System V1.0	November 21, 2016 August 15, 2018	2018SR649600	Computer Software

Mainland China	Wunong Platform Inquiry System V1.0	November 21, 2016 August 15, 2018	2018SR649620	Computer Software

Mainland China	Wunong Platform Online Live Chat System V1.0	November 21, 2016 August 15, 2018	2018SR649621	Computer Software

Mainland China	Wunong Platform Online Live Broadcasting System V1.0	June 22, 2018 August 15, 2018	2018SR650643	Computer Software

Mainland China	Wunong Retrospective Product System V1.0	June 22, 2018 August 15, 2018	2018SR650533	Computer Software

Mainland China	Wunong Platform Group Booking System V1.0	October 28, 2018 January 11, 2019	2019SR0037847	Computer Software

Mainland China	Wunong Platform Large Group Booking System V1.0	November 5, 2018 January 11, 2019	2019SR0037840	Computer Software

Mainland China	Wunong Platform Product Auditing System V1.0	October 9, 2018 January 11, 2019	2019SR0038276	Computer Software

Mainland China	Wunong Platform Merchants-Settled System V1.0	June 8, 2018 January 11, 2019	2019SR0038292	Computer Software

Mainland China	Wunong Platform Product Marketing System V1.0	September 25, 2018 January 11, 2019	2019SR0038285	Computer Software

78

Real Property

Leases

Our headquarters and executive offices are located in Shenzhen, China and consist of approximately 1,675 square meters of office space under one sub-lease. Additionally, we have a sub-lease for approximately 539.8 square meters in an adjacent building for our restaurant.

We lease all of our facilities and do not own any real property. We intend to procure additional space as we add employees and expand geographically. We believe our facilities are adequate and suitable for our current needs and that, should it be needed, suitable additional or alternative space will be available to accommodate any such expansion of our operations.

Facility	Address	Space (m2)
Headquarters/Executive Offices	B401, 4th Floor Building 12, Hangcheng Street, Hourui No. 2 Industrial District, Southern Section, Zhichuang Juzhen Double Creative Park, Bao’an District, Shenzhen, China	1,675
Restaurant	Rooms C106, C107, C108, C109, C110, C111, C112, 1st Floor Dormitory Building, Hangcheng Street, Hourui No. 2 Industrial District, Zhichuang Juzhen Industrial Park, Bao’an District, Shenzhen, China	539.8

Shenzhen Hourui Joint-Stock Cooperation Company (“Hourui”) and Shenzhen Xinhao Precision Technology Co., Ltd (“Xinhao”) entered into a master lease on March 3, 2017 to lease the premises located at Building 12 and Dormitory Building, Hangcheng Street, Hourui No.2 Industrial District, Baoan District, Shenzhen for a lease term of nine years and eleven months commencing from June 4, 2017 to May 3, 2027.

Xinhao sub-leased the said property to Shenzhen Zhichuang Juzhen Technology Ltd (“Zhichuang Juzhen”) (“Zhichuang Juzhen Lease”) for the same term.

Zhichuang Juzhen entered a lease with Wunong Shenzhen on October 30, 2018 to lease our executive offices to us for a lease term from November 1, 2018 to October 31, 2020, at a monthly net rent of RMB92,125 (approximately, $12,945) from November 1, 2018 to October 31, 2019 and a monthly net rent of RMB100, 500 (approximately, $14,150) from November 1, 2019 to October 31, 2020. The monthly management fee for this office is RMB16,750 (approximately, $2,354).

Zhichuang Juzhen also entered into a lease with Wunong Catering on August 20, 2018 to lease the space for our restaurant from August 12, 2018 to September 11, 2019 at a monthly net rent of RMB50,912 (approximately, $7,154). The monthly management fee for this space RMB5,399 (approximately, $760). On September 12, 2019, the Restaurant Lease was renewed from September 12, 2019 to September 11, 2022, with the monthly net rent of RMB 54,311.

The following diagram illustrates our current lease structure:

We have been advised by our PRC counsel, China Commercial Law Firm, that our sub-leases are legally defective according to Article 2 of Interpretation of the Supreme Court on Several Questions Concerning the Specific Application of Law in the Trial of Disputes over Urban Housing Lease Contracts (Interpretation of Law [2009]11). If our sub-leases are declared to be invalid, we may need to pay damages to the owner and may even be evicted. Please see “Risk Factors – Risks Related to Our Business and Industry -The master lease and sub-leases over our headquarters and executive officers and restaurant may be defective and if they are adjudicated to be so and rendered null and void, we may face substantial damages and may even be evicted, resulting in disruption to our business operations and adversely impacting our financial performance.”

In the event that our sub-leases are declared invalid and we are evicted, we plan to find similar commercial space in the same locale to rent. We do not foresee any difficulty in finding alternative space as there is an abundance of such spaces in Shenzhen.

79

Employees

As of the date of this prospectus, we employed a total of 55 employees, located in Shenzhen, China. The following table sets forth breakdown of our employees by function:

Functional Area	Number of Employees	% of Total
General manager Office	3	5%
Financial center	4	7%
Financial staff	4	7%
Human resources and administrative personnel	4	7%
Technical staff	6	11%
Products department	3	5%
Operating departments	7	13%
Brand promotion department	4	7%
Marketing department	6	11%
Quality control department	2	4%
Commodity development department	8	15%
Customer service department	4	8%
Total	55	100%

As required by regulations in China, we participate in various employee social security plans that are organized by local governments, including pension, unemployment insurance, childbirth insurance, work-related injury insurance, medical insurance and housing insurance. We are required under Chinese law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time.

Our employees are not represented by a labor organization or covered by a collective bargaining agreement. We believe that we maintain a good working relationship with our employees and to date, we have not experienced any significant labor disputes.

Legal Proceedings

We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business. As of the date hereof, neither we nor any of our subsidiaries is a party to any pending legal proceedings, nor are we aware of any such proceedings threatened against us or our subsidiaries.

Competitive Strengths

We believe that the following strengths have contributed to our success and are differentiating factors that set us apart from our peers.

● Innovative platform focusing on providing verified “clean” food products. An Agriculture and Agri-Food Canada report cited China is the largest e-commerce market in the world with retail sales amounting to US$366.1 billion in 2016 and a compound annual growth rate of 51.2% from 2012 to 2016. It reported that although the e-grocery sector in China was significantly smaller in comparison to other e-commerce sectors such as apparel and footwear, it had seen significant growth with a compound annual growth rate of 53% from 2012 to 2016. As a result, China was also the largest e-grocery market in the world worth US$23.9 billion in 2016. (Source: http://www.agr.gc.ca/eng/industry-markets-and-trade/international-agri-food-market-intelligence/reports/e-grocery-market-in-china/?id=1504037238257). We believe that our focus on providing our customers with one-stop access to licensed food producers by selling Green Food, Organic Food, ICH Products, Agri GI Products and Pollution-free Products (genetically modified products excepted) merges the potential of this multi-billion dollar industry with growing consumer e-shopping preference for “clean” food products. With our Website, we are able to span across geographic regions and connect with buyers and suppliers from different regions.

80

● Nation-wide sales network. We have established a strong client base and our food suppliers are directly working with their distributors to ship food products to our customers throughout China. As of December 31, 2019, we have over 398,884 registered customers on our Website, of whom 85,596 of them are monthly active customers. We also have approximately 28,420 registered search agents of food products who help us search and then recommend to us high-quality food products throughout China. In addition, we work with over 99 local service centers across 16 provinces in China, including Shanxi, Xinjiang, Gansu, Henan, Hebei, Sichuan, Hunan, Guangdong and Guangxi, and we have established strategic cooperation relationships with approximately 244 rural cooperatives across China.

● Experienced and committed management team. We have an experienced management team, where most of our members have more than 10 years of experience in marketing and/or management. The management team’s experience has provided them with the skills and expertise that are essential in approaching and selecting licensed food product suppliers, and dealing with our local service centers, food search agents and customers. In addition, we also have an experienced food examination team specialized in testing the quality of the food, assuring our customers that the food offered by us is clean, healthy and high quality.

● Cross- fertilization of business segments. With access to quality food products, we are able to expand our offering to our restaurant business, which we plan to roll out through franchisees throughout China. Not only will customers be able to pre-order our products to cook at our restaurants, they will also be able to purchase food products at the grocery section of each restaurant.

● Pre-ordering service. We provide our customers with a pre-ordering service to pre-order food products specially grown and cultivated for them. Pre-ordering has grown in popularity recently as it connects our customers with suppliers who grow authentic and fresh food products for them. In addition, pre-ordering reflects the market demand of a more discerning and affluent customer and avoids blind production of food products. We believe the safety and quality of pre-ordered food products and the predictability of delivery of these products are particularly attractive to our customers. Our customers are able to participate in the cultivation of the food products by actively overseeing the growth stages via real-time cameras installed by the suppliers.

● Extensive Supply chain support. As of December 31, 2019, we have more than 16 suppliers occupying over 46,757 acres (equivalent to 283,812mu; 1 acre = 6.07mu) of production sites to provide over 400 types food products for sale on our Website. The portfolio of food products sold on our Website is diversified and our access to extensive inventory is supported by a reliable network of suppliers.

Our Growth Strategies

The key elements of our strategy to grow our business are to:

● Optimize our pre-ordering service. Our pre-ordering service allows our customers to actively participate in food products specially grown and customized for them. We plan to expand this service to livestock.

● Enhanced cooperation with suppliers. We have a network of over 124 food suppliers and plan to explore more avenues of cooperation with them. Apart from purchasing more products from these suppliers, we will explore other non-traditional ways of cooperation. For example, some of our food suppliers have expressed interest in becoming franchisees of our restaurant.

● Cultivating our “Wunong 108” brand name. In order to distinguish ourselves, we plan to launch 108 premium products under our own “Wunong 108” brand name co-branded with the suppliers’ brand names. These products will not only be specially selected and curated by us based on customer data and feedback and be exclusive to our Website, they will also be competitively priced and superior in quality. We will supervise the production of the food products and participate in the design of their packaging and delivery. We plan to launch the “Wunong 108” products in a campaign with a compelling concept and pitch.

81

● Building a grassroots e-commerce distribution system. We plan to work with our local service centers to recruit, train and install more store managers to promote our Website and products at these service centers.

● Enhance our ability to attract, incentivize and retain talented professionals. We believe our success greatly depends on our ability to attract, incentivize and retain talented professionals. With a view to maintaining and improving our competitive advantage in the market, we plan to implement a series of initiatives to attract additional and retain mid- to high-level personnel, including formulating a market-oriented employee compensation structure and implementing a standardized multi-level performance review mechanism.

● Expand our customer base through online and offline marketing activities. We have launched a sales platform on one of the most popular Chinese messaging applications, WeChat, through which our customers can shop for our food products on their phones as well as learn about our latest promotions. Our customers can easily recommend us to their friends and families by sharing us on WeChat. In addition, we held eight agricultural products expos throughout the major provinces in China, including Sichuan, Shanxi, Henan and Shandong. Thousands of people have participated in our expos, including central and local government officials, and learned about the Company and the food products offered by us. We shall continue our marketing activities to expand our profile.

● Developing our customers into food-search agents. We believe that a key element to our success will be to continue identifying and building commercial relationships with reliable suppliers of high-quality food products. China’s licensed food producers are highly fragmented and therefore we need to have a broad food-search agent base to assist us in sourcing high quality food products for sale on our Website. We offer our online platform users opportunities to become a food-search agent with us. By signing an agent agreement with us, customers who successfully recommend us food products that pass our standards will receive a 2% commission of the sale price of such products. As of December 31, 2019, we have successfully cultivated approximately 28,420 nationwide food-search agents from our online platform users, among whom approximately 85,594 are active monthly. Approximately 95% products on our platform were recommended by our food-search agents and we shall continue to expand on this base.

Social Media

We believe that social media will be the engine that fuels our next stage of growth. The increase in sales of our food products is directly related to the increase in new customers and consequently, product consumption. We believe that new customers are often swayed by social media messages of the benefits of consuming our food products and the ease of obtaining these products by ordering them from our Website. As such we have made a concerted effort to utilize social media to increase awareness of our Company and its offerings.

For example, in the second half of 2019, we have participated in the following campaigns and used social media to promote them. We attribute the following additional revenue to these activities:

Promotion	Sales
2020 Chinese New Year Promotion	RMB 2.99 million (approximately $429,000)
November 2019 Food Festival Promotion	RMB 920,000 (approximately $132,061)
October 2019 Farmers’ Health Festival	RMB 780,000 (approximately $111,965)

We use information technology to track operations-related data indicators, including but not limited to daily, weekly and monthly sales, new registered users, new user orders and amounts, number of active users and their orders, single product sales amounts and sales performance rankings, etc.

Acquisition Strategy

The scope of our growth strategy could be greatly enhanced through the acquisitions of other businesses to build an integrated group and consequently, improving our supply chain. We will focus on quality enterprises both upstream and downstream in the chain of supply but will prioritize upstream suppliers so that we are assured of dependable quality supplies. Presently, we have targeted three potential targets for acquisition are in active negotiation with the existing suppliers of Huoshanyan Rice, Yangxian Black Rice and Jinhuakui Noodle. We have however not entered into any Memorandum Of Understandings, Letters Of Intents or agreements regarding these potential acquisitions yet and intend to acquire these targets by issuing shares. Accordingly, we do not anticipate utilizing any proceedings from the Offering for the acquisitions. We have not identified any downstream acquisitions yet but our profile of a downstream acquisition target would be one engaged in agricultural product sales with a large customer base. An acquisition of such a target would greatly boost the number of users of our Website.

Competition

According to an Agriculture and Agri-Food Canada report, total e-commerce in China continues to register significant growth with a compound annual growth rate of 51.2% from 2012 to 2016. However, the rate at which e-commerce sales were growing was slowing down due to the rise in the numbers of players. China was also the largest e-grocery market in the world worth $23.9 billion in 2016 but continued to account for only a small portion (6.5% share) of total e-commerce sales in China (Source: http://www.agr.gc.ca/eng/industry-markets-and-trade/international-agri-food-market-intelligence/reports/e-grocery-market-in-china/?id=1504037238257).

The article opined that the trend to grow China’s e-commerce, particularly China’s e-grocery market, was driving retailers to develop a new marketing strategy which integrated the following aspects: online sites, social media campaigns, brick and mortar stores, physical distribution and logistics infrastructures in order to provide customers with the best service and most enjoyable shopping experience. It reported that Alibaba, Jingdong, Suning, and Vipshop were the top four e-grocery retailers in China, with combined total retail sales of US$254.8 billion in 2016 (Source: http://www.agr.gc.ca/eng/industry-markets-and-trade/international-agri-food-market-intelligence/reports/e-grocery-market-in-china/?id=1504037238257). These retailers were putting more effort into developing mobile apps, focusing on online grocery, engaging with consumers through social media platforms, and improving fulfilment logistics infrastructure.

Apart from these home-grown e-retailers, we foresee competition from international companies that sell their products through cross-border marketplaces such as Tmall Global and JD.com Worldwide. These types of cross-border marketplaces allow international companies without Chinese business licenses to sell their products more easily and conveniently in China’s market. The cross-border online malls are a lower risk approach to entering the market, as they require relatively little investment from the foreign company (Canadian Trade Commissioner Services, 2016).

82

We believe the following companies may be our competitors:

●	Miss Fresh, founded in 2014, is a mobile e-commerce startup in China that delivers fresh produce in 20 cities in China. Miss Fresh is operating an online-only B2C (Business-to-Consumer) business model. Users can place an order through the Miss Fresh app and the goods will be delivered within one hour. Instead of focusing on brick-and-mortars supermarkets, it has more than 1,500 warehouse locations chosen via big-data selection, saving on labor and operating costs. After its last round of fundraising, Miss Fresh claimed that they were planning to build 10,000 front-warehouses in 100 cities, reaching more than 100 million families. (Source: https://equalocean.com/retail/20190618-will-miss-fresh-be-freshen-up-with-a-new-round-of-fundraising).

●	Yimutian, founded in 2011, is an operator of an online agricultural products trading platform with B2B (Business-Business) business mode. Yimutian’s platform allows small businesses and individuals to trade agricultural products such as crops, livestock, agricultural supplies and etc., on its online trading system. It also provides data analysis services to present information and trends in the agricultural world, allowing users to make educated decisions. (Source: https://pitchbook.com/profiles/company/280744-48).

●	Meicai, founded in 2014, is a developer of an online fresh food aggregator platform designed to connect farmers and restaurants. Its platform cuts out the middlemen by allowing customers including businesses and restaurants to order directly from the farms, enabling framers to sell vegetables directly to restaurants easily. (Source: https://pitchbook.com/profiles/company/119360-26 (Source: https://www.bloomberg.com/news/articles/2019-07-10/tencent-backed-meicai-is-said-to-seek-at-least-500-million).

●	Cnhnb.com is a B2B e-commerce platform jointly launched by the Ministry of Agriculture, Chinese Academy of Sciences, and Hunan Huinong Technology Co. Ltd. This online platform is designed to serve rural users and widen sales channels for agricultural products by covering six agricultural categories, including fruit and vegetable cultivation, aquaculture, garden horticulture, non-staple food specialty and agricultural material supply. Cnhnb.com launched two apps - “Dianjiaqin” and “Huinongbao”. The “Dianjiaqin” app has a buyer edition, which is designed to provide services such as easy-to-use mobile shopping, daily information and community-based social services, and a seller edition, which is designed to provide services such as a mobile phone store, consumer attractions, network marketing, member management and marketing support. “Huinongbao” app is designed to benefit farmers across the country by allowing them to view industry news, market dynamics and transaction progress at any time whenever they want. (Source: Internet + and Electronic Business in China by Qiongwei Ye and Baojun Ma).

REGULATIONS

Overview

We operate our business in China under a legal regime consisting of the National People’s Congress, which is the country’s highest legislative body, the State Council, which is the highest authority of the executive branch of the PRC central government, and several ministries and agencies under its authority, including the Ministry of Industry and Information Technology, State Administration for Industry and Commerce (“SAIC”), the State Administration for Market Regulation and their respective local offices.

This section sets forth a summary of the most significant rules and regulations that affect our business activities in China.

Regulations Relating to Foreign Investment

The Draft PRC Foreign Investment Law

In January 2015, the PRC Ministry of Commerce (“MOC” or “MOFCOM”) published a discussion draft of the proposed Foreign Investment Law for public review and comments. The draft law purports to change the existing “case-by-case” approval regime to a “filing or approval” procedure for foreign investments in China. The State Council will determine a list of industry categories that are subject to special administrative measures, which is referred to as a “negative list,” consisting of a list of industry categories where foreign investments are strictly prohibited, or the “prohibited list” and a list of industry categories where foreign investments are subject to certain restrictions, or the “restricted list.” Foreign investments in business sectors outside of the “negative list” will only be subject to a filing procedure, in contrast to the existing prior approval requirements, whereas foreign investments in any industry categories that are on the “restricted list” must apply for approval from the foreign investment administration authority.

83

The draft for the first time defines a foreign investor not only based on where it is incorporated or organized, but also by using the standard of “actual control.” The draft specifically provides that entities established in China, but “controlled” by foreign investors will be treated as FIEs (“Foreign Invested Enterprises”). Once an entity is considered to be an FIE, it may be subject to the foreign investment restrictions in the “restricted list” or prohibitions set forth in the “prohibited list.” If an FIE proposes to conduct business in an industry subject to foreign investment restrictions in the “restricted list,” the FIE must go through a market entry clearance by the MOC before being established. If an FIE proposes to conduct business in an industry subject to foreign investment prohibitions in the “prohibited list,” it must not engage in the business. However, an FIE that conducts business in an industry that is in the “restricted list,” upon market entry clearance, may apply in writing for being treated as a PRC domestic investment if it is ultimately “controlled” by PRC government authorities and its affiliates and/or PRC citizens. In this connection, “control” is broadly defined in the draft law to cover the following summarized categories: (i) holding 50% or more of the voting rights of the subject entity; (ii) holding less than 50% of the voting rights of the subject entity but having the power to secure at least 50% of the seats on the board or other equivalent decision making bodies, or having the voting power to exert material influence on the board, the shareholders’ meeting or other equivalent decision making bodies; or (iii) having the power to exert decisive influence, via contractual or trust arrangements, over the subject entity’s operations, financial matters or other key aspects of business operations. According to the draft, variable interest entities would also be deemed as FIEs, if they are ultimately “controlled” by foreign investors, and be subject to restrictions on foreign investments. However, the draft law has not taken a position on what actions will be taken with respect to the existing companies with the “variable interest entity” structure, whether or not these companies are controlled by Chinese parties.

The draft emphasizes on the security review requirements, whereby all foreign investments that jeopardize or may jeopardize national security must be reviewed and approved in accordance with the security review procedure. In addition, the draft imposes stringent ad hoc and periodic information reporting requirements on foreign investors and the applicable FIEs. Aside from investment implementation report and investment amendment report that are required at each investment and alteration of investment specifics, an annual report is mandatory, and large foreign investors meeting certain criteria are required to report on a quarterly basis. Any company found to be non-compliant with these information reporting obligations may potentially be subject to fines and/or administrative or criminal liabilities, and the persons directly responsible may be subject to criminal liabilities.

In September 2016, the Standing Committee of the National People’s Congress (the “SCNPC”) published The Decision on Amending Four Laws including the Law of the People’s Republic of China on Wholly Foreign-owned Enterprises (the “Decision”). According to the Decision, one provision is added to the Foreign Invested Enterprise Law, Sino-Foreign Joint Venture Law, Sino-Foreign Cooperative Enterprise Law and the Law on Protection of Investment by Taiwanese Compatriots. Under this new provision, foreign investments in business sectors outside of the “negative list” will only be subject to a filing procedure, in contrast to the existing prior approval requirements, whereas foreign investments in any industry categories that are on the “restricted list” must apply for approval from the foreign investment administration authority. This Decision means that the existing “case-by-case” approval regime has been changed to a “filing or approval” procedure for non-“negative list” foreign investments in China.

On October 8, 2016, The Provisional Measures for Filing Administration for the Establishment and Changes of Foreign-invested Enterprises was promulgated by MOC and become effective on the same date. It was subsequently amended on June 30, 2019.

On March 15, 2019, the final Foreign Investment Law was promulgated and will be implemented on January 1, 2020. As such, the trio of existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations, will be abolished. See “Risk Factors— Risks Related to Our Corporate Structure and Operation - If the PRC government deems that the contractual arrangements in relation to Wunong Shenzhen, our consolidated variable interest entity, do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.”

84

Industry Catalog Relating to Foreign Investment

Investment activities in China by foreign investors are principally governed by the Catalogue for the Guidance of Foreign Investment Industries, which was promulgated by MOFCOM and the National Development and Reform Commission, as amended from time to time. Industries listed in the catalogue are divided into three categories: encouraged, restricted and prohibited. Industries not listed in the catalogue are generally open to foreign investment unless specifically restricted by other PRC regulations. Establishment of wholly foreign-owned enterprises is generally allowed in encouraged industries. For some restricted industries, foreign investors can only conduct investment activities through equity or contractual joint ventures, while in some cases PRC partners are required to hold the majority interests in such joint ventures. In addition, projects in the restricted category are subject to higher-level governmental approvals. Foreign investors are not allowed to invest in industries in the prohibited category.

On June 30, 2019, the National Development and Reform Commission and the MOFCOM jointly issued two “negative lists” and one “encouraged catalogue”, all three of which will take effect on July 30, 2019. The two Negative Lists refer to the Special Administrative Measures on Access to Foreign Investment (2019 edition) (“2019 FI National Negative List”) and the Free Trade Zone Special Administrative Measures on Access to Foreign Investment (2019 edition) (“2019 FI FTZ Negative list”), which will replace their respective 2018 versions. These two negative lists enumerate the industries where foreign investment will either be prohibited or restricted. The respective lists will be applicable in different areas – the FTZ list is for pilot free trade zones and the national list is for the rest of the country. Besides the lists, the new Encouraged Catalogue, or the Catalogue of Encouraged Industries for Foreign Investment (2019 edition) (“2019 FI Encouraged Catalogue”) lists industries where foreign knowhow and investment is welcome. The 2019 FI Encouraged Catalogue will replace the 2017 editions of the “encouraged category” of the Catalogue of Industries for Foreign Investment and the Catalogue of Encouraged Industries in the Central and Western Region. However, the Guidance Catalog of Industries for Foreign Investment (2017 Revised Version) for the Restricted and Prohibited Categories is still valid.

For industries not included in the negative list, foreign and domestic investors shall enjoy equal access under the law, save for record-filing requirements. No region or department may impose separate restrictions on foreign investment in areas not on the negative list.

Pursuant to the Notice of the Ministry of Industry and Information Technology on Removing the Restrictions on Foreign Equity Ratios in Online Data Processing and Transaction Processing Business (Operating E-commerce) promulgated on June 19, 2015 by the Ministry of Industry and Information Technology, there is no restrictions on foreign investment into online data processing and transaction processing business (operating e-commerce). However, industries such as value-added telecommunication services (except e-commerce), including internet information services, are still restricted from foreign investment.

Laws and Regulations Relating to the Food Industry in General

Food Safety in General

According to the Food Safety Law of the PRC (the “Food Safety Law”), which was promulgated by the Standing Committee on February 28, 2009 and became effective on June 1, 2009, as amended on April 24, 2015, the Implementing Regulations for the Food Safety Law of the PRC, which were promulgated by the State Council on July 20, 2009 and became effective on the same day, and the Administrative Measures for Food Business License, which was promulgated by SAMR on August 31, 2015 and become effective on October 1, 2015, as amended on November 7, 2017, to engage in food production and/or operation business in China, an enterprise must obtain a Food Business License. The Food Safety Law and its implementation regulations require:

(1)	food producers and distributors to apply for the food production licenses and food distribution licenses, respectively, provided that a food producer who has obtained a food production licenses does not need to obtain a food distribution license for selling the food produced by it at its production facilities;

85

(2)	food production and operation to comply with food-safety standards and certain other requirements. Food producers shall not purchase or use raw food materials, food additives or food related products which do not meet food-safety standards;

(3)	each food producer or trader to establish and implement a personnel health management system. Each worker who engages in food production or trading worker is required to take a physical examination each year and obtain health certificate prior to working;

(4)	food producers to check the licenses and food eligibility certification documents of their suppliers before purchasing raw food materials, food additives and food-related products from them. Each food production enterprise shall establish a procurement check record system and a food ex-factory check record system and ensure the records are authentic and retained for at least two years; and

(5)	the packages of pre-packed food to bear labels. The labels shall state matters including the name, specifications, net content, date of production, list of ingredients or components, producer’s name, address and contact information, shelf life, product standard code, storage conditions, the general name of the food additives used in the national standards, category number of the food production license, and other content acquired by laws, regulations or food safety standards.

The State Administration for Market Regulation (“SAMR”) (previously known as the General Administration of Quality Supervision, Inspection and Quarantine, which was merged with SAMR in 2018) is responsible for the nationwide administration of food business licensing, while the local Food and Drug Supervision Bureaus (“FDSBs”) are responsible for administrating the scheme within their respective administrative regions.

The China Green Food Development Center (“CGFDC”), established in November 1992 under the jurisdiction of the Ministry of Agriculture and Rural Affairs of the People’s Republic of China, which is subject to SAMR, is a specialized agency in China, not only in charge of the Green Food logo licensing, organic agricultural products certification, Agri GI Products registration and protection, but also of coordinating and instructing on local pollution-free agricultural products certification.

The PRC has established a food recall system. When a food producer finds that the food produced by it does not comply with food safety standards, it shall immediately stop production, recall the food on the market, notify the relevant producers, traders and consumers, and record the recall and notification. When a food trader finds that the food traded by it does not comply with food safety standards, it shall immediately stop trading such food, notify the relevant producers, traders and consumers, and record the cessation of trading and the notification. The food producers shall take measures to safely recall and destroy the affected food, and report the recall and treatment of the recalled food to the quality supervision authority at or above the county level. Where the food producers or traders fail to recall or stop producing or trading the food which are not in compliance with food safety standards under Article 53 of the Food Safety Law, the quality supervision, administration for industry and commerce, food and drug supervision and administration authorities at or above the county level shall order them to recall or stop production or trading.

In the event of any breach of the Food Safety Law, relevant authorities may confiscate any illegal gains and food products, issue warnings and impose rectification orders and monetary penalties ranging from two to ten times the value of the illegal products, as well as revoke the food safety certificate and impose criminal liability in severe cases.

Food Business License

Pursuant to the Administrative Measures for Food Business License, which was promulgated by SAMR on August 31, 2015 and became effective on October 1, 2015, and amended on November 7, 2017, no enterprise shall engage in food production and/or operation business in China without a Food Business License. A new Food Business License system was put into use after three years of transition. Starting from October 1, 2018, all licensed food producers must affix a label on the packaging of their food products typically marked with “SC” followed by 14 numbers. However, all existing food products with “QS” label are allowed to be sold provided that they are still within their relevant expiration date. (Source: http://www.lyg01.net/news/lygxw/2015/1128/35740.shtml). Food Business Licenses are valid for five years and applications for renewal should be submitted thirty (30) business days prior to expiry. Enterprises receiving a Food Business License will be searchable by either scanning the QR code on the Food Business License or logging into National Food Business Licensing for Public Enquires website (http://118.26.25.129:8098/cfdaPub/).

86

The Food Business License system was previously known as the “QS” system. Pursuant to Implementation Rules for the Supervision and Administration on the Quality Safety of the Food Manufacturing and Processing Enterprise (For Trial), a market access system was implemented in China for monitoring food quality and safety. All food producers and processing enterprises should possess the requisite conditions for guaranteeing food quality and safety and acquire a Food Business License. All food products must pass the quality standard and bear the “QS” label in order for them to be sold. The “QS” system originated from the abbreviation of the English words, “Quality Safety”. It was later adapted to be the acronym for the English translation of the Chinese characters “Qiyeshipin Shengchanxuke” with means “Enterprise Food Production License” on June 1, 2010. (Source: https://baike.baidu.com/item/QS%E6%A0%87%E5%BF%97)

Laws and Regulations Relating to Product Quality

The Product Quality Law of the PRC

Pursuant to the Product Quality Law of the PRC, which was promulgated on February 22, 1993, became effective on September 1, 1993, and was subsequently amended on July 8, 2000, producers are liable for the quality of the products they produce. Where anyone produces or sells products that do not comply with the relevant national or industrial standards safeguarding the health and safety of the persons and property, the relevant authority will order such person to suspend the production or sales, confiscate the products, impose a fine of an amount higher than the value of the products and less than three times of the value of the products, confiscate illegal gains (if any) as well as revoke the business license in severe cases. Where the activities constitute a crime, the offender will be prosecuted.

The Agricultural Products Safety Law of the PRC

According to the Agricultural Products Quality Safety Law of the PRC, which was promulgated by the State Council on April 29, 2006 and became effective on November 1, 2006, producers of agricultural products shall use chemical products reasonably and avoid contaminating agricultural production sites. Agricultural producers shall also ensure that the preservatives, additives and other chemicals used in the process of the packaging, preservation, storage and transportation of agricultural products shall conform with the relevant mandatory technical specifications set by the State.

Product Liabilities

Manufacturers and distributors of defective products in the PRC may incur liability for losses and injuries caused by such products. Under the General Principles of the Civil Laws of the PRC, which became effective on 1 January 1987, and the Law on the Protection of Consumer Rights and Interests of the PRC, which was promulgated on October 31, 1993, became effective on January 1, 1994 and was amended on August 27, 1999 and October 25, 2013, the manufacturers and distributors will be held liable for losses and damages suffered by consumers caused by the defective products manufactured or distributed by them.

Under the above-mentioned laws and regulations, we are required to ensure that products which we produce and sell meet the requirements for safeguarding human health and ensuring human and property safety. Failing to do so will lead to a series of penalties, including the suspension of production and sale, confiscation of the products and earnings, imposition of fines, revocation of business licenses, and/or even criminal liabilities. In addition, if the products cause personal injuries or other form of torts, the manufacturers and distributors of the products may be subject to tort liability.

87

Foreign Investment in Value-Added Telecommunication Services

The Provisions on Administration of Foreign Invested Telecommunications Enterprises promulgated by the State Council in December 2001 and subsequently amended in September 2008 prohibit a foreign investor from owning more than 50% of the total equity interest in any value-added telecommunications service business in China and require the major foreign investor in any value-added telecommunications service business in China have a good and profitable record and operating experience in this industry. The Guidance Catalog of Industries for Foreign Investment amended in 2017 and Circular 196 promulgated by MIIT in June 2015 allow a foreign investor to own more than 50% of the total equity interest in an E-Commerce business.

In July 2006, the Ministry of Information Industry, the predecessor of the Ministry of Industry and Information Technology (“MIIT”), issued the Circular on Strengthening the Administration of Foreign Investment in the Operation of Value-added Telecommunications Business, pursuant to which a domestic PRC company that holds an operating license for value-added telecommunications business, which we refer to as a VATS License, is prohibited from leasing, transferring or selling the VATS License to foreign investors in any form and from providing any assistance, including resources, sites or facilities, to foreign investors that conduct a value-added telecommunications business illegally in China. Further, the domain names and registered trademarks used by an operating company providing value-added telecommunications services must be legally owned by that company or its shareholders. In addition, the VATS License holder must have the necessary facilities for its approved business operations and to maintain the facilities in the regions covered by its VATS License.

In light of the above restrictions and requirements, we operate our website through Wunong Shenzhen, our consolidated variable interest entity. On December 21, 2018, Wunong Shenzhen received an Internet Content Provider (“ICP”) license to provide value-added Internet information services. The ICP license is a permit issued by the Chinese Ministry of Industry and Information Technology to permit China-based websites to operate in China. Because Wunong Shenzhen only sells food products of suppliers on the Website instead of operating an online marketplace for third party sellers and buyers, Wunong Shenzhen is legally not required under Chinese law to obtain an ICP license. It has however obtained an ICP license just to preserve the option to run the aforementioned online marketplace in the future.

Anti-money Laundering Regulations

The PRC Anti-money Laundering Law, which became effective in January 2007, sets forth the principal anti-money laundering requirements applicable to financial institutions as well as non-financial institutions with anti-money laundering obligations, including the adoption of precautionary and supervisory measures, establishment of various systems for client identification, retention of clients’ identification information and transactions records, and reports on large transactions and suspicious transactions. According to the PRC Anti-money Laundering Law, financial institutions subject to the PRC Anti-money Laundering Law include banks, credit unions, trust investment companies, stock brokerage companies, futures brokerage companies, insurance companies and other financial institutions as listed and published by the State Council, while the list of the non-financial institutions with anti-money laundering obligations will be published by the State Council. The PBOC and other governmental authorities issued a series of administrative rules and regulations to specify the anti-money laundering obligations of financial institutions and certain non-financial institutions, such as payment institutions. However, the State Council has not promulgated the list of the non-financial institutions with anti-money laundering obligations.

The Guidelines jointly released by ten PRC regulatory agencies in July 2015, purport, among other things, to require internet finance service providers, including online peer-to-peer lending platforms, to comply with certain anti-money laundering requirements, including the establishment of a customer identification program, the monitoring and reporting of suspicious transactions, the preservation of customer information and transaction records, and the provision of assistance to the public security department and judicial authority in investigations and proceedings in relation to anti-money laundering matters. The PBOC will formulate implementing rules to further specify the anti-money laundering obligations of internet finance service providers.

As the implementing rules of the Guidelines have not been published, there is uncertainty as to how the anti-money laundering requirements in the Guidelines will be interpreted and implemented, and whether online peer-to-peer lending service providers like us must abide by the rules and procedures set forth in the PRC Anti-money Laundering Law that are applicable to non-financial institutions with anti-money laundering obligations. We cannot assure you that our current risk control procedures will be deemed to be in full compliance with any anti-money laundering laws and regulations that may become applicable to us in the future.

88

Regulation on Intellectual Property Rights

Patent. Patents in the PRC are principally protected under the Patent Law of the PRC. The duration of a patent right is either 10 years or 20 years from the date of application, depending on the type of patent right.

Copyright. Copyright in the PRC, including copyrighted software, is principally protected under the Copyright Law of the PRC and related rules and regulations. Under the Copyright Law, the term of protection for copyrighted software is 50 years.

Trademark. Registered trademarks are protected under the Trademark Law of the PRC and related rules and regulations. Trademarks are registered with the Trademark Office of the SAIC. Where registration is sought for a trademark that is identical or similar to another trademark which has already been registered or given preliminary examination and approval for use in the same or similar category of commodities or services, the application for registration of such trademark may be rejected. Trademark registrations are effective for a renewable ten-year period, unless otherwise revoked.

Domain names. Domain name registrations are handled through domain name service agencies established under the relevant regulations, and applicants become domain name holders upon successful registration.

Regulations Relating to Dividend Withholding Tax

Pursuant to the Enterprise Income Tax Law and its implementation rules, if a non-resident enterprise has not set up an organization or establishment in the PRC, or has set up an organization or establishment but the income derived has no actual connection with such organization or establishment, it will be subject to a withholding tax on its PRC-sourced income at a rate of 10%. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise is reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the PRC enterprise. Pursuant to the Notice of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or Circular 81, a Hong Kong resident enterprise must meet the following conditions, among others, in order to enjoy the reduced withholding tax: (i) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (ii) it must have directly owned such percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. There are also other conditions for enjoying the reduced withholding tax rate according to other relevant tax rules and regulations. In August 2015, the State Administration of Taxation promulgated the Administrative Measures for Non-Resident Taxpayers to Enjoy Treatments under Tax Treaties, or Circular 60, which became effective on November 1, 2015. Circular 60 provides that non-resident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax rate. Instead, non-resident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. Accordingly, Vande, our Hong Kong subsidiary, may be able to enjoy the 5% withholding tax rate for the dividends they receive from Wunong Shenzhen, our PRC subsidiary, if it satisfies the conditions prescribed under Circular 81 and other relevant tax rules and regulations. However, according to Circular 81 and Circular 60, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future.

89

Regulations Relating to Foreign Exchange

Regulation on Foreign Currency Exchange

The principal regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations, most recently amended in August 2008. Under the PRC foreign exchange regulations, payments of current account items, such as profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. By contrast, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital account items, such as direct investments, repayment of foreign currency-denominated loans, repatriation of investments and investments in securities outside of China. On February 28, 2015, the SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment, or SAFE Notice 13. After SAFE Notice 13 became effective on June 1, 2015, instead of applying for approvals regarding foreign exchange registrations of foreign direct investment and overseas direct investment from SAFE, entities and individuals will be required to apply for such foreign exchange registrations from qualified banks. The qualified banks, under the supervision of the SAFE, will directly examine the applications and conduct the registration.

In August 2008, SAFE issued the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or SAFE Circular 142, regulating the conversion by a foreign-invested enterprise of foreign currency-registered capital into RMB by restricting how the converted RMB may be used. SAFE Circular 142, provides that the RMB capital converted from foreign currency registered capital of a foreign-invested enterprise may only be used for purposes within the business scope approved by the applicable government authority and may not be used for equity investments within the PRC. In addition, SAFE strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of foreign-invested enterprises. The use of such RMB capital may not be changed without SAFE’s approval, and such RMB capital may not in any case be used to repay RMB loans if the proceeds of such loans have not been used. Violations may result in severe monetary or other penalties.

In November 2012, SAFE promulgated the Circular of Further Improving and Adjusting Foreign Exchange Administration Policies on Foreign Direct Investment, which substantially amends and simplifies the current foreign exchange procedure. Pursuant to this circular, the opening of various special purpose foreign exchange accounts, such as pre-establishment expenses accounts, foreign exchange capital accounts and guarantee accounts, the reinvestment of RMB proceeds derived by foreign investors in the PRC, and remittance of foreign exchange profits and dividends by a foreign-invested enterprise to its foreign shareholders no longer require the approval or verification of SAFE, and multiple capital accounts for the same entity may be opened in different provinces, which was not possible previously. In addition, SAFE promulgated another circular in May 2013, which specifies that the administration by SAFE or its local branches over direct investment by foreign investors in the PRC must be conducted by way of registration and banks must process foreign exchange business relating to the direct investment in the PRC based on the registration information provided by SAFE and its branches.

In July 2014, SAFE issued SAFE Circular 36, which purports to reform the administration of settlement of the foreign exchange capitals of foreign-invested enterprises in certain designated areas on a trial basis. Under the pilot program, some of the restrictions under SAFE Circular 142 will not apply to the settlement of the foreign exchange capitals of the foreign-invested enterprises established within the designated areas and the enterprises are allowed to use its RMB capital converted from foreign exchange capitals to make equity investment. On March 30, 2015, the SAFE promulgated Circular 19, to expand the reform nationwide. Circular 19 came into force and replaced both Circular 142 and Circular 36 on June 1, 2015. Circular 19 allows foreign-invested enterprises to make equity investments by using RMB fund converted from foreign exchange capital. However, Circular 19 continues to, prohibit foreign-invested enterprises from, among other things, using RMB fund converted from its foreign exchange capitals for expenditure beyond its business scope, providing entrusted loans or repaying loans between non-financial enterprises.

90

Regulations on Dividend Distribution

Under our current corporate structure, our BVI holding company may rely on dividend payments from Guo Gang Tong, which is a wholly foreign-owned enterprise incorporated in China, to fund any cash and financing requirements we may have. The principal regulations governing distribution of dividends of foreign-invested enterprises include the Foreign-Invested Enterprise Law, as amended from time to time, and its implementation rules. Under these laws and regulations, wholly foreign-owned enterprises in China may pay dividends only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, wholly foreign-owned enterprises in China are required to allocate at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until these reserves have reached 50% of the registered capital of the enterprises. Wholly foreign-owned companies may, at their discretion, allocate a portion of their after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserves are not distributable as cash dividends.

Regulations on Overseas Listings

Six PRC regulatory agencies, including the CSRC, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which became effective in September 2006. The M&A Rules, among other things, require offshore special purpose vehicles, or SPVs, formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

While the application of the M&A Rules remains unclear, we believe, based on the advice of our PRC counsel, China Commercial Law Firm, that our contractual arrangements are in compliance with the M&A Rules. However, as there has been no official interpretation or clarification of the M&A Rules, there is uncertainty as to how this regulation will be interpreted or implemented.

Regulations Relating to Employment

The PRC Labor Law and the Labor Contract Law require that employers must execute written employment contracts with full-time employees. If an employer fails to enter into a written employment contract with an employee within one year from the date on which the employment relationship is established, the employer must rectify the situation by entering into a written employment contract with the employee and pay the employee twice the employee’s salary for the period from the day following the lapse of one month from the date of establishment of the employment relationship to the day prior to the execution of the written employment contract. All employers must compensate their employees with wages equal to at least the local minimum wage standards. Violations of the PRC Labor Law and the Labor Contract Law may result in the imposition of fines and other administrative sanctions, and serious violations may result in criminal liabilities.

Enterprises in China are required by PRC laws and regulations to participate in certain employee benefit plans, including social insurance funds, namely a pension plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan and a maternity insurance plan, and a housing provident fund, and contribute to the plans or funds in amounts equal to certain percentages of salaries, including bonuses and allowances, of the employees as specified by the local government from time to time at locations where they operate their businesses or where they are located. Failure to make adequate contributions to various employee benefit plans may be subject to fines and other administrative sanctions.

Although we have made significant contributions to employee benefits plans, we do not believe those are adequate contributions as required by applicable PRC laws and regulations. See “Risk Factors—Risks Related to Doing Business in China—Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.”

Regulations Relating to Cybersecurity

Regulation on Information Security

The Standing Committee of the National People’s Congress promulgated the Cyber Security Law of the PRC, or the Cyber Security Law, which became effective on June 1, 2017, to protect cyberspace security and order. Pursuant to the Cyber Security Law, any individual or organization using the network must comply with the constitution and the applicable laws, follow the public order and respect social moralities, and must not endanger cyber security, or engage in activities by making use of the network that endanger the national security, honor and interests; incite subversion of state power; overthrow the socialist system; incite secession, undermining national unity, terrorism and extremism promotion, ethnic hatred and discrimination; spread violence and disseminate pornographic information, fabricating and spreading false information that disturbs economic and social order; or infringe on the fame, privacy, intellectual property and other legitimate rights and interests of others. The Cyber Security Law sets forth various security protection obligations for network operators, which are defined as “owners and administrators of networks and network service providers,” including, among others, complying with a series of requirements of tiered cyber protection systems; verifying users’ real identity; localizing the personal information and important data gathered and produced by key information infrastructure operators during operations within the PRC; and providing assistance and support to government authorities where necessary for protecting national security and investigating crimes.

To comply with these laws and regulations, we have adopted security policies and measures to protect our cyber system and customer information.

Regulation on Internet Privacy

Pursuant to the Administrative Provisions on Mobile Internet Applications Information Services, effective on August 1, 2016, owners or operators of mobile applications that provide information services are required to be responsible for information security management; establish and improve the protective mechanism for user information; observe the principles of legality, rightfulness and necessity; and expressly state the purpose, method and scope of, and obtain user consent to, the collection and use of users’ personal information. In addition, the Cyber Security Law also requires network operators to strictly keep confidential users’ personal information that they have collected and to establish and improve user information protective mechanism. On May 8, 2017, the Supreme People’s Court and the Supreme People’s Procuratorate released the Interpretations of the Supreme People’s Court and the Supreme People’s Procuratorate on Several Issues Concerning the Application of Law in the Handling of Criminal Cases Involving Infringement of Citizens’ Personal Information, which clarifies several concepts regarding the crime of “infringement of citizens’ personal information” stipulated by Article 253A of the Criminal Law of the People’s Republic of China, including “citizen’s personal information,” “provision” and “unlawful acquisition of citizens’ personal information.” Also, it specifies the standards for determining “serious circumstances” and “particularly serious circumstances” of this crime.

To comply with these laws and regulations, we have required our customers to consent to our collecting and using their personal information, and established information security systems to protect customers’ privacy.

Regulation on E-Commerce

The Standing Committee of the National People’s Congress of PRC enacted the PRC E-Commerce Law on August 31, 2018, which became effective on January 1, 2019. Under the PRC E-Commerce Law, e-commerce refers to operating activities of selling goods or providing services through the internet or other information networks. The PRC E-Commerce Law generally applies to: (i) platform operators, which refer to legal persons or unincorporated organizations that provide network places of business, transaction matching, information release and other services to enable the transaction parties to carry out independent transaction activities; (ii) operators on the platform, which refer to e-commerce operators that sell goods or provide services to customers through e-commerce platforms; and (iii) other e-commerce operators that sell goods or provide services through self-established websites or other network services. The PRC E-commerce Law also provides rules in relation to e-commerce contracts, dispute settlements, e-commerce development as well as legal liabilities involved in e-commerce.

91

MANAGEMENT

Set forth below is information concerning our directors and executive officers as of the date of this prospectus:

Name	Age	Position(s)
Xiaogang Qin	44	Chief Executive Officer
Lin He	36	Chief Financial Officer
Peijiang Chen	57	Chairman
Alex P. Hamilton	47	Independent Director*
Jiangping (Gary) Xiao	40	Independent Director*
Xiaode Zhang	63	Independent Director*

* This individual consents to be such position upon the closing of this Offering.

The business address of each of the officers and directors is B401, 4th Floor Building 12, Hangcheng Street, Hourui No. 2 Industrial District, Southern Section, Zhichuang Juzhen Double Creative Park, Bao’an District, Shenzhen, People’s Republic of China.

The following is a brief biography of each of our executive officers and directors:

Executive Officers:

Xiaogang Qin - Chief Executive Officer

Mr. Xiaogang Qin, aged 44, is an agriculture and agricultural products technology specialist in the agriculture industry, who has extensive experience in management, marketing and the food industry. Mr. Qin graduated from the China Agricultural University and received a Bachelor’s degree in Agricultural Product Storage and Processing in June 1997. In 2004, he joined Lam Soon Hong Kong Group as Marketing and Brand Manager of its subsidiaries until October 2011. From October 2013 to May 2015, he served as General Manager of Shenzhen Zao Hua Xiang Ecological Food Co., Ltd. From November 2016 to February 2018, he served as Brand Director at Hainan Ye Dao Alcohol Industry Development Co., Ltd. From March 2018 to May 2019, he served as General Manager of Shenzhen Zheng Tian Ran Industrial Co., Ltd. He joined Wunong Shenzhen as its Chief Executive Officer in May 2019.

Lin He - Chief Financial Officer

Mr. Lin He has been our Chief Financial Officer since joining us in June 2019. Mr. He, age 36, graduated from the Hunan University of Technology and Business (previously known as Hunan Business College) with a Bachelor’s degree in Financing in June 2007. After graduation, he started his career as an Administrative Director from March 2009 through April 2011. From January 2011, he studied accounting at China Accounting Online School (www.chinaacc.com) and obtained a Certified Public Accountant certificate in December 2013. Based on his financing academic background, coupled with his accounting knowledge, he changed his career path and worked as an accountant and auditor at Pan-China Certified Public Accountants from June 2011 to March 2014. Between April 2014 and August 2017, he served as Financial Manager and Risk Management Director at Zhong Cai International Fund Management (Shenzhen) Co., Ltd. In September 2017, he joined Shenzhen Lixin Chuangyuan Technology Co., Ltd and served as its Financial Director until May 2019 when he joined us.

Non-Management Directors

Peijiang Chen – Chairman, Independent Director

Mr. Peijiang Chen, age 57, has extensive experience in company management. From July 2016 to September 2018, Mr. Chen was the legal representative of Shenzhen Yue Long Teng Da Sports Information Technology Limited Company. From June 2015 to October 2018, Mr. Chen served as Chairman of the board of directors at Wunong Technology (Shenzhen) Co., Ltd. Mr. Chen is also the Chairman and shareholder of an inactive shell company listed on the OTC Markets. Mr. Chen received his Bachelor’s degree in Electrical Automation in Industrial Enterprises from Jilin Teachers College of Engineering in 1985. Mr. Chen is our Chairman and an independent director.

92

Alex P. Hamilton – Director

Mr. Alex P. Hamilton, age 47, has been the Chief Financial Officer of CBD Biotech Inc. since November 2018, and has also served as Director of CBD Biotech Inc. since April 2019. In April 2016, Mr. Hamilton founded Hamilton Laundry, and has served as its Chief Executive Officer since then. Mr. Hamilton also founded Hamilton Strategy in November 2014, and has served as its Chief Executive Officer since. From November 2013 to November 2014, Mr. Hamilton was the President of Kei Advisors. Mr. Hamilton was also the Co-Founder of Donald Capital LLC, and has served as its President since May 2019. Mr. Hamilton obtained his B.A. in Economics from Brandeis University in 1994. Mr. Hamilton will join us as an independent director upon the closing of this Offering.

Jiangping (Gary) Xiao – Director

Mr. Jiangping (Gary) Xiao, age 40, has been the Vice President of Finance and Accounting at Hilco IP Merchant Bank since 2019. Prior to that, he was the Chief Financial Officer of Professional Diversity Network, Inc., from March 2017 to March 2019. From 2013 to 2016, Mr. Xiao was the Chief Financial Officer and Controller of Petstages. Earlier in his career, Mr. Xiao served as the Controller of the Operations Management Group of The Jordan Company, a private equity firm, from August 2008 to May 2013, and as a Senior Finance Associate, Financial Planning and Analysis of United Airline from June 2006 to August 2008. Mr. Xiao obtained a Master of Business Administration from the Ross School of Business Management at the University of Michigan in 2006 and a B.A. in accounting from Tsinghua University in Beijing, China, in 2000. Mr. Xiao will join us as an independent director upon the closing of this Offering.

Xiaode Zhang – Director

Mr. Xiaode Zhang, age 63, has been the Deputy Director of the China National School of Administration since 2014. From 2014 to May 2018, Mr. Zhang was a Director at the Center for Ecological Civilization Studies of the National School of Administration. Mr. Zhang has been an Expert Committee Member of the National Climate Experts Committee since 2017. Mr. Zhang has also been a Director of the China Organic Conference since 2016. Mr. Zhang obtained his Bachelor’s degree in Economics from Economic of Shanxi University in 1982, and a Ph.D. in Economics from Renmin University of China. Mr. Zhang will join us as an independent director upon the closing of this Offering.

Directors and Officers of Wunong Shenzhen

Messrs Xiaogang Qin and Lin He are the Chief Executive Officer and Chief Financial Officer of Wunong Shenzhen, respectively. Messrs Peijiang Chen, Xiaogang Qin, Lin He, Changbin Xia and Hanwu Yang are directors of Wunong Shenzhen.

Changbin Xia – Director of Wunong Shenzhen

Mr. Changbin Xia, age 47, has extensive experience in company management, marketing and financing. From October 1989 through November 1992, he was a Guard Team Sergeant with the Sichuan PAP (Chinese People’s Armed Police Force) Corps. From 1993 to 2010, he worked as sales and manager at several industrial supply and trading companies. From 2011 to 2016, Mr. Xia joined Guangxi Nanning Zhu Hu Real Estate Co., Ltd as its General Manager. From 2017 till present, Mr. Xia has been the General Manager of Hunan Shangnong Network Technology Co., Ltd. Mr. Xia joined Wunong Shenzhen in 2017, and served as its Chief Executive Officer from March 2017 until April 2019. Mr. Xia now serves as a director of Wunong Shenzhen.

Hanwu Yang – Director of Wunong Shenzhen

Mr. Hanwu Yang, age 45, is a marketing specialist with over ten years’ experience in marketing. Mr. Yang graduated from Shanxi Normal University and received a Bachelor’s degree in Chinese Language and Literature in July 2002. He started his career as a Tutor in Chinese Language at Weinan Normal College after graduation. Starting from July 2005 through September 2016, he changed his career path and assumed the position as salesman for YOFOTO (China) Health Industry Co., Ltd. He joined Wunong Shenzhen in 2017 as its General Manager and is now its Marketing Director.

93

Election of Officers

Our executive officers are appointed by, and serve at the discretion of, our board of directors.

Family Relationships

None of the directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K Our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Board of Directors

Our board of directors consists of five (5) directors. We expect that all current directors will continue to serve after this offering.

The directors will be re-elected at our annual general meeting of shareholders on an annual basis.

A director may vote in respect of any contract or transaction in which he is interested, provided, however that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote on that matter. A general notice or disclosure to the directors or otherwise contained in the minutes of a meeting or a written resolution of the directors or any committee thereof of the nature of a director’s interest shall be sufficient disclosure and after such general notice it shall not be necessary to give special notice relating to any particular transaction. A director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with our company, or in which he is so interested and may vote on such motion.

Board Committees

We established three committees under the board of directors: an audit committee, a compensation committee and a nominating and corporate governance committee. We have adopted a charter for each of the three committees. Copy of our committee charters are to be posted on our corporate investor relations website at [*] prior to our listing on the Nasdaq.

Each committee’s members will be appointed when the close of our Offering and listing on the Nasdaq and their functions are described below.

Audit Committee. The audit committee is will comprise of Messrs Alex P. Hamilton, Jiangping (Gary) Xiao and Xiaode Zhang with Mr. Hamilton serving as chairman. Our board of directors has determined that both Mr. Hamilton and Mr. Xiao qualify as audit committee financial experts and have the accounting or financial management expertise as defined under Item 407(d)(5) of Regulation S-K and required under Nasdaq Rule 5605(c)(2)(A). We have also determined that Messrs Hamilton, Xiao and Zhang satisfy the “independence” requirements for purposes of serving on an audit committee under Rule 10A-3 of the Exchange Act and of Nasdaq Rule 5605(a)(2).

Our board of directors has also adopted a written charter for the audit committee which the audit committee reviews and reassesses for adequacy on an annual basis. A copy of the audit committee’s current charter is available at our corporate Website.

94

Compensation Committee. The Compensation Committee will comprise Messrs Alex P. Hamilton, Jiangping (Gary) Xiao and Xiaode Zhang, with Mr. Zhang serving as chairman. We have also determined that Messrs Hamilton, Xiao and Zhang, satisfy the “independence” requirements of Nasdaq Rule 5605(a)(2). The compensation committee oversees the compensation of our chief executive officer and our other executive officers and reviews our overall compensation policies for employees generally. If so authorized by the Board of Directors, the committee may also serve as the granting and administrative committee under any option or other equity-based compensation plans which we may adopt. The compensation committee does not delegate its authority to fix compensation; however, as to officers who report to the chief executive officer, the compensation committee consults with the chief executive officer, who may make recommendations to the compensation committee. Any recommendations by the chief executive officer are accompanied by an analysis of the basis for the recommendations. The committee will also discuss compensation policies for employees who are not officers with the chief executive officer and other responsible officers. A copy of the compensation committee’s current charter is available at our corporate Website.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is comprised of Messrs Alex P. Hamilton, Jiangping (Gary) Xiao and Xiaode Zhang, with Mr. Xiao serving as chairman. We have also determined that Messrs Hamilton, Xiao and Zhang, satisfy the “independence” requirements of Nasdaq Rule 5605(a)(2). The governance and nominating committee is involved in evaluating the desirability of and recommending to the board any changes in the size and composition of the board, evaluation of and successor planning for the chief executive officer and other executive officers. The qualifications of any candidate for director will be subject to the same extensive general and specific criteria applicable to director candidates generally. A copy of the nominating committee’s current charter is available at our corporate Website.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. The Code of Business Conduct and Ethics is currently available at our corporate website at [  ].

Duties of Directors

Under British Virgin Islands law, our directors owe fiduciary duties to our Company, including a duty of loyalty, a duty to act honestly and a duty to act in what they consider in good faith to be in our best interests. Our directors also have a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time, and the class rights vested thereunder in the holders of the shares. Our company has the right to seek damages if a duty owed by our directors is breached. A shareholder may in certain limited exceptional circumstances have the right to seek damages in our name if a duty owed by the directors is breached.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of our company and mortgaging the property of our company; and

●	approving the transfer of shares in our company, including the registration of such shares in our share register.

Qualification

There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors unless so fixed by us in a general meeting. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

95

Terms of Directors and Officers

Our directors may be elected by a resolution of our board of directors, or by an ordinary resolution of our shareholders. Each of our directors will hold office until the expiration of his or her term as provided in the written agreement with our company, if any, and until his or her successor has been elected or appointed. A director will cease to be a director if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found by our company to be or becomes of unsound mind, (iii) resigns his office by notice in writing to the company, or (iv) without special leave of absence from our board, is absent from three consecutive board meetings and our directors resolve that his office be vacated. Our officers are elected by and serve at the discretion of the board of directors.

Interested Transactions

A director may vote, attend a board meeting or sign a document on our behalf with respect to any contract or transaction in which he or she is interested. A director shall forthwith disclose the interest to all other directors after becoming aware of the fact that he or she is interested in a transaction we have entered into or are to enter into. A general notice or disclosure to all other directors that a director is a member, director, or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, is a sufficient disclosure in relation to that transaction.

Remuneration and Borrowing

The directors may receive such remuneration as our board of directors may determine from time to time. Each director is entitled to be repaid or prepaid all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred in attending meetings of our board of directors or committees of our board of directors or shareholder meetings or otherwise in connection with the discharge of his or her duties as a director. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors. Our board of directors may exercise all the powers of the Company to borrow money and to mortgage or charge our undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party.

96

Employment Agreements with Named Executive Officers and Directors

We have entered into employment agreements with each of the named executive officers. Under these agreements, each of the named executive officers is employed for a specified time period and is entitled to receive annual salary plus other remuneration, pension insurance, medical insurance, maternity insurance, unemployment insurance, work-related injury insurance, housing provident funds and other benefits pursuant to PRC law. We and the named executive officers may terminate the employment upon mutual agreement. The named executive officers may terminate the employment by giving thirty days advance written notice. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, such as serious violation of the Company’s rules and regulations, gross neglect of duty and misconduct resulting in large economic losses to the Company, damaging the Company’s image through defamation or disseminating rumors about the Company or its employees outside the Company, We may also terminate the employment for cause, with thirty days advance written notice and one month’s salary, for certain acts of the executive officer, such as illness, non-work related injury resulting in inability to work in the previous position or a newly assigned position after recovery, and inability to perform the assigned work and failure to perform the assigned tasks even after training or adjustment of position. The employment agreements will be terminated upon (1) expiry of the employment, (2) the entitlement of the named executive officers to the pension insurance, (3) the death of the named executive officers, (4) the bankruptcy of the Company pursuant to law, and (5) revocation of the Company’s business license, shutdown of the business pursuant to the order issued by the relevant authority, or earlier dissolution of the Company.

Each named executive officer has agreed not to be involved in a second occupation during the period of employment. Without our prior written consent or related mutual agreement, he shall not, directly or indirectly, hold any position in any other enterprises providing same or similar products or services.

Each named executive officer has agreed to be bound by non-competition restrictions during the term of his employment and for two years following termination of the employment. The executive officers are not allowed to contact our customers for business after termination of the employment and we have the right to bring legal action against them in the event of any losses so caused by their breach of said restrictions.

In addition, each named executive officer has agreed that the title to the intellectual property, including but not limited to patents and copyrights, created by him during the course of his employment, is vested in the Company. In exchange, the Company will compensate him based on the economic returns so derived.

We have entered into confidentiality agreements with each of the named executive officers. Each named executive officer has agreed (1) not to inquire about the trade secrets which are unrelated to the performance of his work; (2) not to disclose the trade secrets of the Company to any third party; (3) not to allow any third party to use or acquire the trade secrets of the Company, except as required in the performance of his or her duties in connection with the employment or pursuant to the instruction of the Company; (4) not to use the trade secrets of the Company for its own benefits; (5) to hold the trade secrets in strict confidence and report to the Company if the trade secrets are disclosed; and (6) to keep other confidential obligations. As a compensation, each named executive officer is entitled to receive a monthly confidentiality fee of $70.

Each executive officer has agreed to hold, both during and after the termination or expiry of his employment agreement, in strict confidence, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law or the Company’s instruction, any of our trade secrets, the trade secrets of our business partners and customers received by us and for which we have confidential obligations.

We have entered into director agreements with each of our independent director appointees. Their appointments will be effective on the date of close of our Offering and the listing of our Ordinary Shares on the Nasdaq Capital Market. These agreements set forth the services to be provided and compensation to be received by our independent directors, as well as the independent directors’ obligations in terms of confidentiality, non-competition and non-solicitation. Pursuant to these agreements, the directorship of our independent director appointees will last until the earlier of (i) the date on which the director ceases to be a member of our board of directors for any reason or (ii) the next annual meeting of shareholders if the director is not re-elected.

EXECUTIVE COMPENSATION

Our compensation committee approves our salaries and benefit policies. They determine the compensation to be paid to our executive officers based on our financial and operating performance and prospects, and contributions made by the officers’ to our success. Each of the named officers will be measured by a series of performance criteria by the board of directors, or the compensation committee on a yearly basis. Such criteria will be set forth based on certain objective parameters such as job characteristics, required professionalism, management skills, interpersonal skills, related experience, personal performance and overall corporate performance.

Our board of directors has not adopted or established a formal policy or procedure for determining the amount of compensation paid to our executive officers. The board of directors will make an independent evaluation of appropriate compensation to key employees, with input from management. The board of directors has oversight of executive compensation plans, policies and programs.

97

Summary Compensation Table

The following table sets forth certain information with respect to compensation for the year ended December 31, 2019 and 2018 earned by or paid to our chief executive officer and chief financial officer (the “named executive officers”).

Name and Position	Year	Salary ($)	Bonus ($)	Stock / Share Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Deferred Compensation Earnings	Other	Total ($)
Xiaogang Qin(1)	2019	3,771	16,114	0	0	0	0	7,886	27,771
Chief Executive Officer	2018	0	0	0	0	0	0	0	0

Lin He (2)	2019	3,771	10,457	0	0	0	0	4,629	18,857
Chief Financial Officer	2018	0	0	0	0	0	0	0	0

Wei Wu (3)	2019	3,771	9,104	0	0	0	0	4,859	17,734
Former Chief Financial Officer	2018	0	0	0	0	0	0	0	0

Changbin Xia(4)	2018	3,771	19,543	0	0	0	0	7,892	31,206
Former Chief Executive Officer	2017	3,771	19,543	0	0	0	0	7,543	30,857

Guoxing Cui (5)	2018	3,771	7,584	0	0	0	0	2,743	14,098
Former Chief Financial Officer	2017	0	0	0	0	0	0	0	0

(1) On May 1, 2019, Wunong Shenzhen entered into an employment agreement with our Chief Executive Officer, Mr. Xiaogang Qin, pursuant to which he receives an annual base salary of $3,771 plus other remuneration, including, but not limited to, post allowance, performance-related pay, subsidies for work meals, transportation, housing, and confidentiality obligations. Mr. Qin’s employment is for an initial term of three years and may be renewed by the parties within thirty (30) days prior to the expiration of the employment agreement. The amount reflects salary paid to Mr. Qin for services rendered to our operating subsidiary, Wunong Shenzhen and Wunong.

(2) On May 1, 2019, Wunong Shenzhen entered into an employment agreement with our Chief Financial Officer, Mr. Lin He, pursuant to which he receives an annual base salary of $3,771 plus other remuneration, including, but not limited to, post allowance, performance-related pay, subsidies for work meals, transportation, housing, and confidentiality obligations. For the months of May and June 2019, Mr. He received $626 in base salary, $414 in post allowance and performance-related pay, and $314 in other compensation. Mr. He’s employment is for an initial term of three years and may be renewed by the parties within thirty (30) days prior to the expiration of the employment agreement. The amount reflects salary paid to Mr. He for services rendered to our operating subsidiary, Wunong Shenzhen and Wunong.

(3) Between January and May 2019, Ms. Wei Wu served as Wunong Shenzhen’s interim Chief Financial Officer. Ms. Wu received an annual base salary of $3,771, plus other remuneration, including, but not limited to, post allowance, performance-related pay, subsidies for work meals, transportation, housing, and confidentiality obligations. From January to May 2019, Ms. Wu received $2,075 in base salary and overtime, $5,275 in post allowance and performance-related pay, and $1,357 in other compensation. Ms. Wu resigned from this position in May 2019.

(4) In 2017, Mr. Changbin Xia began working at Wunong Shenzhen as the de facto Chief Executive Officer.  In 2017 and 2018, Mr. Xia received an annual base salary of $3,771 plus other remuneration, including, but not limited to, post allowance, performance-related pay, subsidies for work meals, transportation, housing, and confidentiality obligations. The amount reflects salary paid to Mr. Xia for services rendered to our operating subsidiary, Wunong Shenzhen and Wunong. Mr. Xia resigned from this position in December 2018.

(5) In 2018, Mr. Guoxing Cui began working at Wunong Shenzhen as the de facto Chief Financial Officer. In 2018, Mr. Cui received an annual base salary of $3,771 plus other remuneration, including, but not limited to, post allowance, performance-related pay, subsidies for work meals, transportation, housing, and confidentiality obligations. The amount reflects salary paid to Mr. Cui for services rendered to our operating subsidiary, Wunong Shenzhen and Wunong. Mr. Cui resigned from this position in December 2018.

98

Xiaogang Qin

On May 1, 2019, Wunong Shenzhen entered into an employment agreement with our Chief Executive Officer, Mr. Xiaogang Qin, pursuant to which he receives an annual base salary of $3,710 plus other remuneration, including but not limited to performance related pay. Mr. Huang’s employment is for an initial term of three years and may be renewed by the parties within thirty (30) days prior to the expiration of the employment agreement.

Lin He

On May 1, 2019, Wunong Shenzhen entered into an employment agreement with our Chief Financial Officer, Mr. Lin He, pursuant to which he receives an annual base salary of $3,710 plus other remuneration, including but not limited to performance related pay. Mr. He’s employment is for an initial term of three years and may be renewed by the parties within thirty (30) days prior to the expiration of the employment agreement. Amount reflects salary paid to Mr. Huang for services rendered to our operating subsidiary, Wunong Shenzhen and Wunong.

Compensation of Directors

For the fiscal years ended December 31, 2019 and 2018, no members of our board of directors received compensation in their capacity as directors.

Director Compensation — Non-Employee Directors

Historically, we have not paid our non-employee directors. We have agreed to pay our independent directors an annual cash retainer of $15,000, subject to terms of the definitive agreements. We will also reimburse all directors for any out-of-pocket expenses incurred by them in connection with their services provided in such capacity. In addition, we may provide incentive grants of stock, options or other securities convertible into or exchangeable for, our securities. For the years ended December 31, 2019 and 2018, we did not pay any non-employee directors because we did not have any non-employee directors.

Compensation of Directors of Wunong Shenzhen

The following table sets forth certain information with respect to compensation for the year ended December 31, 2019 and 2018 earned by directors of Wunong Shenzhen.

Name and Principal Position	Year	Fee earned or paid in Cash ($)	Base Compensation and bonus ($)	Share Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred ($)	All Other Compensation ($)	Total ($)
Changbin Xia[1]	2019	3,771	19,543	--	--	--	--	8,315	31,629
	2018	3,771	19,543			--	--	7,892	31,206

Hanwu Yang[2]	2019	3,771	19,543	--	--	--	--	7,886	31,200
	2018	--	--	--	--	--	--	--	--

Peijiang Chen[3]	2019	3,771	21,600	--	--	--	--	7,886	33,257
	2018	--	--	--	--	--	--	--	--

(1) Mr. Xia was appointed director of Wunong Shenzhen on January 1, 2017. His annual director compensation were RMB216,000 (approximately, $30,857), RMB218,440 (approximately $31,206) and RMB 221,400 (approximately, $31,629) for 2017, 2018 and 2019. On January 1, 2020, Mr. Xia signed a director appointment letter with a new three-year term. His annual compensation shall be RMB 168,007.08 (approximately, $24,001).

(2) Mr. Yang was appointed director of Wunong Shenzhen on January 1, 2017. His annual director compensation was RMB 218,400 (approximately, $31,200) for 2019 but received no compensation for 2017 and 2018. On January 1, 2020, Mr. Yang signed a director appointment letter with a new three-year term. His annual compensation shall be RMB 167,886.36 (approximately, $23,984).

(3) Mr. Chen was appointed director of Wunong Shenzhen on January 1, 2017. His annual director compensation was RMB 232,800 (approximately, $33,257) for 2019 but received no compensation for 2017 and 2018. On January 1, 2020, Mr. Chen signed a director appointment letter with a new three-year term. His annual compensation shall be RMB 194,276.16 (approximately, $27,754).

RELATED PARTY TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed in “Executive Compensation,” below we describe transactions since incorporation, to which we have been a participant, in which the amount involved in the transaction is material to our company and in which any of the following is a party: (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, our Company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of our Company that gives them significant influence over our Company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of our Company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

Transaction between Mr. Changbin Xia and Wunong Shenzhen

Pursuant to a Loan Contract fully executed between Wunong Shenzhen and Mr. Changbin Xia dated January 1, 2019, Mr. Changbin Xia, our Wunong Shenzhen director, made an interest-free loan in the amount of RMB2,000,000 to us, which shall be repaid in full on or before December 31, 2020. We have fully repaid this loan by December 31, 2019. Mr. Changbin Xia and Wunong Shenzhen entered another agreement on January 1, 2019 to make an interest-free loan in the amount of RMB 6,500,000 to us, which shall be repaid in full on or before December 31, 2021. Subsequently in 2020, major shareholders have lent approximately $723,000 in loans to the Company due on December 31, 2023. In the event the Company fails to repay these loans within above stipulated period, the interest rate will be at an annual rate of 8% for any and all overdue payments.

Transaction between Mr. Hanwu Yang and Wunong Shenzhen

Pursuant to a Loan Contract fully executed between Wunong Shenzhen and Mr. Hanwu Yang dated May 1, 2018, Mr. Hanwu Yang, our Wunong Shenzhen director, made an interest-free loan in the total amount of RMB4,241,782 to us, which had been wired to us by several wire transfers between May 14, 2018 and December 29, 2018. The loan shall be repaid in full on or before December 31, 2021. We fully repaid this loan as of the date of this prospectus.

99

PRINCIPAL SHAREHOLDERS AND SELLING SHAREHOLDERS

The following table sets forth information with respect to beneficial ownership of our Ordinary Shares as of the date of the prospectus by:

●	Each person who is known by us to beneficially own more than 5% of our outstanding Ordinary Shares;
●	Each of our director, director nominees and named executive officers;
●	All directors and named executive officers as a group and
●	the selling shareholders, which consists of the entities shown as having shares listed in the column “Shares to be Sold in Offering.”

In addition, the following table assumes that the over-subscription option has not been exercised.

Our Company is authorized to issue an unlimited number of Ordinary Shares with no par value. The number and percentage of Ordinary Shares beneficially owned before the Offering are based on 20,000,000 Ordinary Shares issued and outstanding as of the date of this prospectus and 25,000,000 Ordinary Shares post-Offering (assuming no exercise of the Underwriter’s over-allotment and Underwriter Warrants). Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. None of our shareholders as of the date of this prospectus is a record holder in the United States. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Ordinary Shares shown as beneficially owned by them. Unless otherwise indicated in the footnotes, the address for each principal shareholder is in the care of our Company at B401, 4th Floor Building 12, Hangcheng Street, Hourui No. 2 Industrial District, Southern Section, Zhichuang Juzhen Double Creative Park, Bao’an District, Shenzhen, People’s Republic of China. As of the date of this prospectus, we have 9 shareholders of record.

	Ordinary Shares Beneficially Owned Prior to this Offering		Shares to be Sold in Offering	Ordinary Shares Beneficially Owned After this Offering
	Number	Percent	Number	Number	Percent
Directors and Executive Officers:
Peijiang Chen, Chairman and Director(1)	4,350,043.50	21.75%	-	4,350,043.50	18.00%
Xiaogang Qin, CEO	-	-		-	-
Lin He, CFO	-	-		-	-

5% Beneficial Owners
Union International Company Limited (2) Vistra Corporate Services Centre,Wickhams Cay II, Road Town,Tortola, VG1110, British Virgin Islands	5,100,051.00	25.50%	-	5,100,051.00	21.10%

Kindness Global Company Limited (1)	4,350,043.50	21.75%	-	4,350,043.50	18.00%
Four Dimensions Global Investment Limited(3)	2,400,024.00	12.00%	-	2,400,024.00	9.93%

Wisdom Global Company Limited(4)	2,400,024.00	12.00%	-	2,400,024.00	9.93%

Soaring International Company Limited(5) 30 de Castro Street, Wickhams Cay 1, P. O. Box 4519, Road Town, Tortola, British Virgin Islands	2,000,120.00	10.00%	-	2,000,120.00	8.27%

Morning Choice International Company Limited(6) 30 de Castro Street, Wickhams Cay 1, P. O. Box 4519, Road Town, Tortola, British Virgin Islands	999,910.00	5.00%	-	999,910.00	4.14%

Eternal Horizon International Company Limited(7) 30 de Castro Street, Wickhams Cay 1, P. O. Box 4519, Road Town, Tortola, British Virgin Islands	999,910.00	5.00%	999,910.00	-	-

August International Group Company Limited(8) 30 de Castro Street, Wickhams Cay 1, P. O. Box 4519, Road Town, Tortola, British Virgin Islands	999,910.00	5.00%	-	999,910.00	4.14%

(1)	Kindness Global Company Limited, a BVI company incorporated in October 1, 2018 that is 100% owned by Kindness Global Holdings Limited, a BVI company, which is, in turn, 100% owned by Mr. Peijiang Chen, our Chairman and director and also shareholder and director of Wunong Shenzhen. Mr. Chen is deemed to beneficially own the 4,350,043.500435 Ordinary Shares owned by Kindness Global Company Limited and has sole voting and dispositive powers over these shares.
(2)	Union International Company Limited, a BVI company that is 100% owned by Union International Holdings Limited, a BVI company, which, in turn, is owned by 14 PRC citizens and natural persons. The 14 individuals comprise Changbin Xia (12.24%), Haiyan Qin (26.53%), Hui Wang (15.31%), Dongling Li (9.18%), Chunhua Shi (1.02%), Yanling Qi (1.02%), Dong Liu (1.02%), Tao Qiao (9.18%), Weixia Liu (7.14%), Naikang Meng (7.14%), Jie Bai (7.14%), Mei Gao (1.02%), Fuxiong Ma (1.02%) and Weidong Zhu (1.02%) and each is deemed to beneficially own and has sole voting and dispositive powers over the 5,100,051.000510 Ordinary Shares in accordance with their respective percentage interests in the partnership. The 14 individuals also comprise a PRC limited partnership, Mishan City Shenmi Dazhong Management Consulting Partnership (Limited Partnership).
(3)	Four Dimensions Global Investment Limited, a BVI company that is 100% owned by Four Dimensions Global Holdings Limited, a BVI company, which is, in turn, 100% owned by Mr. Changbin Xia, a Chinese citizen and a shareholder and director of Wunong Shenzhen. Mr. Xia is deemed to beneficially own the 2,400,024.000240 Ordinary Shares owned by Four Dimensions Global Investment Limited and has sole voting and dispositive powers over these shares. Additionally, Mr. Xia is deemed to beneficially own and has sole voting and dispositive powers over 624,246.2424 Ordinary Shares held by Union International Company Limited by virtue of his shareholding in Union International Holdings Limited, which directly owns Union International Company Limited.
(4)	Wisdom Global Company Limited, a BVI company that is 100% owned by Wisdom Global Holdings Limited, a BVI company, which is, in turn, 100% owned by Mr. Hanwu Yang, a Chinese citizen and a shareholder and director of Wunong Shenzhen. Mr. Yang is deemed to beneficially own the 2,400,024.000240 Ordinary Shares owned by Wisdom Global Company Limited and has sole voting and dispositive powers over these shares.
(5)	Soaring International Company Limited is a BVI company that is owned solely by Xin Jin, a PRC citizen and Jin is deemed to beneficially own the Ordinary Shares owned by Soaring International Company Limited and has sole voting and dispositive powers over these shares.
(6)	Morning Choice International Company Limited is a BVI company that is owned solely by Ze Chen, a PRC citizen and Chen is deemed to beneficially own the Ordinary Shares owned by Morning Choice International Company Limited and has sole voting and dispositive powers over these shares.
(7)	Eternal Horizon International Company Limited is a BVI company that is owned solely by Jie Xu, a PRC citizen and Xu is deemed to beneficially own the Ordinary Shares owned by Eternal Horizon International Company Limited and has sole voting and dispositive powers over these shares.
(8)	August International Group Company Limited is a BVI company that is owned solely by Dong Zhang, a PRC citizen and Zhang is deemed to beneficially own the Ordinary Shares owned by August International Group Company Limited and has sole voting and dispositive powers over these shares

As of the date of this prospectus, we are authorized to issue an unlimited number of shares of no par value in a single class. Holders of Ordinary Shares are entitled to one vote per share. We will issue and register Ordinary Shares in this Offering.

100

As of the date of this prospectus, none of our outstanding Ordinary Shares are held by record holders in the United States.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

History of Share Capital

We were incorporated in the British Virgin Islands as a business company with liability limited by shares on December 4, 2018 with the specific purpose to become the legal vehicle for Wunong Shenzhen to go public in the U.S. As inducement for Peijiang Chen, Hanwu Yang, Changbin Xia and Mishan City Shenmi Dazhong Management Consulting Partnership (Limited Partnership) (“Wunong Shenzhen Shareholders”) who together hold 100% shares of Wunong Shenzhen to enter into the VIE Agreements pursuant to which the Company shall obtain absolute control rights and the rights to the assets, property and revenue of Wunong Shenzhen, the Company issued an aggregate of 50,000 shares to the Wunong Shenzhen Shareholders. On December 4, 2018, we issued 34,000 Ordinary Shares to Kindness Global Company Limited, a BVI company 100% owned by Kindness Global Holdings Limited, a BVI company, which is 100% owned by Mr. Peijiang Chen, a shareholder and director of Wunong Shenzhen and our Chairman and director. On the same day, we issued 8,000 Ordinary Shares to Four Dimensions Global Investment Limited, a BVI company 100% owned by Four Dimensions Global Holdings Limited, a BVI company, which is 100% owned by Mr. Changbin Xia, a shareholder and director of Wunong Shenzhen and another 8,0000 Ordinary Shares to Wisdom Global Company Limited, a BVI company, which is 100% owned by Wisdom Global Holdings Limited, a BVI company, and in turn is 100% owned by Mr. Hanwu Yang, a shareholder and director of Wunong Shenzhen.

On February 14, 2019, Kindness Global Company Limited transferred 17,000 Ordinary Shares to Union International Company Limited, a BVI company that is 100% owned by Union International Holdings Limited, a BVI company, which is, in turn, 100% owned by Mishan City Shenmi Dazhong Management Consulting Partnership (Limited Partnership), a PRC limited partnership comprising 14 partners, all of whom are PRC citizens and natural persons.

On November 15, 2019, Kindness Global Company Limited transferred 2,500 Ordinary Shares to Fragrance International Group Company Limited. Also on November 15, 2019, we issued 6,667 Ordinary Shares to Soaring International Company Limited and 3,333 Ordinary Shares to each of Morning Choice International Company Limited, August International Group Company Limited and Eternal Horizon International Company Limited.

On December 2, 2019, we filed amended memorandum and articles of association with the BVI Registry of Corporate Affairs to change the par value of our Ordinary Shares from $1 to no par value and to forward split our issued and outstanding Ordinary Shares from 66,666 to 20,000,000.

As of the date of this prospectus, none of our outstanding Ordinary Shares are held by record holders in the United States.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

DESCRIPTION OF ORDINARY SHARES

General

Wunong Net Technology Company Limited is a holding company incorporated under the laws of the British Virgin Islands on December 4, 2018. Our affairs are governed by the provisions of our Memorandum and Articles, as amended and/or restated from time to time, and the BVI Act, and the applicable laws of the BVI (including applicable common law).

Our memorandum authorizes us to issue an unlimited number of shares at no par value of a single class. All of our issued Ordinary Shares are fully paid and non-assessable. We may, but is not required to if the rules of the senior national exchange allow, issue share certificates specifying the number of Ordinary Shares held by each holder of Ordinary Shares in the Company. Our shareholders may freely hold and vote their Ordinary Shares.

101

Our memorandum and articles permit the directors, by way of resolution of directors, to fix the emoluments of directors with respect to services to be rendered in any capacity to the Company. All decisions about the compensation of directors will be recommended by the compensation committee, and approved by way of resolution of directors of the Company.

The following description of our authorized shares and our constitutional rules under our memorandum and articles is qualified in its entirety by reference to our memorandum and articles, which have been filed as an exhibit to the registration statement of which this prospectus is a part.

Memorandum and Articles of Association

The following discussion describes our amended and restated memorandum and articles of association that (subject to any limitations, restrictions or modifications in our memorandum and articles of association; and subject to any rights or restrictions attaching to any shares) will be in effect upon the completion of this Offering:

Objects and Purposes, Register, and Shareholders. Subject to the BVI Act and BVI law, our objects and purposes are unlimited. Our register of members will be maintained by our transfer agent, Transhare Securities Transfer and Registrar. Under the BVI Act, a BVI company may treat the registered holder of a share as the only person entitled to (a) exercise any voting rights attaching to the share, (b) receive notices, (c) receive a distribution in respect of the share and (d) exercise other rights and powers attaching to the share. Consequently, as a matter of BVI Law, where a shareholder’s shares are registered in the name of a nominee such as Cede & Co, the nominee is entitled to receive notices, receive distributions and exercise rights in respect of any such shares registered in its name. The beneficial owners of the shares registered in a nominee’s name will therefore be reliant on their contractual arrangements with the nominee in order to receive notices and dividends and ensure the nominee exercises voting and other rights in respect of the shares in accordance with their directions.

Directors’ Powers. Under the BVI Act, subject to any modifications or limitations in a company’s memorandum and articles of association, a company’s business and affairs are managed by, or under the direction or supervision of, its directors; and directors generally have all powers necessary to manage a company. A director must disclose any interest he has on any proposal, arrangement or contract not entered into in the ordinary course of business and on usual terms and conditions. An interested director may (subject to the memorandum and articles of association) vote on a transaction in which he has an interest. In accordance with, and subject to, our memorandum and articles of association, the directors may by resolution of directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

Rights, Preferences and Restrictions of Ordinary Shares. Our directors may (subject to the memorandum and articles of association and BVI law) authorize dividends at such time and in such amount as they determine. Each Ordinary Share is entitled to one vote on any resolution of shareholders. In the event of a liquidation or dissolution of the Company, each Ordinary Share (subject to the memorandum and articles of association) is entitled to an equal share in all surplus assets remaining available for distribution to them after payment and discharge of all claims, debts, liabilities and obligations of the Company and after provision is made for each class of shares (if any) having preference over the Ordinary Shares. There are no sinking fund provisions applicable to our Ordinary Shares. Holders of our Ordinary Shares have no pre-emptive rights. Subject to the provisions of the BVI Act, we may, (subject to the memorandum and articles of association) with the consent of the shareholder whose shares are to be purchased, repurchase our Ordinary Shares in certain circumstances provided that the Company will, immediately after the repurchase, satisfy the solvency test. The Company will satisfy the solvency test, if (i) the value of the Company’s assets exceeds its liabilities; and (ii) the Company is able to pay its debts as they fall due.

102

In accordance with the BVI Act:

(i)	the Company may purchase, redeem or otherwise acquire its own shares in accordance with either (a) Sections 60, 61 and 62 of the BVI Act (save to the extent that those Sections are negated, modified or inconsistent with provisions for the purchase, redemption or acquisition of its own shares specified in the Company’s memorandum and articles of association); or (b) such other provisions for the purchase, redemption or acquisition of its own shares as may be specified in the Company’s memorandum and articles of association. The Company’s memorandum and articles of association provide that such Sections 60, 61 and 62 do not apply to the Company; and

(ii)	where a company may purchase, redeem or otherwise acquire its own shares otherwise than in accordance with Sections 60, 61 and 62 of the BVI Act, it may not purchase, redeem or otherwise acquire the shares without the consent of the member whose shares are to be purchased, redeemed or otherwise acquired, unless the Company is permitted by the memorandum and articles of association to purchase, redeem or otherwise acquire the shares without that consent; and

(iii)	unless the shares are held as treasury shares in accordance with Section 64 of the BVI Act, any shares acquired by the Company are deemed to be cancelled immediately on purchase, redemption or other acquisition.

Variation of the Rights of Shareholders. As permitted by the BVI Act and our memorandum and articles of association, the rights conferred upon the holders of the shares of any class of the Company may (subject to the memorandum and articles of association) only be varied, whether or not the Company being wound up, with the consent in writing of or by resolution passed at a meeting by the holders of more than 50 per cent of the issued shares of that class. A greater majority is required in relation to a scheme of arrangement and may be required in relation to a plan of arrangement.

Shareholder Meetings. In accordance with, and subject to, our memorandum and articles of association, (a) any director of the Company may convene meetings of the shareholders at such times as the director considers necessary or desirable (and the director convening a meeting of shareholders may fix as the record date for determining those shareholders that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice); and (b) upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested, the directors shall convene a meeting of shareholders. Under BVI Law, the memorandum and articles of association may be amended to decrease but not increase the required percentage to call a meeting above 30%. In accordance with, and subject to, our memorandum and articles of association, (a) the director convening a meeting shall give not less than 7 days’ notice of a meeting of shareholders to those shareholders whose names on the date the notice is given appear as shareholders in the register of members of the Company and are entitled to vote at the meeting; and the other directors; (b) a meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all of the shares that that shareholder holds; (c) a meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the shares or, where there exists more than one class of shares, not less than 50 per cent of each class or series of shares entitled to vote on resolutions of shareholders to be considered at the meeting; and (d) if within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the request of the shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

Dividends. Subject to the BVI Act and our memorandum and articles of association, the directors of the Company may, by resolution of directors, authorize a distribution by way of dividend at a time and amount as they think fit if they are satisfied, based on reasonable grounds, that, immediately after distribution of the dividend, the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due. There is no further BVI Law restriction on the amount of funds which may be distributed by us by dividend, including all amounts paid by way of the subscription price for Ordinary Shares regardless of whether such amounts may be wholly or partially treated as share capital or share premium under certain accounting principles. Shareholder approval is not (except as otherwise provided in our memorandum articles of association) required to pay dividends under BVI Law. In accordance with, and subject to, our memorandum and articles of association, no dividend shall bear interest as against the Company (except as otherwise provided in our memorandum articles of association).

103

Disclosure of the Securities and Exchange Commission’s Position on Indemnification for Securities Act Liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer of Shares. Subject to any applicable restrictions or limitations arising pursuant to (i) our memorandum and articles of association; or (ii) the BVI Act, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or in any other form which our directors may approve (such instrument of transfer being signed by the transferor and containing the name and address of the transferee). The BVI Act also provides that the shares of the Company, whilst listed on a recognized exchange such as the NYSE or Nasdaq, may be transferred without the need for a written instrument of transfer if the transfer is carried out within the laws, rules, procedures and other requirements applicable to shares registered on the recognized exchange and subject to the Company’s memorandum and articles of association and the Listed Companies and Funds Regulations of the British Virgin Islands. There are currently no provisions of the Listed Companies and Funds Regulations in force that would affect this. Our memorandum and articles of association also (save as otherwise provided therein) provide that shares may be dealt with by means of a system utilized for the purposes of holding and transferring of shares in uncertificated form.

Summary of Certain Significant Provisions of BVI Law

The BVI Act differs from laws applicable to US corporations and their shareholders. Set forth below is a summary of certain significant provisions of the BVI Act applicable to us (save to the extent that such provisions have been, to the extent permitted under the BVI Act, negated or modified in our memorandum and articles of association in accordance with the BVI Act).

Mergers, Consolidations and Similar Arrangements. The BVI Act provides for mergers as that expression is understood under US corporate law. Common law mergers are also permitted outside of the scope of the BVI Act. Under the BVI Act, two or more companies may either merge into one of such existing companies, or the surviving company, or consolidate with both existing companies ceasing to exist and forming a new company, or the consolidated company. The procedure for a merger or consolidation between the Company and another company (which need not be a BVI company, and which may be the Company’s parent, but need not be) is set out in the BVI Act. The directors of the BVI company or BVI companies which are to merge or consolidate must approve a written plan of merger or consolidation which must also be authorized by a resolution of members (and the outstanding shares of every class of shares that are entitled to vote on the merger or consolidation as a class if the memorandum articles of association so provide or if the plan of merger or consolidation contains any provisions that, if contained in a proposed amendment to the memorandum and articles of association, would entitle the class to vote on the proposed amendment as a class) of the shareholders of the BVI company or BVI companies which are to merge. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the BVI Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The Company must then execute articles of merger or consolidation, containing certain prescribed details. The plan and articles of merger or consolidation are then filed with the Registrar of Corporate Affairs in the BVI, or the Registrar. If the surviving company or the consolidated company is to be incorporated under the laws of a jurisdiction outside BVI, it shall file the additional instruments required under Section 174(2)(b) of the BVI Act. The Registrar then (if he is satisfied that the requirements of the BVI Act have been complied with) registers, in the case of a merger, the articles of merger or consolidation and any amendment to the memorandum and articles of association of the surviving company and, in the case of a consolidation, the memorandum and articles of association of the new consolidated company and issues a certificate of merger or consolidation (which is conclusive evidence of compliance with all requirements of the BVI Act in respect of the merger or consolidation). The merger or consolidation is effective on the date that the articles of merger or consolidation are registered by the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation but if the surviving company or the consolidated company is a company incorporated under the laws of a jurisdiction outside the BVI, the merger or consolidation is effective as provided by the laws of that other jurisdiction.

104

As soon as a merger or consolidation becomes effective (inter alia), (a) the surviving company or consolidated company (so far as is consistent with its amended memorandum and articles, as amended or established by the articles of association of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its amended memorandum and articles of association are contained in the articles of merger; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any shareholder, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger or consolidation by or against a constituent company, or against any shareholder, director, officer or agent thereof, are abated or discontinued by the merger or consolidation, but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the shareholder, director, officer or agent thereof, as the case may be or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company but if the surviving company or the consolidated company is incorporated under the laws of a jurisdiction outside the BVI, the effect of the merger or consolidation is the same as noted previously except in so far as the laws of the other jurisdiction otherwise provide.

The Registrar shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation (save that this shall not apply to a foreign company).

If the directors determine it to be in the best interests of the Company, it is also possible for a merger to be approved as a court approved plan of arrangement or as a scheme of arrangement in accordance with (in each such case) the BVI Act. The convening of any necessary shareholders meetings and subsequently the arrangement must be authorized by the BVI court. A scheme of arrangement requires the approval of 75% of the votes of the shareholders or class of shareholders, as the case may be. If the effect of the scheme is different in relation to different shareholders, it may be necessary for them to vote separately in relation to the scheme, with it being required to secure the requisite approval level of each separate voting group. Under a plan of arrangement, a BVI court may determine what shareholder approvals are required and the manner of obtaining the approval.

Continuation into a Jurisdiction Outside the BVI. In accordance with, and subject to, our memorandum and articles of association, the Company may by resolution of shareholders or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the BVI in the manner provided under those laws. The Company does not cease to be a BVI company unless the foreign law permits continuation and the BVI company has complied with the requirements of that foreign law. Where a company that wishes to continue as a company incorporated under the laws of a jurisdiction outside the BVI has a charge registered in respect of the property of the company undersection 163 of the BVI Act which has not been released or satisfied, it shall, before continuing and provided that the charge does not contain a covenant prohibiting continuation of the company outside the BVI, provide a written declaration addressed to the Registrar specifying that: (a) a notice of satisfaction or release in respect of the charge has been filed and registered under section 165 of the BVI Act; (b) where paragraph (a) has not been complied with, the chargee to whom the registered charge relates has been notified in writing of the intention to continue the company as a company incorporated under the laws of a jurisdiction outside the BVI and the chargee has given his or her consent or has not objected to the continuation; or (c) where paragraph (a) has not been satisfied and the chargee, after notification under paragraph (b), has not given his or her consent or objected to the continuation, the chargee’s interest secured by the registered charge shall not be diminished or in any way compromised by the continuation and the charge shall operate as a liability of the continued company incorporated under the laws of a jurisdiction outside of the BVI. Where a company is continued under the laws of a jurisdiction outside the BVI, (a) the company continues to be liable for all of its claims, debts, liabilities and obligations that existed prior to its continuation, (b) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against the company or against any shareholder, director, officer or agent thereof, is released or impaired by its continuation as a company under the laws of the jurisdiction outside the BVI, (c) no proceedings, whether civil or criminal, pending by or against the company, or against any shareholder, director, officer or agent thereof, are abated or discontinued by its continuation as a company under the laws of the jurisdiction outside the BVI, but the proceedings may be enforced, prosecuted, settled or compromised by or against the Company or against the shareholder, director, officer or agent thereof, as the case may be; and (d) service of process may continue to be effected on the registered agent of the company in the BVI in respect of any claim, debt, liability or obligation of the Company during its existence as a company under the BVI Act.

105

Directors. In accordance with, and subject to, our memorandum and articles (including, for the avoidance of any doubt, any rights or restrictions attaching to any Ordinary Shares), (a) the first directors of the Company shall be appointed by the first registered agent within 6 months of the date of the incorporation of the Company; and thereafter, the directors shall be elected by resolution of shareholders or by resolution of directors for such term as the shareholders or directors determine; (b) each director holds office for the term, if any, fixed by the resolution of shareholders or resolution of directors appointing him, or until his disqualification, earlier death, resignation or removal; (c) a director may be removed from office: (i) with or without cause, by a resolution of shareholders passed at a meeting of shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by a least seventy five per cent of the Shareholders of the Company entitled to vote; or (ii) with cause, by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director resolution of directors or resolution of shareholders; (d) a director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company at the office of its registered agent or from such later date as may be specified in the notice and a director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the BVI Act; (e) the directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors and where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office; (f) a vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office; and (g) a director is not required to hold shares in the Company as a qualification to office.

In accordance with, and subject to, our memorandum and articles of association, (a) any one director of the Company may call a meeting of the directors by sending a written notice to each other director; (b) the directors of the Company or any committee thereof may meet at such times and in such manner as the directors may determine to be necessary or desirable; (c) a director shall be given not less than 3 days’ notice of meetings of directors, but a meeting of directors held without 3 days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director and the inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting; (d) a meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, unless there are only 2 directors in which case the quorum is two; (e) a director may by a written instrument appoint an alternate who need not be a director and the alternate shall be entitled to attend meetings in the absence of the director who appointed him and to vote or consent in place of the director until the appointment lapses or is terminated; (f) a resolution of directors is passed if either (i) the resolution is approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or (ii) the resolution is consented to in writing by all directors or by all members of a committee of directors of the Company, as the case may be, unless (in either case) the BVI Act or our memorandum and articles of association require a different majority.

Indemnification of Directors. In accordance with, and subject to, our memorandum and articles of association (including the limitations detailed therein), the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or (b) is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

In accordance with, and subject to, our memorandum and articles of association (including the limitations detailed therein), (a) the indemnity referred to above only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful; (b) the decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the articles of association, unless a question of law is involved; and (c) the termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

106

In accordance with, and subject to, our memorandum and articles of association, the Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the articles of association.

Directors and Conflicts of Interest. As noted above, pursuant to the BVI Act and the Company’s memorandum and articles of association, a director of a company who has an interest in a transaction entered into or to be entered into by the Company and who has declared such interest to the other directors, may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction,

and, subject to compliance with the BVI Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

In accordance with, and subject to, our memorandum and articles of association, (a) a director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company; and (b) for the purposes noted foregoing, a disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

Shareholders’ Suits. The enforcement of the Company’s rights will ordinarily be a matter for its directors.

In certain circumstances, a shareholder has the right to seek various remedies against the Company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, proposes to engage in, or has engaged in conduct that contravenes the provisions of the BVI Act or the memorandum and articles of association of the Company, the BVI court may, on application of a shareholder or a director of the Company, make an order directing the Company or director to comply with, or restraining the Company or director from engaging in conduct that contravenes, the BVI Act or the memorandum and articles of association.

Furthermore, pursuant to Section 184I(1) of the BVI Act a shareholder of a company who considers that the affairs of the Company have been, are being or are likely to be, conducted in a manner that is, or any act or acts of the Company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order which, inter alia, can require the Company or any other person to pay compensation to the shareholder.

107

The BVI Act provides for a series of remedies available to shareholders. Where a company incorporated under the BVI Act conducts some activity which contravenes the BVI Act or the Company’s memorandum and articles of association, the court can issue a restraining or compliance order. Under Section 184G of the BVI Act, a shareholder of a company may bring an action against the Company for breach of a duty owed by the Company to him as a shareholder. A shareholder also pursuant to Section 184C of the BVI Act may, with the leave of the BVI court, bring proceedings or intervene in proceedings in the name of the Company, in certain circumstances. Such actions are known as derivative actions. The BVI court may only grant leave to bring a derivative action where it is satisfied that:

●	the Company does not intend to bring, diligently continue or defend or discontinue proceedings; and
●	it is in the interests of the Company that the conduct of the proceedings should not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the BVI court must take the following matters into account:

●	whether the shareholder is acting in good faith;
●	whether the derivative action is in the interests of the Company, taking account of the views the company’s directors on commercial matters;
●	whether the proceedings are likely to succeed;
●	the costs of the proceedings in relation to the relief likely to be obtained; and
●	whether an alternative remedy to the derivative claim is available.

Any shareholder of a company may apply to the BVI court under the Insolvency Act, 2003 of the BVI, or the Insolvency Act, for the appointment of a liquidator to liquidate the Company and the court may appoint a liquidator for the Company if it is of the opinion that it is just and equitable to do so.

Appraisal Rights. The BVI Act provides that any shareholder of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (a) a merger if the company is a constituent company, unless the company is the surviving company and the shareholder continues to hold the same or similar shares; (b) a consolidation, if the company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50% in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a compulsory redemption of 10% or fewer of the issued shares of the company required by the holders of 90% or more of the votes of the outstanding shares of the company pursuant to the terms of Section 176 of the BVI Act; and (e) an arrangement, if permitted by the BVI court.

Generally, any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the BVI or their individual rights as shareholders as established by the company’s memorandum and articles of association. There are common law rights for the protection of shareholders that may be invoked, largely derived from English common law. For example, under the rule established in the English case known as Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to seek to have the affairs of the company conducted properly according to law and the constituent documents of the Company. As such, if those who control the Company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following:

●	a company is acting or proposing to act illegally or beyond the scope of its authority;
●	the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained;
●	the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or
●	those who control the Company are perpetrating a “fraud on the minority.”

Share Repurchases and Redemptions. As permitted by the BVI Act and subject to our memorandum and articles of association, shares may be repurchased, redeemed or otherwise acquired by us by resolution of directors and with the consent of the shareholder whose shares are being purchased. Depending on the circumstances of the redemption or repurchase, our directors may need to determine that, immediately following the redemption or repurchase, we will be able to satisfy our debts as they fall due and the value of our assets exceeds our liabilities. Our directors may only exercise this power on our behalf, subject to the BVI Act, our memorandum and articles of association and to any applicable requirements imposed from time to time by the SEC, the NYSE or Nasdaq or any other stock exchange on which our securities are listed.

108

Inspection of Books and Records. Under the BVI Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar, including the Company’s certificate of incorporation, its memorandum and articles of association (with any amendments thereto), records of license fees paid to date, any articles of dissolution, any articles of merger, and a register of charges created by the Company (if the Company has elected to file such a register or an applicable chargee has caused the same to be filed).

A shareholder of a company is entitled, on giving written notice to the Company, to inspect:

(a)	the memorandum and articles of association;

(b)	the register of members;

(c)	the register of directors; and

(d)	the minutes of meetings and resolutions of shareholders and of those classes of shares of which he is a shareholder.

In addition, a shareholder may make copies of or take extracts from the documents and records referred to in (a) through (d) above. However, subject to the memorandum and articles of association of the Company, the directors may, if they are satisfied that it would be contrary to the Company’s interests to allow a shareholder to inspect any document, or part of any document, specified in (b), (c) or (d) above, refuse to permit the shareholder to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records. Where a company fails or refuses to permit a shareholder to inspect a document or permits a shareholder to inspect a document subject to limitations, that shareholder may apply to the BVI court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Our registered agent is Coverdale Trust Services Limited, 30 de Castro Street, P.O. Box 4519, Road Town, Tortola, British Virgin Islands. A company is required to keep a copy of its register of members and register of directors at the offices of its registered agent in the BVI, and the Company is required to notify any changes to the originals of such registers (assuming the originals are held elsewhere) to the registered agent, in writing, within 15 days of any change; and to provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

Where the place at which the original register of members or the original register of directors of the Company is changed, the Company must provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

A company is also required to keep at the office of its registered agent or at such other place or places, within or outside the BVI, as the directors may determine the minutes of meetings and resolutions of shareholders and of classes of shareholders; and the minutes of meetings and resolutions of directors and committees of directors. If such records are kept at a place other than at the office of the Company’s registered agent, the Company is required to provide the registered agent with a written record of the physical address of the place or places at which the records are kept and to notify the registered agent, within 14 days, of the physical address of any new location where such records may be kept.

Dissolution; Winding Up. As permitted by the BVI Act and subject to our memorandum and articles of association, we may be voluntarily liquidated and dissolved under Part XII of the BVI Act by resolution of directors and resolution of shareholders if we have no liabilities or we are able to pay our debts as they fall due and the value of our assets equals or exceeds our liabilities.

109

We also may be wound up and dissolved in circumstances where we are insolvent in accordance with the terms of the Insolvency Act.

Anti-Money Laundering Laws. In order to comply with legislation and regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person. We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the BVI knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to his or her attention in the course of his or her business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the BVI, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Exchange controls. We know of no BVI laws, decrees, regulations or other legislation that limit the import or export of capital or the payment of dividends to shareholders who do not reside in the BVI.

Material Differences in BVI Law and our Memorandum and Articles of Association and Delaware Law

Our corporate affairs are governed by our memorandum and articles and the provisions of applicable BVI law, including the BVI Act and BVI common law. The BVI Act differs from laws applicable to US corporations and their shareholders. The following table provides a comparison between certain statutory provisions of the BVI Act (together with the provisions of our memorandum and articles) and the Delaware General Corporation Law relating to shareholders’ rights.

Shareholder Meetings

BVI		Delaware

●	In accordance with, and subject to, our memorandum and articles (a) any director of the company may convene meetings of the shareholders at such times and in such manner as the director considers necessary or desirable; and (b) upon the written request of shareholders entitled to exercise thirty percent (30%) or more of the voting rights in respect of the matter for which the meeting is requested the directors shall convene a meeting of shareholders.	●	May be held at such time or place as designated in the charter or the by-laws, or if not so designated, as determined by the board of directors.

●	May be held inside or outside the BVI.	●	May be held inside or outside Delaware.

●	In accordance with, and subject to, our memorandum and articles, (a) the director convening a meeting shall give not less than 7 days’ notice of a meeting of shareholders to those shareholders whose names on the date the notice is given appear as shareholders in the register of members of the company and are entitled to vote at the meeting; and the other directors; and (b) the director convening a meeting of shareholders may fix as the record date for determining those shareholders that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice.	●	Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

110

Shareholder’s Voting Rights

BVI		Delaware

●	In accordance with, and subject to, our memorandum and articles (including, for the avoidance of any doubt, any rights or restrictions attaching to any shares), (a) a shareholder may be represented at a meeting of shareholders by a proxy who may speak and vote on behalf of the shareholder; and (b) the instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.	●	Any person authorized to vote may authorize another person or persons to act for him by proxy.

●	In accordance with, and subject to, our memorandum and articles (including, for the avoidance of any doubt, any rights or restrictions attaching to any shares), (a) a meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than fifty percent of the votes of the shares or class or series of shares entitled to vote on resolutions of shareholders to be considered at the meeting; and (b) if within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.	●

The charter or bylaws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares shall constitute a quorum.

●	In accordance with, and subject to, our memorandum and articles (including, for the avoidance of any doubt, any rights or restrictions attaching to any shares), (a) at any meeting of the shareholders, the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken forthwith. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting. The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the outcome of the vote declared before the poll was demanded. In the case of an equality of votes, whether on a show of hands or on a poll or any other manner by which the decision is taken, the chairman shall be entitled to a casting vote in addition to any other vote he may have. In accordance with the BVI Act, a shareholder resolution is passed if approved by a majority of in excess of 50% or, if a higher majority is required by the memorandum and articles, that higher majority, of the votes of those shareholders entitled to vote and voting on the resolution; unless (in either case) the BVI Act or our memorandum and articles require a different majority.	●	Except as provided in the charter documents, changes in the rights of shareholders as set forth in the charter documents require approval of a majority of its shareholders.

111

●

In accordance with, and subject to, our memorandum and articles, (a) the rights attached to shares as specified in the memorandum may only, whether or not the Company is being wound up, be varied with the consent in writing of or by a resolution passed at a meeting by the holders of more than 50 per cent of the issued shares of that class, except where some other majority is required under our memorandum and articles or the BVI Act.

		●	The certificate of incorporation or bylaws may provide for cumulative voting.

●	In accordance with, and subject to, our memorandum and articles (including, for the avoidance of any doubt, Clause 8 of the memorandum and any rights or restrictions attaching to any shares), the company may amend its memorandum or articles by a resolution of shareholders or by a resolution of directors, save that no amendment may be made by a Resolution of directors: (i) to restrict the rights or powers of the shareholders to amend the memorandum or articles; (ii) to change the percentage of shareholders required to pass a Resolution of Shareholders to amend the memorandum or articles; (iii) in circumstances where the memorandum or articles cannot be amended by the shareholders or (iv) to Clauses 7, 8, 9 or 12 of the memorandum.

Directors

BVI		Delaware

●	In accordance with, and subject to, our memorandum and articles, the minimum number of directors shall be one.	●	Board must consist of at least one member.

●	In accordance with, and subject to, our memorandum and articles (including, for the avoidance of any doubt, any rights or restrictions attaching to any Ordinary Shares), (a) the first directors of the Company shall be appointed by the first registered agent within 6 months of the date of the incorporation of the Company; and thereafter, the directors shall be elected by resolution of shareholders or by resolution of directors for such term as the shareholders or directors determine; (b) each director holds office for the term, if any, fixed by the resolution of shareholders or resolution of directors appointing him, or until his earlier death, resignation or removal; (c) a director may be removed from office: (i) with or without cause, by a resolution of shareholders passed at a meeting of shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by a least seventy five per cent of the Shareholders of the Company entitled to vote; or (ii) with cause, by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director; (d) a director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company at the office of its registered agent or from such later date as may be specified in the notice and a director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the BVI Act; and (e) a director is not required to hold Ordinary Shares as a qualification to office.	●	Number of board members shall be fixed by the by laws, unless the charter fixes the number of directors, in which case a change in the number shall be made only by amendment of the charter.

●	Directors do not have to be independent.	●	Directors do not have to be independent.

112

Shareholder’s Derivative Actions

BVI			Delaware

Generally speaking, the company is the proper plaintiff in any action. A shareholder may, with the leave of the BVI court, bring proceedings or intervene in proceedings in the name of the company, in certain circumstances. Such actions are known as derivative actions. The BVI court may only grant leave to bring a derivative action where it is satisfied that the following circumstances apply:			●	In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.

●	the company does not intend to bring, diligently continue or defend or discontinue the proceedings; or		●	Complaint shall set forth with particularity the efforts of the plaintiff to obtain the action by the board or the reasons for not making such effort.

●	it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders or members as a whole when determining whether to grant leave, the BVI court must take the following matters:		●	Such action shall not be dismissed or compromised without the approval of the Delaware Court of Chancery.

	i.	whether the member is acting in good faith;
	ii.	whether the derivative action is in the interests of the company, taking account of the views of the company’s directors on commercial matters;
	iii.	whether the proceedings are likely to succeed;
	iv.	the costs of the proceedings in relation to the relief likely to be obtained; and
	v.	whether an alternative remedy to the derivative claim is available

113

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, we will have 25,000,000 Ordinary Shares outstanding, not including shares underlying Underwriter Warrants (please see below “Underwriter Warrants”) and assuming no exercise of the Underwriter’s over-allotment to purchase 750,000 Ordinary Shares. All of the Ordinary Shares sold in this Offering will be freely transferable by persons other than by our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of our Ordinary Shares in the public market could adversely affect prevailing market prices of our Ordinary Shares. Prior to this Offering, there has been no public market for our Ordinary Shares. We have applied for and gotten a listing approval letter to list the ordinary shares on the Nasdaq, but we cannot assure you that a regular trading market will develop in the Ordinary Shares. We do not expect that a trading market will develop for our ordinary shares.

Underwriter Warrants

In addition to cash compensation, we have agreed to issue to the Underwriter warrants to purchase a number of ordinary shares equal to an aggregate of seven percent (7%) of the Ordinary Shares sold in the Offering (the “Underwriter Warrants”). The exercise price of the Underwriter Warrants is equal to 125% of the Offering price of the Ordinary Shares offered hereby. Assuming a maximum placement and a maximum exercise price of $7.50 per share (125% of the maximum Offering price of $6 per share), we would receive, in the aggregate, $2,515,625 upon exercise of the Underwriter Warrants. The Underwriter Warrants will be exercisable at any time, and from time to time, in whole or in part, commencing from the closing of the Offering and expiring five (5) years from the effectiveness of this Offering.

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●	1% of the number of Ordinary Shares then outstanding, in the form of Ordinary Shares or otherwise, which will equal approximately shares immediately after this offering; or

●	the average weekly trading volume of the Ordinary Shares on the NYSE American during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. In addition, in each case, these shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

TAXATION

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to an investment in our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to an investment in our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non U.S. tax laws, state, local and other tax laws. Unless otherwise noted in the following discussion, this section is the opinion of Sichenzia Ross Ference LLP, our U.S. Tax counsel, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law, and of China Commercial Law Firm, our PRC counsel, insofar as it relates to legal conclusions with respect to matters of PRC Enterprise Taxation below.

114

The following brief description applies only to U.S. Holders (defined below) that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Share and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

People’s Republic of China Enterprise Taxation

The following brief description of Chinese enterprise laws is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.”

We are a holding company incorporated in the British Virgin Islands and we gain substantial income by way of dividends paid to us from our PRC subsidiaries. The PRC Enterprise Income Tax Law (“EIT Law”) and its implementation rules provide that China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential tax rate or a tax exemption.

Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that actually, comprehensively manage and control the production and operation, staff, accounting, property and other aspects of an enterprise, the only official guidance for this definition currently available is set forth in SAT Notice 82, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although Wunong Technology Company Limited does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of SAT Notice 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in SAT Notice 82 to evaluate the tax residence status of Wunong Net Technology Company Limited and its subsidiaries organized outside the PRC.

According to SAT Notice 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

115

We believe that we do not meet some of the conditions outlined in the immediately preceding paragraph. For example, as a holding company, the key assets and records of Wunong, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that Wunong and its offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Notice 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.

The implementation rules of the EIT Law provide that, (i) if the enterprise that distributes dividends is domiciled in the PRC or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or gains are treated as China-sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders which are non-resident enterprises as well as gains realized by such shareholders from the transfer of our shares may be regarded as China-sourced income and as a result become subject to PRC withholding tax at a rate of up to 10%. We are unable to provide a “will” opinion because China Commercial Law Firm, our PRC counsel, believes that it is more likely than not that the Company and its offshore subsidiaries would be treated as a non-resident enterprise for PRC tax purposes because they do not meet some of the conditions out lined in SAT Notice. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities as of the date of the prospectus. Therefore we believe that it is possible but highly unlikely that the income received by our overseas shareholders will be regarded as China-sourced income.

See “Risk Factors — Risks Related to Doing Business in the People’s Republic of China — If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.”

Our Company pays an EIT rate of 25% for Wunong Shenzhen. The EIT is calculated based on the entity’s global income as determined under PRC tax laws and accounting standards. If the PRC tax authorities determine that Wunong Shenzhen a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to a 10% PRC withholding tax on gains realized on the sale or other disposition of our Ordinary Shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to dividends or gains realized by non-PRC individuals, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of the Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that the Company is treated as a PRC resident enterprise. There is no guidance from the PRC government to indicate whether or not any tax treaties between the PRC and other countries would apply in circumstances where a non-PRC company was deemed to be a PRC tax resident, and thus there is no basis for expecting how tax treaty between the PRC and other countries may impact non-resident enterprises.

British Virgin Islands Taxation

Under British Virgin Islands law as currently in effect, there is no tax applicable to a holder of Ordinary Shares who is not a resident of the British Virgin Islands on dividends paid with respect to the Ordinary Shares and none of the holders of Ordinary Shares are liable to the British Virgin Islands for income tax on gains realized during that year on sale or disposal of such shares. The British Virgin Islands does not impose a withholding tax on dividends paid by a company incorporated or re-registered under the BVI Act.

116

There are no capital gains, gift or inheritance taxes levied by the British Virgin Islands on companies incorporated or re-registered under the BVI Act or persons not resident in the British Virgin Islands. In addition, shares of companies incorporated or re-registered under the BVI Act are not subject to transfer taxes, stamp duties or similar charges where the Company and other companies within its group are not BVI land owning companies for the purposes of the BVI Act.

There is no income tax treaty currently in effect between the United States and the British Virgin Islands or between China and the British Virgin Islands.

The disclosure included in the Taxation Section of this Prospectus is the opinion of Harney Westwood & Riegels LP, our BVI counsel, on the BVI tax consequences of investing in the Company. In addition, Harney Westwood & Riegels LP has confirmed rendering the tax opinion relating the BVI taxation contained in this section in part of its legal opinion attached herein as Exhibit 5.1.

United States Federal Income Taxation

WE URGE POTENTIAL PURCHASERS OF OUR ORDINARY SHARES TO CONSULT THEIR OWN TAXADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAXCONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR ORDINARY SHARES.

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to mark-to-market;

●	U.S. expatriates;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting shares (including by reason of owning our Ordinary Shares);

●	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation; or

●	persons holding our Ordinary Shares through partnerships or other pass-through entities.

117

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the British Virgin Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus. Non-corporate U.S. Holders will also be subject to the 3.8% Net Investment Income Tax if their income exceeds the threshold amounts for such tax.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. The Net Investment Income Tax also applies to capital gains.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will be eligible for (a) reduced tax rates of 0% (for individuals in the 10% or 15% tax brackets), (b) higher tax rates of 20% (for individuals in the 39.6% tax bracket) or (c) 15% for all other individuals. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes.

118

Passive Foreign Investment Company

A non-U.S. corporation is considered a PFIC for any taxable year if either:

●	at least 75% of its gross income is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

We must make a separate determination each year as to whether we are a PFIC. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2019 taxable year or for any subsequent year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year.

Although the law in this regard is unclear, we are treating Wunong Shenzhen as being owned by us for United States federal income tax purposes, not only because we control their management decisions, but also because we are entitled to the economic benefits associated with Wunong Shenzhen, and as a result, we are treating Wunong Shenzhen as our wholly-owned subsidiary for U.S. federal income tax purposes. The U.S. Internal Revenue Code provides that the income and assets of an affiliated company are taken into account (on a proportionate basis) in determining the PFIC status of a foreign corporation if the affiliate is more than 25% “owned” by the foreign corporation. The U.S. Internal Revenue Service has not to our knowledge take a position on whether a VIE such as Wunong Shenzhen should be treated as “owned” by us for this purpose. In regulations promulgated under provisions requiring certain U.S. persons to report their ownership of foreign entities, the IRS acknowledged that a VIE may under accepted accounting practices be consolidated with another entity for financial accounting purpose, but it declined to extend reporting obligations to U.S. taxpayers with respect to such entities. The Internal Revenue Service also did not address VIE’s when, in July of 2019, it proposed regulations concerning the treatment of income and assets of a look-through subsidiary for purposes of determining whether a foreign corporation is a PFIC. Accordingly, the law on this question remains unresolved. If it were determined that we do not own the stock of our variable interest entities for United States federal income tax purposes, we may be treated as a PFIC.

Because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will also depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for any taxable year during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

●	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

119

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of your taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq. If the Ordinary Shares are regularly traded on the Nasdaq and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

120

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares.

Plan of Distribution

We are registering the Ordinary Shares issuable upon conversion of the exercise of the Underwriter Warrants and the Ordinary Shares of the selling shareholders to permit the resale of these Ordinary Shares by the holders of the Underwriter Warrants and the selling shareholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the holders of the Underwriter Warrants of these Ordinary Shares or the Ordinary Shares of the selling shareholders, although we will receive the exercise price of any warrants not exercised by the holders of the Underwriter Warrants on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the Ordinary Shares underlying the Underwriter Warrants and the Ordinary Shares of the selling shareholders.

The holders of the Underwriter Warrants and the selling shareholders may sell all or a portion of these Ordinary Shares held by them and offered hereby from time to time directly or through one or more underwriter, broker-dealers or agents. If the Ordinary Shares are sold through underwriter or broker-dealers, the holders of the Underwriter Warrants or the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Ordinary Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

121

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The holders of the Underwriter Warrants and the selling shareholders may also sell their Ordinary Shares under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the holders of the Underwriter Warrants and the selling shareholders may transfer the Ordinary Shares by other means not described in this prospectus. If the holders of the Underwriter Warrants and the selling shareholders effect such transactions by selling Ordinary Shares to or through underwriter, broker-dealers or agents, such underwriter, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the holders of the Underwriter Warrants or the selling shareholders or commissions from purchasers of the Ordinary Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriter, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Ordinary Shares or otherwise, the holders of the Underwriter Warrants and the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Ordinary Shares in the course of hedging in positions they assume. The holders of the Underwriter Warrants and the selling shareholders may also sell their Ordinary Shares short and deliver Ordinary Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The holders of the Underwriter Warrants and the selling shareholders may also loan or pledge Ordinary Shares to broker-dealers that in turn may sell such shares.

The holders of the Underwriter Warrants and the selling shareholders may pledge or grant a security interest in some or all of the Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of holders of the Underwriter Warrants and selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The holders of the Underwriter Warrants and the selling shareholders also may transfer and donate the Ordinary Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the holders of the Underwriter Warrants, the selling shareholders and any broker-dealer participating in the distribution of the Ordinary Shares may be deemed to be “Underwriter” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Ordinary Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of Ordinary Shares being offered and the terms of the Offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the holders of the Underwriter Warrants or the selling shareholders, as the case may be, and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the Ordinary Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the Ordinary Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The holders of the Underwriter Warrants and the selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Ordinary Shares by the holders of the Underwriter Warrants and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the ordinary shares to engage in market-making activities with respect to the Ordinary Shares. All of the foregoing may affect the marketability of the Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to the Ordinary Shares.

122

We will pay all expenses of the registration of the Ordinary Shares pursuant to the underwriting agreement, estimated to be $1,106 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a holder of the Underwriter Warrants and the selling shareholders will pay all underwriting discounts and selling commissions, if any. We will indemnify the holders of the Underwriter Warrants and the selling shareholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the holders of the Underwriter Warrants and the selling shareholders will be entitled to contribution. We may be indemnified by the holders of the Underwriter Warrants and the selling shareholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the holders of the Underwriter Warrants and the selling shareholders specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the Ordinary Shares will be freely tradable in the hands of persons other than our affiliates.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the British Virgin Islands as an exempted company with limited liability. We are incorporated in the British Virgin Islands because of certain benefits associated with being a British Virgin Islands entity, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Sichenzia Ross Ference LLP as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Harney Westwood & Riegels LP, our counsel to the laws of the British Virgin Islands, and China Commercial Law Firm, our counsel to PRC law, have advised us that there is uncertainty as to whether the courts of the British Virgin Islands or the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the British Virgin Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Harney Westwood & Riegels LP has further advised us that the United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, may not be recognized and enforceable in the British Virgin Islands. We have also been advised by Harney Westwood & Riegels LP that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the British Virgin Islands.

123

China Commercial Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. On 20 June 2017, the Intermediate People’s Court in Wuhan (“IPCW”) became the first PRC court to recognize a US judgment. This judgment in combination with previous recent developments in the PRC (“China”) could have a significant effect on the way foreign judgments are treated by PRC courts, and make widespread recognition of foreign judgments possible in China.

UNDERWRITING

In connection with this Offering, we and the selling shareholders will enter into an underwriting agreement with Boustead Securities, LLC, as the Underwriter in this Offering. The Underwriter may retain other brokers or dealers to act as a sub-agents or selected dealers on their behalf in connection with this Offering. The Underwriter has agreed to purchase from us and the selling shareholders, on a firm commitment basis, the number of Ordinary Shares set forth opposite its name below, at the Offering price less the underwriting discounts set forth on the cover page of this prospectus:

Name of Underwriter	Number of Ordinary Shares
Boustead Securities, LLC	5,000,000

The Underwriter is committed to purchase all the Ordinary Shares offered by this prospectus if it purchases any Ordinary Shares. The Underwriter is not obligated to purchase the Ordinary Shares covered by the Underwriter’s Over-Allotment option to purchase Ordinary shares as described below. The Underwriter is offering the Ordinary Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the Underwriter of officer’s certificates and legal opinions. The Underwriters reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the Underwriter a 45-day option to purchase up to an aggregate of 750,000 additional Ordinary Shares (equal to 15% of the number of Ordinary Shares sold in the Offering), at the Offering price per Ordinary Shares less underwriting discounts and commissions. The Underwriter may exercise this option for 45 days from the date of closing of this Offering solely to cover sales of Ordinary Shares by the Underwriter in excess of the total number of Ordinary Shares set forth in the table above. If any of the additional Ordinary Shares are purchased, the Underwriter will offer the additional Ordinary Shares at $ [●] per Ordinary Share, the Offering price of each Ordinary Share.

Fees, Commissions and Expense Reimbursement

We (and the selling shareholders) will pay the Underwriter a fee/commission equivalent to seven percent (7%) of the gross proceeds of this Offering. The Underwriter proposes initially to offer the Ordinary Shares to the public at the Offering price set forth on the cover page of this prospectus and to dealers at those prices less the aforesaid fee (“underwriting discount”) set forth on the cover page of this prospectus. If all of the Ordinary Shares offered by us are not sold at the Offering price, the Underwriter may change the Offering price and other selling terms by means of a supplement to this prospectus.

124

The following table shows the underwriting fees/commission payable to the Underwriting with this Offering:

	Per Ordinary Share	Total Without Over- Allotment Option	Total With Full Over- Allotment Option
Public Offering price	$	$	$
Underwriting fees and commissions (7%)(1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	The fees do not include the Underwriter Warrants or expense reimbursement as described below.

In addition to the cash commission, we will also reimburse the Underwriter for accountable out-of-pocket expenses not to exceed $250,000. Such accountable out-of-pocket expenses include no more than $125,000 in Underwriter’s legal counsel fees, due diligence and other like expenses not to exceed $52,500 and road show, travel, on-boarding fees and other reasonable out-of-pocket accountable expenses not to exceed $50,000, background checks expenses not to exceed $5,000, and DTC eligibility fees and expenses not to exceed $17,500. We estimate that the total expenses payable by us in connection with the Offering, other than the underwriting fees and commissions, will be approximately $925,661.

We have agreed to issue to the Underwriter and to register herein warrants to purchase up to 402,500 Ordinary Shares (equal to seven per cent (7%) of the 5,750,000 Ordinary Shares sold in this Offering, inclusive of the Underwriter Over-Allotment option to purchase an additional 750,000 Ordinary Shares, if such over-allotment option is exercised) and to also register herein such underlying Ordinary Shares. The warrants will be exercised at any time, and from time to time, in whole or in part, commencing from the closing of the Offering and expiring five (5) years from the effectiveness of the Offering. The warrants are exercisable at a per share price of 125% of the Offering price of the Ordinary Shares offered hereby. The Underwriter Warrant shall not be callable or cancellable. The Underwriter has received $119,250 in accountable expenses as of the date hereof, which will be refundable to us to the extent actually not incurred by the Underwriter in accordance with FINRA Rule 5110(f)(2)(C).

The Underwriter Warrants may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the offering, of which this prospectus forms a part (in accordance with FINRA Rule 5110), except that they may be assigned, in whole or in part, to any successor, officer, manager, member, or partner of the Underwriter, and to members of the syndicate or selling group and their respective officers, managers, members or partners, if all securities so transferred remain subject to the same lock-up restrictions for the remainder of the 180-day period. The Underwriter Warrants may be exercised as to all or a lesser number of shares, will provide for cashless exercise and will contain provisions for immediate “piggyback” registration rights at our expense for a period of five years from the date of effectiveness of the Offering. We have registered the Underwriter the Ordinary shares underlying the Underwriter Warrants in this Offering.

The Underwriter intends to offer our and the selling shareholders’ Ordinary Shares to their retail customers only in states in which we are permitted to offer our Ordinary Shares. We have relied on an exemption to the blue sky registration requirements afforded to “covered securities.” Securities listed on a National Securities Exchange are “covered securities.” If we were unable to meet a National Securities Exchange listing standards, then we would be unable to rely on the covered securities exemption to blue sky registration requirements and we would need to register the offering in each state in which we planned to sell shares. Consequently, we will not complete this Offering unless we meet a National Securities Exchange’s listing requirements and our application to list on the exchange is approved.

The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement. A form of the underwriting agreement is included as an exhibit to the registration statement of which this prospectus forms a part.

125

Right of First Refusal

Until twenty-four (24) months from the closing of this public offering, the Underwriter shall have a right of first refusal to act as lead or managing underwriter, exclusive or joint financial advisor or in any other similar capacity, on the representative’s customary terms and conditions, in the event we pursue a registered, underwritten public offering of securities (in addition to this offering), a public or private offering of securities (debt or equity), a merger, acquisition of another company or business, change of control, sale of substantially all assets, business combination, recapitalization or other similar transaction (regardless of whether we would be considered an acquiring party, a selling party or neither in such transaction). In accordance with FINRA Rule 5110(f)(2)(E)(i), such right of first refusal shall not have a duration of more than three years from the date of commencement of sales of the public offering or the termination date of the engagement between the us and the Underwriter

Lock-Up Agreements

We have agreed that, subject to certain exceptions set forth in the underwriting agreement, we will not, without the prior written consent of the Underwriter, from the date of execution of the underwriting agreement and continuing for a period of 12 months from the date on which the trading of the Ordinary Shares on Nasdaq commences, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or any such other securities.

Our officers, directors, and all existing shareholders agree not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any Ordinary Shares or other securities convertible into or exercisable or exchangeable for Ordinary Shares for a period of up to 12 months after the date of the underwriting agreement between the Company and the Underwriter without the prior written consent of the Underwriter.

The Underwriter may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Underwriter will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Price Stabilization

The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price

The public offering price of the shares we are offering was determined by us in consultation with the Underwriter based on discussions with potential investors in light of the history and prospects of our company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the public stock price for similar companies, general conditions of the securities markets at the time of the Offering and such other factors as were deemed relevant.

Electronic Offer, Sale and Distribution of Securities.

A prospectus in electronic format may be delivered to potential investors by the Underwriter. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on the Underwriter’ website and any information contained in any other website maintained by the Underwriter is not part of the prospectus or the registration statement of which this Prospectus forms a part.

126

Foreign Regulatory Restrictions on Purchase of our Shares

We have not taken any action to permit a public offering of our shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this Offering of our shares and the distribution of this prospectus outside the United States.

Indemnification

We have agreed to indemnify the Underwriter against liabilities relating to the Offering arising under the Securities Act and the Exchange Act and to contribute to payments that the Underwriter may be required to make for these liabilities. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification of liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

Application for Nasdaq Listing

We have applied to have our Ordinary Shares approved for listing/quotation on the Nasdaq under the symbol “WNW.” We will not consummate and close this Offering without a listing approval letter from the Nasdaq. Our receipt of a listing approval letter is not the same as an actual listing on the Nasdaq. The listing approval letter will serve only to confirm that, if we sell a number of Ordinary Shares in this Offering sufficient to satisfy applicable listing criteria, our Ordinary Shares will in fact be listed.

If the application is approved, trading of our Ordinary Shares on the Nasdaq will begin within five days following the closing of this offering. If our Ordinary Shares are listed on the Nasdaq, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding placement discounts and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq Capital Market listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$2,875
Nasdaq Capital Market Listing Fee	$150,000
FINRA	$3,825
Legal Fees and Expenses	$678,961
Accounting Fees and Expenses	$30,000
Printing and Engraving Expenses	$10,000
Miscellaneous Expenses	$50,000
Total Expenses	$925,661

These expenses and underwriting fees and commissions will be borne by us.

LEGAL MATTERS

The validity of the Ordinary Shares offered hereby will be opined upon for us by Harney Westwood & Riegels LP. Sichenzia Ross Ference LLP is acting as counsel to our Company regarding U.S. securities law matters. Ortoli Rosenstadt LLP is acting as counsel to the Underwriter. Certain legal matters as to PRC law will be passed upon for us by China Commercial Law Firm. Sichenzia Ross Ference LLP may rely upon China Commercial Law Firm with respect to matters governed by PRC law.

127

The current address for Sichenzia Ross Ference LLP is 1185 Avenue of the Americas, 37th Floor, New York, NY 10036. The current address of Harney Westwood & Riegels LP is Craigmuir Chambers, PO Box 71, Road Town, Tortola VG1110, British Virgin Islands. The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, 3rd Floor, New York, NY 10017. The current address of China Commercial Law Firm is 21/24/F, CTS Tower, No. 4011, Shennan Road, Shenzhen, People’s Republic of China.

EXPERTS

The consolidated financial statements for the years ended December 31, 2019, and 2018, as set forth in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The current address of Friedman LLP is One Liberty Plaza, 165 Broadway, 21st FL, New York, NY 10006.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Ordinary Shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal Underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the Ordinary Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Ordinary Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. However, statements in the prospectus contain the material provisions of such contracts, agreements and other documents. We currently do not file periodic reports with the SEC. Upon the closing of our initial public offering, we will be required to file periodic reports and other information with the SEC pursuant to the Exchange Act. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

128

WUNONG NET TECHNOLOGY COMPANY LIMITED AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Wunong Net Technology Company Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Wunong Net Technology Company Limited and its subsidiaries (collectively, the “Company”) as of December 31, 2019 and 2018, and the related consolidated statements of operations and comprehensive loss, shareholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2019, and the related notes and schedules (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Friedman LLP

We have served as the Company’s auditor since 2019.

New York, New York

August 13, 2020

F-2

WUNONG NET TECHNOLOGY COMPANY LIMITED

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2019	2018
ASSETS
Current Assets:
Cash	$546,294	$99,359
Short term investment	71,757	-
Advances to Suppliers, net	606,006	38,244
Inventories, net	253,090	47,982
Prepaid Expenses	122,761	164,822
Other Current Assets	29,932	17,208
Total Current Assets	1,629,840	367,615

Property and Equipment, net	328,021	288,209
Right of Use Lease Assets, net	934,755	1,171,218
Deferred Offering Costs	310,277	-
Security deposit	41,055	41,591
TOTAL ASSETS	3,243,948	1,868,633

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts Payable	1,158,311	384,920
Advances from Customers	1,454,261	127,781
Current Portion of Obligations under Operating Leases	225,140	200,170
Tax Payable	10,065	31,558
Accrued Expenses and Other Current Liabilities	374,948	128,803
Total Current Liabilities	3,222,725	873,232

Due to Related Parties	903,813	808,709
Obligations under Operating Leases, non-current	766,020	1,004,085
TOTAL LIABILITIES	4,892,558	2,686,026

Stockholders’ Deficit
Ordinary Shares, no par value, unlimited shares authorized; 20,000,000 and 15,000,150 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	-	-
Additional Paid-in Capital	1,003,447	106,489
Accumulated deficit	(2,709,305)	(954,263)
Accumulated Other Comprehensive Income	57,248	30,381
Total Stockholders’ Deficit	(1,648,610)	(817,393)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$3,243,948	$1,868,633

See accompanying notes to consolidated financial statements.

F-3

WUNONG NET TECHNOLOGY COMPANY LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

	For the year ended
	December 31,
	2019	2018

NET REVENUE	$7,682,583	$1,076,827
COST OF REVENUE	5,778,167	848,777
GROSS PROFIT	1,904,416	228,050

OPERATING EXPENSES
Sales and Marketing Expenses	1,882,714	324,905
General and Administrative Expenses	1,440,114	680,823
Research and Development Expenses	340,534	205,609
Total operating expenses	3,663,362	1,211,337
LOSS FROM OPERATIONS	(1,758,946)	(983,287)

Other Income, net	3,904	3,189
LOSS BEFORE INCOME TAX	(1,755,042)	(980,098)
Provision for Income Taxes	-	-
NET LOSS	(1,755,042)	(980,098)

OTHER COMPREHENSIVE INCOME
Foreign Currency Translation Adjustment	26,867	29,183
TOTAL COMPREHENSIVE LOSS	$(1,728,175)	$(950,915)

EARNINGS PER SHARE – BASIC AND DILUTED	$(0.11)	$(0.06)
WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC AND DILUTED	15,630,268	15,000,150

See accompanying notes to consolidated financial statements.

F-4

WUNONG NET TECHNOLOGY COMPANY LIMITED

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

					Accumulated
	Ordinary Shares		Additional		Other
	Number of Shares	Amount	Paid-in Capital	Accumulated Deficit	Comprehensive Income	Total
Balance at December 31, 2017	-	$-	$-	$25,835	$1,198	$27,033
Ordinary Shares	15,000,150	-	-	-	-	-
Capital Contributions	-	-	106,489	-	-	106,489
Net Loss	-	-	-	(980,098)	-	(980,098)
Foreign Currency Translation Adjustments	-	-	-	-	29,183	29,183
Balance at December 31, 2018	15,000,150	-	106,489	(954,263)	30,381	(817,393)
Ordinary Shares issued	4,999,850	-	16,666			16,666
Capital Contributions	-	-	880,292	-	-	880,292
Net Loss	-	-	-	(1,755,042)	-	(1,755,042)
Foreign Currency Translation Adjustments	-	-	-	-	26,867	26,867
Balance at December 31, 2019	20,000,000	$-	$1,003,447	$(2,709,305)	$57,248	$(1,648,610)

See accompanying notes to consolidated financial statements.

F-5

WUNONG NET TECHNOLOGY COMPANY LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended
	December 31,
	2019	2018

Cash flows from operating activities:
Net Loss	$(1,755,042)	$(980,098)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and Amortization	301,368	59,834
Bad debt expense	(7,237)	-
Change in operating assets and liabilities:
Account Receivable, net	-	45,318
Prepaid Expenses	40,281	(171,256)
Inventories, net	(207,488)	(49,855)
Other Current Assets	(5,819)	(25,432)
Advances to Suppliers, net	(579,778)	(39,737)
Rent deposit	(41,407)	(43,214)
Deferred Expense		-
Deferred Offering Costs	(312,936)	-
Accounts Payable	790,113	399,944
Advances from Customers	1,339,505	132,769
Tax Payable	(21,268)	28,009
Lease liability	(199,286)	(22,883)
Accrued Expenses and Other Current Liabilities	249,925	133,377
Net cash used in operating activities	(409,069)	(533,224)

Cash flows from investing activities:
Investment in office renovation	-	(272,361)
Short term investment	(72,371)	-
Purchase of property and equipment	(80,573)	(29,722)
Net cash used in investing activities	(152,944)	(302,083)

Cash flows from financing activities:
Proceeds from related parties loans	107,976	817,387
Capital contributions	896,958	106,489
Net cash provided by financing activities	1,004,934	923,876

Effect of changes of foreign exchange rate on cash	4,014	1,252

NET INCREASE IN CASH	446,935	89,821

CASH, BEGINNING OF THE PERIOD	99,359	9,538

CASH , END OF THE PERIOD	$546,294	$99,359

Supplementary cash flow information:
Right of use assets obtained in exchange for operating lease liabilities	$-	$442,589

See accompanying notes to consolidated financial statements.

F-6

WUNONG NET TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND BUSINESS BACKGROUND

Wunong Net Technology Company Limited (“Wunong Net Technology” or the “Company”), formerly named as Advancement International Limited, is a holding company incorporated under the laws of British Virgin Islands on December 4, 2018 by three shareholders, namely Kindness Global Company Limited, Four Dimensions Global Investment Limited, and Wisdom Global Company Limited. Subsequently on February 14, 2019, Kindness Global Company Limited transferred part of its shares to Union International Company Limited. Through contractually controlled and managed company, Wunong Technology (Shenzhen) Co., Ltd, a People’s Republic of China company (“Wunong Shenzhen”), the Company operates an electronic online platform designed to provide primarily Clean Food to customers in China. The Company also operates a restaurant in China with a grocery section that sells only Clean Food.

The four major shareholders of Wunong Net Technology are all BVI companies. Kindness Global Company Limited is a BVI company incorporated in October 1, 2018 and 100% owned by Mr. Peijiang Chen, a Chinese citizen Four Dimensions Global Investment Limited is 100% owned by Mr. Hanwu Yang, a Chinese citizen. Wisdom Global Company Limited is 100% owned by Mr. Changbin Xia, a Chinese citizen. Union International Company Limited is 100% owned by 14 individual partners of Mishan Municipal ShenMi Dazhong Enterprise Consulting and Management Partnership (Limited Partnership) (“ShenMi Dazhong”), all of whom are PRC citizens and natural persons.

On February 15, 2019, Advancement International acquired all shares of Shenzhen Vande Technology Co., Limited (“Vande”) pursuant to the Instrument of Transfer, Sold Note and Bought Note recorded with Registrar of Companies in Hong Kong Special Administration Region (SAR).

Vande, incorporated on April 6, 2017 in Hong Kong, incorporated Guo Gang Tong (“WFOE”) in the People’s Republic of China with a registered capital of RMB 5,000,000 on December 28, 2018.

On March 2, 2019, WFOE entered into a series of contractual agreements with Wunong Shenzhen, a company incorporated in the People’s Republic of China on June 16, 2015 with a registered capital of RMB 5,000,000. These agreements include an Exclusive Technology Consulting Services Agreement, an Equity Interest Pledge Agreement, an Exclusive Purchase Rights Agreement, and a Proxy Agreement, and allow us to:

●	exercise effective control over Wunong Shenzhen;
●	receive substantially all of the economic benefits of Wunong Shenzhen; and
●	have an exclusive option to purchase all or part of the equity interests in Wunong Shenzhen when and to the extent permitted by PRC law.

As a result of these contractual arrangements, we have become the primary beneficiary of Wunong Shenzhen, and we treat Wunong Shenzhen as a Variable Interest Entity (“VIE”) in accordance with the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation”, because the equity investments in Wunong Shenzhen no longer have the characteristics of a controlling financial interest, and the Company, through WFOE, is the primary beneficiary of Wunong Shenzhen. Accordingly, Wunong Shenzhen has been consolidated.

Since Wunong Net Technology Company Limited and its subsidiaries are effectively controlled by the same controlling shareholders before and after the Reorganization, they are considered to be under common control. The above-mentioned transactions were accounted for as a recapitalization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

F-7

WUNONG NET TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Upon the reorganization, the Company has subsidiaries in countries and jurisdictions including PRC, Hong Kong and British Virgin Islands. Details of the subsidiaries of the Company are set out below:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities

Wunong Net Technology Company Limited	December 4, 2018	British Virgin Islands	Parent, 100	Holding Company

Shenzhen Vande Technology Co., Limited	April 6, 2017	Hong Kong	100	Holding Company

Guo Gang Tong Trade (Shenzhen) Co., Ltd	December 28, 2018	Shenzhen, China	100	Holding Company

Wunong Technology (Shenzhen) Co., Ltd	June 16, 2015	Shenzhen, China	VIE	An electronic online platform designed to provide primarily Clean Food to customers in China

2.	LIQUIDITY

As reflected in the Company’s consolidated financial statements, the Company had net losses of approximately $1.8 million and $1.0 million in fiscal year 2019 and 2018, respectively, and had negative working capital of $1.6 million and $0.5 million as of December 31, 2019 and 2018, respectively. The $1.1 million decrease of working capital mainly resulted from loss from the year ended December 31, 2019. In assessing its liquidity, management monitors and analyzes the Company’s cash on hand, ability to generate sufficient revenue sources in the future, and operating and capital expenditure commitments. Management believes the Company may be able to obtain additional financing support from local banks for its operations. In addition, major shareholders of the Company has been providing and will continue to provide their personal funds, if necessary, to support the Company on an as needed basis. The Company’s revenues has increased $6.6 million in the fiscal year 2019 compared to 2018. Subsequently in 2020, major shareholders have lent approximately $723,000 loans to the Company and contributed approximately $164,000 to the Company. In order to fully implement our business plan and sustain continued growth, we may also need to raise capital from outside investors. At the present time, however, we do not have commitments of funds from any third party.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

●	Basis of presentation and principles of consolidation

These accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied. The consolidated financial statements include the accounts of the Company, its subsidiaries, and the VIE. All intercompany balances and transactions between the Company, its subsidiaries and the VIE are eliminated upon consolidation.

●	Consolidation of Variable Interest Entity

A VIE is an entity that either has a total equity investment that is insufficient to finance its activities without additional subordinated financial support, or whose equity investments lack the characteristics of a controlling financial interest, such as through voting rights, and the right to receive the expected residual returns of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary of, and must consolidate, the VIE.

F-8

WUNONG NET TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Guo Gang Tong Trade (Shenzhen) Co., Ltd is deemed to have a controlling financial interest in and be the primary beneficiary of Wunong Shenzhen because it has both of the following characteristics:

(1)	The power to direct activities at Wunong Shenzhen that most significantly impact such entity’s economic performance, and
(2)	The right to receive benefits from Wunong Shenzhen that could potentially be significant to such entity.

Pursuant to the contractual arrangements with Wunong Shenzhen, Wunong Shenzhen pays service fees equal to all of its net profit after tax payments to WFOE. Such contractual arrangements are designed so that Wunong Shenzhen operates for the benefit of Guo Gang Tong Trade (Shenzhen) Co. Ltd and ultimately, the Company.

Accordingly, the accounts of the Wunong Shenzhen are consolidated in our financial statements pursuant to ASC 810-10, Consolidation. In addition, their financial positions and results of operations are included in our financial statements. The carrying amount of this VIE’s assets and liabilities are as follows:

	December 31,	December 31,
	2019	2018
Current assets	$1,629,840	$367,615
Property and equipment	328,021	288,209
Right of Use Lease Assets, net	934,755	1,171,218
Other non-current assets	41,055	41,591
Total assets	2,933,671	1,868,633
Total current liabilities	3,152,725	812,599
Total non-current liabilities	924,958	1,648,959

	For the years ended
	December 31,
	2019	2018
Revenue	$7,682,583	$1,076,827
Cost of revenue	5,778,167	848,777
Operating expenses	3,389,681	978,338
Net loss	(1,469,598)	(747,098)

	For the years ended
	December 31,
	2019	2018
Net cash used in operating activities	$(409,069)	$(533,224)
Net cash used in investing activities	(152,944)	(302,083)
Net cash provided by financing activities	1,004,934	923,876
Effect of changes of foreign exchange rate on cash	4,014	1,252
Net increase in cash and cash equivalents	446,935	89,821

F-9

WUNONG NET TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

●	Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates. Significant items subject to such estimates and assumptions include, but are not limited to, valuation of inventory, and recoverability of carrying amount and the estimated useful lives of fixed assets, and implicit interest rate of operating leases.

●	Cash

Cash consist of cash on hand, cash in bank with no restrictions, as well as highly liquid investments which are unrestricted as to withdrawal or use, and which have remaining maturities of three months or less when initially purchased.

●	Inventories, net

The Company values its inventories at the lower of cost or net realizable value. The cost of inventories is calculated using the first in first out basis.

Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value. Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products. Any idle facility costs or excessive spoilage are recorded as current period charges. There was no inventory impairment for the years ended December 31, 2019 and 2018.

●	Advances to suppliers

Advances to suppliers represent prepayments made to certain suppliers of Clean Food. To ensure continuous high-quality supplies and favorable purchase prices of Clean Food, the Company is required from time to time to make cash advances when placing its purchase orders. The Company reviews its advances to suppliers on a periodic basis and makes general and specific allowances when there is doubt as to the ability of a supplier to provide supplies to the Company or refund the advance. As of December 31, 2019 and 2018, the allowances were both $Nil.

●	Deferred financing cost

Deferred financing cost represent cost directly attributable to an offering of equity securities deferred and will be charged against the gross receipts of the offering as a reduction of additional paid capital, including registration related fees and exchanges listing fees, legal fees, and printing fee and other fees that are directly related to the offering.

●	Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use. Depreciation is computed using the straight-line method over estimated useful lives listed below:

Estimated Useful Life
Computers and accessories	3 years
Software	2 years
Office Equipment	5 years
Leasehold improvement	5 years

F-10

WUNONG NET TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

When computers and accessories, software, and office equipment are retired or otherwise disposed of, resulting gain or loss is included in net income or loss in the year of disposition for the difference between the net book value and proceeds received thereon. Maintenance and repairs which do not improve or extend the expected useful lives of the assets are charged to expenses as incurred.

Leasehold improvements are amortized using the straight-line method over the remaining lease term.

Depreciation for equipment commences once it is placed in service and amortization of leasehold improvements commences once they are ready for our intended use.

Construction in progress is related to office renovation that has not yet been completed for our intended use. Capitalization of the cost of renovation ceases and the construction in progress is transferred to leasehold improvement when substantially all the renovations are completed. Construction in progress is not depreciated until they are ready for our intended use.

●	Leased property under operating leases

The Company early adopted ASU 2016-02, “Leases” on January 1st, 2017 and used modified retrospective method that requires application at the beginning of the earliest comparative year presented. The most significant impact upon adoption relates to the recognition of new Right-of-use (“ROU”) assets and lease liabilities on the Company’s balance sheet for office space leases. Upon adoption, the Company recognized additional lease liabilities of approximately $1.2 million with corresponding ROU assets of the same amount based on the present value of the remaining rental payments under current leasing standards for existing leases. The remaining balance of lease liabilities are presented within current portion of finance lease liabilities and the non-current portion of lease liabilities on the Consolidated Balance Sheet.

●	Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition below are the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value. There were no indicators of impairments of these assets as of December 31, 2019 and 2018.

●	Revenue recognition

On January 1, 2017, the Company adopted Accounting Standards Update (“ASU”) 2014-09 Revenue from Contracts with Customers (FASB ASC Topic 606) using the modified retrospective approach. The results of applying Topic 606 using the modified retrospective approach were insignificant and did not have a material impact on the Company’s consolidated financial condition, results of operations, cash flows, business process, controls or systems.

The core principle underlying the revenue recognition ASU is that the Company will recognize revenue to represent the transfer of goods to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. This will require the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer. All of the Company’s contracts have one single performance obligation as the promise to transfer the individual goods is not separately identifiable from other promises in the contracts and is, therefore, not distinct. The initial payments received from pre-ordering are recorded in the advance from customers on the balance sheets and will not be recognized as revenue until transfer of goods. Shipping and handling are activities to fulfill the Company’s promise to transfer goods to customers, which are included in the sale price of the goods.

F-11

WUNONG NET TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revenue is recognized or realizable and earned when all five of the following criteria are met: (1) Identify the Contract with a Customer, (2) Identify the Performance Obligations in the Contract, (3) Determine the Transaction Price, (4) Allocate the Transaction Price to the Performance Obligations in the Contract, and (5) Recognize Revenue When (or As) the Entity Satisfies a Performance Obligation. The Company recognizes revenue based upon gross sales minus sales returns and sales incentives that the Company offers to its customers, such as discounts. Revenue is reported net of all value added taxes. The Company generally does not permit customers to return products and historically, customer returns have been immaterial.

The contract assets and contract liabilities are recorded on the Consolidated Balance Sheets as accounts receivable and advance from customers.

Revenue expected to be recognized in any future periods related to remaining performance obligations is recorded in advances from customers. As of December 31, 2019 and December 31, 2018, the balance of advances from customers was $1,454,261 and $127,781, respectively.

The Company recognizes product revenue upon the delivery of products to customers, which is when title and risk and rewards of ownership have passed to customers and when collectability is reasonably assured. Revenue by product for the year ended December 31, 2019 and 2018 is as below:

	For the years ended December 31
	2019		2018
	Net	% of total	Net	% of total
Product category	revenue	revenue	revenue	Revenue
Grains, oil, and spices	$3,811,172	49.6%	$561,128	52.1%
Beverages, alcohol and tea	$1,060,858	13.8%	$34,309	3.2%
Other food	$687,426	9.0%	$94,890	8.8%
Meat, poultry and eggs	$876,249	11.4%	$105,855	9.8%
Fresh fruits and vegetables	$539,052	7.0%	$199,725	18.6%
Groceries	$462,003	6.0%	$-	-%
Dried seafood	$229,746	3.0%	$80,920	7.5%
Total	$7,666,506	99.8%	$1,076,827	100%

The Company recognizes service revenue from the restaurant as service is performed. The Company incurred service revenue of $16,077 in 2019 and $nil in 2018.

On January 1, 2017, the Company also adopted ASU 2016-08 Principle versus Agent Considerations (Reporting Revenue Gross versus Net), which amended the principal-versus-agent implementation guidance and illustrations in ASU 2014-09 to clarify how the principal-versus-agent indicators should be evaluated to support an entity’s conclusion that it controls a specified good or service before it is transferred to a customer. Under the new revenue standards, when a third party is involved in providing goods or services to a customer, the entity must determine whether its performance obligation is to provide the good or service itself (i.e., the entity is a principal) or to arrange for another party to provide the good or service (i.e., the entity is an agent). An entity makes this determination by evaluating the nature of its promise to the customer. An entity is a principal (and, therefore, records revenue on a gross basis) if it controls the promised good or service before transferring it to the customer. An entity is an agent (and records as revenue the net amount it retains as a commission) if its only role is to arrange for another entity to provide the goods or services.

The Company operates an online platform to sell Clean Food to retail customers and recognizes revenue on a gross basis. The Company is a principal because it controls the promised good or service before transferring it to a customer. This control is determined by the following indicators 1) The Company is the primary obligor in the sales transaction and responsible for providing products and service. 2) The Company bears the inventory risk. The Company will first indemnify customers for product damages and then request reimbursements from suppliers if the suppliers are determined to be responsible for the damages. 3) The Company selects suppliers and runs the entire sales process. 4) The Company sets the product price and has control over the entire transaction.

The Company applied a practical expedient to expense costs as incurred for costs to obtain a contract with a customer when the amortization period would have been one year or less. The Company has no material incremental costs of obtaining contracts with customers that the Company expects the benefit of those costs to be longer than one year which need to be recognized as assets.

F-12

WUNONG NET TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

●	Cost of revenues

The shipping and handling costs as well as the cost of purchased Clean Food products listed for sale on our platform are included as part of cost of goods sold. The Company expenses shipping and handling costs in conjunction with sale of its products as incurred.

●	Sales and marketing expense

Advertising, sales and marketing costs consist primarily of costs for the promotion of business brand and product marketing. The Company expensed all marketing and advertising costs as incurred.

●	Research and development expense

Research and development expenditures include salaries, wages and other costs of personnel engaged in research and development. Costs of services performed by others for research and development on our behalf are expensed when incurred. The Company’s research and development expense primarily includes software development and testing.

●	Income taxes

The Company is subject to the income tax laws of the PRC. No taxable income was generated outside the PRC for the years ended December 31, 2019 and 2018. The Company accounts for income taxes in accordance with ASC740, “Income Taxes”. The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, the provision for income taxes represents income taxes paid or payable (or received or receivable) for the current year plus the change in deferred taxes during the year. Deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid, and result from differences between the financial and tax bases of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when enacted.

Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. In evaluating the need for a valuation allowance, management considers all potential sources of taxable income, including income available in carryback periods, future reversals of taxable temporary differences, projections of taxable income, and income from tax planning strategies, as well as all available positive and negative evidence. Positive evidence includes factors such as a history of profitable operations, projections of future profitability within the carryforward period, including from tax planning strategies, and the Company’s experience with similar operations. Existing favorable contracts and the ability to sell products into established markets are additional positive evidence. Negative evidence includes items such as cumulative losses, projections of future losses, or carryforward periods that are not long enough to allow for the utilization of a deferred tax asset based on existing projections of income. Deferred tax assets for which no valuation allowance is recorded may not be realized upon changes in facts and circumstances, resulting in a future charge to establish a valuation allowance.

Tax benefits related to uncertain tax positions taken or expected to be taken on a tax return are recorded when such benefits meet a more likely than not threshold. Otherwise, these tax benefits are recorded when a tax position has been effectively settled, which means that the statute of limitation has expired or the appropriate taxing authority has completed their examination even though the statute of limitations remains open. Interest and penalties related to uncertain tax positions are recognized as part of the provision for income taxes and are accrued beginning in the period that such interest and penalties would be applicable under relevant tax law until such time that the related tax benefits are recognized. There were no material uncertain tax positions as of December 31, 2019 and 2018. All tax returns since the Company’s inception are subject to examination by tax authorities.

F-13

WUNONG NET TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

●	Value added taxes (“VAT”)

Sales represents the invoiced value of goods, net of VAT. The VAT is based on gross sales price and VAT rates, depending on the type of products sold. The VAT may be offset by VAT paid by the Company on inventory acquired. The Company recorded a VAT payable net of payments in the accompanying financial statements. All of the VAT returns of the Company have been and remain subject to examination by the tax authorities for five years from the date of filing.

Before April 30, 2019, the Company’s product sales revenues were subject to VAT at a reduced rate of 3% and subject to surcharges at a reduced surcharge rate of 6% of the VAT payable since the company is qualified as a small-scale enterprise. Starting from May 1, 2019, the Company is no longer qualified as a small-scale enterprise. The Company’s grains, oil, and spices products are subject to 9% VAT and the other products are subject to 13% VAT. All the Company’s products are subject to tax surcharges at 12% of the VAT payable.

●	Foreign currency transactions and translations

An entity’s functional currency is the currency of the primary economic environment in which it operates, normally that is the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements. The functional currency of the Company is the Renminbi (“RMB’), and PRC is the primary economic environment in which the Company operates. The reporting currency of these combined financial statements is the United States dollar (“US Dollars” or “$”).

For financial reporting purposes, the financial statements of the Company, which are prepared using the RMB, are translated into the Company’s reporting currency, the United States Dollar. Assets and liabilities are translated using the exchange rate at each balance sheet date. Revenue and expenses are translated using average rates prevailing during each reporting period, and shareholders’ equity is translated at historical exchange rates when capital transaction occurred. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income (loss) in stockholders’ equity (deficiency). Cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rate. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. The resulting exchange differences are included in the determination of net loss of the consolidated financial statements for the respective periods.

The exchange rates used for foreign currency translation were as follows (US Dollars $1 = RMB):

	Year End	Average
12/31/2019	6.9680	6.9088
12/31/2018	6.8783	6.6199

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

●	Comprehensive Income

Comprehensive income is defined as the change in equity of the Company during a period from transactions and other events and circumstances excluding those resulting from investments by and distributions to shareholders. Accumulated other comprehensive income (loss), as presented on the accompanying consolidated balance sheets, only consists of cumulative foreign currency translation adjustment.

F-14

WUNONG NET TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

●	Fair value of financial instruments

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1: Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

●	Level 2: Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3: Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability.

As of December 31, 2019, Short term investment stands for certificate of deposit and recorded at its face value. The carrying amounts reported in the balance sheets for cash, short term investment, advances to suppliers, other current assets, accounts payable, advance from customers, tax payable, other payables and accrued liabilities approximate their fair value based on the short-term maturity of these instruments.

Concentrations of Credit risk

Credit risk is one of the most significant risks for the Company’s business. Credit risk exposures arise principally in lending activities.

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and advances to supplies. The Company places its cash and cash equivalents with financial institutions, which management believes are of high-credit ratings and quality. The Company conducts credit evaluations of customers and generally does not require collateral or other security from its customers. The Company has not experienced any losses in such accounts.

Concentration risk

Under PRC regulations, each bank account is insured by People’s bank of China with the maximum amount of RMB 500,000 (approximately US$72,716). The cash balance held in the PRC bank accounts and other third party payment platform was $546,294 and $99,359 as of December 31, 2019 and 2018, respectively.

For the years ended December 31, 2019 and 2018, most of the Company’s assets were located in the PRC and all of the Company’s revenues were derived from the PRC.

For the year ended December 31, 2019, one major supplier accounted for approximately 16.2% of total purchase, one major supplier accounted 15% for the year ended December 31, 2018. As of December 31, 2019, one major supplier accounted for approximately 74.6% of the advance to suppliers balance. As of December 31, 2018, two suppliers accounted for approximately 50.7% and 38.5% of the advances to suppliers balance for property and equipment purchase. The Company expects to maintain this relationship with the supplier.

F-15

WUNONG NET TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

●	Recent accounting pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): The amendments in this Update require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The amendments broaden the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The use of forecasted information incorporates more timely information in the estimate of expected credit loss, which will be more decision useful to users of the financial statements. This ASU is effective for annual and interim periods beginning after December 15, 2019 for issuers and December 15, 2020 for non-issuers. Early adoption is permitted for all entities for annual periods beginning after December 15, 2018, and interim periods therein. In May 2019, the FASB issued ASU 2019-05, Financial Instruments—Credit Losses (Topic 326): Targeted Transition Relief. This update adds optional transition relief for entities to elect the fair value option for certain financial assets previously measured at amortized cost basis to increase comparability of similar financial assets. The updates should be applied through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (that is, a modified retrospective approach). In November 19, 2019, the FASB issued ASU 2019-10 to amend the effective date for ASU 2016-13 to be fiscal years beginning after December 15, 2022 and interim periods therein. The Company does not believe this guidance will have a material impact on its consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement,” to improve the effectiveness of disclosures in the notes to financial statements related to recurring or nonrecurring fair value measurements by removing amounts and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, the policy for timing of transfers between levels, and the valuation processes for Level 3 fair value measurements. The new standard requires disclosure of the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. The amendments in this update are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The Company evaluated and deemed this standard has no material impact on the Company’s consolidated financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s consolidated financial statements upon adoption.

5.	PREPAID EXPENSES

As of December 31, 2019 and 2018 the Company has prepaid expenses of $122,761 and 164,822, including prepayments for consulting service, servers usage, software development, and costs of shooting marketing videos.

6.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 31,
	2019	2018

Computer and accessories	$22,358	$10,103
Office Equipment	48,582	10,043
Software	8,351	8,460
Construction in process	-	262,129
Leasehold improvement	328,645	-

Less: accumulated depreciation	(79,915)	(2,526)
Property and equipment, net	$328,021	$288,209

Construction in progress relates to office and restaurant renovation not yet completed as of December 31, 2018. This renovation was completed by the end of January 31, 2019.

Depreciation expense for the years ended December 31, 2019 and 2018 was $78,085 and $2,624, respectively.

F-16

WUNONG NET TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.	RIGHTS-TO-USE LEASE ASSETS, NET

The Company leases office and restaurant premises under non-cancelable operating lease agreements, with an option to renew the leases. Per the new lease standard ASC 842-10-55, these leases are treated as operating leases. Management determined the loan interest rate of 4.75% is the weighted average discount rate for the lease that began in 2018. The rental expense for the years ended December 31, 2019 and 2018 was $274,864 and $74,997, respectively. All leases are on a fixed payment basis. None of the leases include contingent rentals. The Company had lease commitment of $1,085,745 as of December 31, 2019, of which $266,563 was within one year.

Rights-to-use lease assets, net consisted of the following:

	December 31,	December 31,
	2019	2018
Leased properties under operating lease	$1,210,493	1,226,279
Less: accumulated amortization	(275,738)	(55,061)
Right-to-use asset, net	$934,755	1,171,218

The Company does not have any variable lease costs. Cash payment made under the lease agreements is $246,606 and $37,721 for the year ended December 31, 2019 and 2018, respectively. The weighted-average remaining lease term is 3.78 years at December 31, 2019.

Future lease commitments

2020	$266,563
2021	$285,077
2022	$291,407
2023	$242,698
Total Lease Payments	$1,085,745
Less: imputed interest	$(94,585)
Less: prepayments	$-
Present value of lease liabilities	$991,160
Current portion of obligations under operating leases	$225,140
Obligations under operating leases, non-current	$766,020

Amortization expense was recognized as lease expense in general and administrative expense. Non-cash portion of amortization expense was $23,996 and $34,327 for the years ended December 31, 2019 and 2018, respectively.

The estimated amortization expenses for each of the five succeeding years is as follows:

Year ending December 31,	Amortization expense
2020	$231,105
2021	242,297
2022	254,433
2023	206,920
Total	$934,755

F-17

WUNONG NET TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.	EQUITY

Ordinary shares

Wunong Net Technology Company Limited is established under the laws of British Virgin Islands on December 4, 2018 with 50,000 authorized and issued ordinary shares of par value USD$1.00 each in class. Subsequently on November 15, 2019, the Company issued 16,666 new shares for $16,666, with a par value of USD$1.00, and issued ordinary shares became 66,666 in total. On November 27, 2019, the board of directors of the Company approved written resolutions that the authorized and issued shares in the Company change from a par value of USD$1.00 each of a single class to no par value each of a single class, and that the 66,666 shares of no par value each of a single class in issue be divided pro-rata into 20,000,000 shares of no par value each of a single class. As a part of the company’s recapitalization prior to completion of its initial public offering, the Company has retroactively restated all shares and per share data. As of December 31, 2019 and 2018, 20,000,000 and 15,000,150 ordinary shares were issued and outstanding with no par value, respectively.

Additional Paid-in Capital

The additional paid-in capital at December 31, 2019 and December 31, 2018 was $1,003,447 and $106,489, respectively. During the twelve-month ended December 31, 2019 and 2018, $896,958 and $106,489 were contributed to the Company.

9.	RELATED PARTY BALANCES AND TRANSACTIONS

The Company borrowed loans as working capital from two shareholders Hanwu Yang and Changbin Xia as well as the legal representative of Shenzhen Vande Technology Co., a wholly-owned subsidiary of Wunong Net Technology Company Limited. As of December 31, 2019 and 2018, amount due to related parties was $902,638 and $805,954, respectively. The balance due to related parties is interest-free and will be due on December 31, 2021.

During the year ended December 31, 2019 and 2018, the Company purchased $35,977 and $36,987 food products from related parties. As of December 31, 2019 and 2018, the account payable to these related parties is $7,773 and $2,754, respectively. For the years ended December 31, 2019 and 2018, sales to related parties is $125,526 and Nil, respectively.

The Company’s shareholder, ShenMi DaZhong, and ShenMi Da Zhong’s limited partners have received sales commissions of $103,832 and $36,655 during the year ended December 31, 2019 and 2018.

10.	TAXATION

Income Tax

Wunong Net Technology Company Limited was incorporated in the British Virgin Islands (“BVI”) as an offshore holding company. Under the current law of the BVI, Wunong Net Technology Company Limited is not subject to tax on income or capital gains. Additionally, upon payments of dividends by Wunong Net Technology Company Limited to its shareholders, no BVI withholding tax will be imposed.

Wunong Net Technology Company Limited’s subsidiary Shenzhen Vande Technology Co was incorporated in Hong Kong and does not conduct any substantial operations on its own. No provision for Hong Kong profits tax has been made in the financial statements as Shenzhen Vande Technology Co has no assessable profits. Additionally, upon payments of dividends by Shenzhen Vande Technology Co to its shareholders, no Hong Kong withholding tax will be imposed.

Wunong Technology (Shenzhen) Co., Ltd, our PRC operating subsidiaries and VIE, being incorporated in the PRC, are governed by the income tax law of the PRC and is subject to PRC enterprise income tax (“EIT”). The EIT rate of PRC is 25%, which applies to both domestic and foreign invested enterprises.

During the years ended December 31, 2019 and 2018, the Company and its subsidiary have incurred a net loss of $1,755,042 and a net loss of $980,098. As a result, the Company and its subsidiary did not incur any EIT during 2019 and 2018.

In accordance with PRC Tax Administration Law on the Levying and Collection of Taxes, the PRC tax authorities generally have up to five years to assess underpaid tax plus penalties and interest for PRC entities’ tax filings. In the case of tax evasion, which is not clearly defined in the law, there is no limitation on the tax years open for investigation. Accordingly, the PRC entities remain subject to examination by the tax authorities based on the above.

For the years ended December 31, 2019 and 2018, the Company’s taxable income was subject to a 50% reduction before it applies to a reduced tax rate of 20% since the company is qualified as a small-scale and low-profit enterprise. Therefore, the PRC income tax is 10% of taxable income due to tax exemption.

Reconciliation between the statutory rate and the effective tax rate is as follows for the years of 2019 and 2018.

	2019	2018
PRC statutory tax rate	25%	25%
Net impact of exemption and favorable tax rate rendered by local tax authorities	-	-%
Foreign loss not recognized in PRC	4%	6%
Permanent difference	2%	(1)%
Other	(8)%	(6)%
Change in valuation allowance	(23)%	(24)%
Effective tax rate	-	-

F-18

WUNONG NET TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Deferred Tax

Realization of the net deferred tax assets is dependent on factors including future reversals of existing taxable temporary differences and adequate future taxable income, exclusive of reversing deductible temporary differences and tax loss or credit carry forwards. The Company evaluates the potential realization of deferred tax assets on an entity-by-entity basis. As of December 31, 2019 and 2018, valuation allowance was provided against deferred tax assets in entities where it was determined it was more likely than not that the benefits of the deferred tax assets will not be realized. The Company had deferred tax assets as of December 31, 2019 and 2018, which can be carried forward to offset future taxable income. The management determines it is more likely than not that deferred tax assets could not be recognized, so full allowances were provided as of December 31, 2019 and 2018. The operating loss generated from tax year ending December 31, 2018 carry forward incurred by the Company and subsidiary that will expire in year 2024. The Company maintains a full valuation allowance against its deferred tax assets, since due to uncertainties surrounding future utilization, the Company estimates there will not be sufficient future earnings to utilize its deferred tax assets.

The Company’s deferred tax assets were as follows:

	December 31, 2019	December 31, 2018

Allowance for doubtful accounts	$-	$1,817
Tax effect of net operating losses carried forward	644,685	236,963
Valuation allowance	(644,685)	(238,780)
Deferred tax assets, net	$-	$-

There were no uncertain tax positions as of December 31, 2019 and 2018 and the Company does not believe that this will change over the next twelve months.

11.   SEGMENT REPORTING

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different products or services. Based on management’s assessment, the Company has determined that it has three operating segments as defined by ASC 280, including Clean Food platform, restaurant, and others.

F-19

WUNONG NET TECHNOLOGY COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Adjustments and eliminations of inter-company transactions were not included in determining segment (loss) profit, as they are not used by the chief operating decision maker. The following table presents summary information by segment for the years ended December 2019 and 2018, respectively:

	For the year ended December 31, 2019
	Clean Food Platform	Restaurant	Others	Total
Revenues	$7,666,506	$16,077	$-	$7,682,583
Cost of goods sold	5,762,301	15,866	-	5,778,167
Gross profit	1,904,205	211	-	1,904,416
Depreciation and amortization	70,798	31,283	-	102,082
Capital expenditures	43,784	36,789	-	80,573
Loss from operations	(1,268,097)	(205,405)	(285,444)	(1,758,946)
Provision for income taxes	-	-	-	-
Segment loss	(1,265,334)	(204,264)	(285,444)	(1,755,042)
Segment assets	$2,482,450	$451,221	$310,277	$3,243,948

	For the year ended December 31, 2018
	Clean Food Platform	Restaurant	Others	Total
Revenues	$1,076,827	$-	$-	$1,076,827
Cost of goods sold	848,777	-	-	848,777
Gross profit	228,050	-	-	228,050
Depreciation and amortization	27,317	9,634	-	36,951
Capital expenditures	302,083	-	-	302,083
Loss from operations	(703,790)	(46,497)	(233,000)	(983,287)
Provision for income taxes	-	-	-	-
Segment loss	(700,601)	(46,497)	(233,000)	(980,098)
Segment assets	$1,406,154	$462,479	$-	$1,868,633

12.	COMMITMENTS

Operating lease

The Company leases office and restaurant premises under non-cancelable operating lease agreements, with an option to renew the leases. See Note 7 for additional information on future lease payment commitments.

13.	SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2019 up through the date that the Company issued these consolidated financial statements. The Company received total additional capital contributions of approximately $164,000 from major shareholders.

In December 2019, a novel strain of coronavirus (COVID-19) surfaced. The spread of COVID-19 around the world in the first quarter of 2020 has caused significant volatility in the U.S. and international markets. The ultimate disruption which may be caused by the outbreak is uncertain; however it may result in a material adverse impact on the Company’s financial position, operations and cash flows. In the first half year of 2020, the Company’s sales increased when compared to the same period in last year, since shopping online became preferable way when people were encouraged to stay home. However, the restaurant business was adversely affected due to the lockdown. As government officials started to ease the restrictive measures since April 2020, the impact of COVID-19 on labor workforce, availability of products and supplies used in operations are immaterial.

F-20

ADDITIONAL INFORMATION - FINANCIAL STATEMENT SCHEDULE I

CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY

UNAUDITED CONDENSED BALANCE SHEETS

	December 31,	December 31,
	2019	2018
ASSETS
Non-current Assets
Deferred Offering Cost	$310,277	$-
Investment in Subsidiaries and VIE	(1,144,012)	(592,925)
Total Assets	$(833,735)	$(592,925)
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Liabilities	$814,875	$224,468
Stockholders’ Deficit
Ordinary Shares, no par value, unlimited shares authorized; 20,000,000 and 15,000,150 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	-	-
Paid-in Capital	1,003,447	106,489
Retained Earnings	(2,709,305)	(954,263)
Accumulated Other Comprehensive Income	57,248	30,381
Total Stockholders’ Deficit	(1,648,610)	(817,393)
Total Liabilities and Stockholders’ Deficit	$(833,735)	$(592,925)

F-21

ADDITIONAL INFORMATION - FINANCIAL STATEMENT SCHEDULE I

CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Years ended
	December 31,
	2019	2018

NET REVENUE	$7,682,583	$1,076,827
COST OF REVENUE	5,778,167	848,777
GROSS PROFIT	1,904,416	228,050

Operating Expense	3,663,362	1,211,337
Other Income, net	3,904	3,189
NET LOSS	(1,755,042)	(980,098)
OTHER COMPREHENSIVE INCOME	26,867	29,183
TOTAL COMPREHENSIVE LOSS	$(1,728,175)	$(950,915)

1. Basis for preparation

The condensed financial information of the parent company has been prepared using the same accounting policies set out in the Company’s consolidated financial information, except that the parent company used the equity method to account for investments in its subsidiaries, VIE and VIE’s subsidiary.

2. Investments in subsidiaries, VIE

The parent company and its subsidiaries and VIE were included in the consolidated financial statements where inter-company balances and transactions were eliminated upon consolidation. For purpose of the parent company’s stand-alone financial statements, its investments in subsidiaries and VIE were reported using the equity method of accounting. The parent company’s share of income from its subsidiaries and VIE were reported as share of income of the subsidiaries and VIE subsidiary in the accompanying parent company financial statements.

F-22

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Our memorandum and articles of association provides that we shall indemnify any of our directors, officers or anyone serving at our request as a director of another entity against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings or suits. If such person provides an undertaking to repay expense advances under certain circumstances, we shall pay any expenses, including legal fees, incurred by any such person in defending any legal, administrative or investigative proceedings in advance of the final disposition of the proceedings. If a person to be indemnified has been successful in defense of any proceedings referred to above, such person is entitled to be indemnified against all expenses, including legal fees, and against all judgments and fines reasonably incurred by such person in connection with the proceedings. We are required to indemnify a director or officer only if he or she acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. The decision of our board of directors as to whether the director or officer acted honestly and in good faith with a view to our best interests and as to whether the director or officer had no reasonable cause to believe that his or her conduct was unlawful, is in the absence of fraud sufficient for the purposes of indemnification, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entry of no plea does not, by itself, create a presumption that a director or officer did not act honestly and in good faith and with a view to our best interests or that the director or officer had reasonable cause to believe that his or her conduct was unlawful.

We may enter into Letters of Appointment with our directors pursuant to which we agreed to indemnify them against a number of liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director.

We may purchase and maintain insurance in relation to any of our directors or officers against any liability asserted against the directors or officers and incurred by the directors or officers in that capacity.

Item 7. Recent Sales of Unregistered Securities

Founding Transactions

We were incorporated in the British Virgin Islands as a business company with liability limited by shares on December 4, 2018 with the specific purpose to become the legal vehicle for Wunong Shenzhen to go public in the U.S. As inducement for Peijiang Chen, Hanwu Yang, Changbin Xia and Mishan City Shenmi Dazhong Management Consulting Partnership (Limited Partnership) (“Wunong Shenzhen Shareholders”) who together hold 100% shares of Wunong Shenzhen to enter into the VIE Agreements pursuant to which the Company shall obtain absolute control rights and the rights to the assets, property and revenue of Wunong Shenzhen, the Company have issued an aggregate of 50,000 shares to the Wunong Shenzhen Shareholders. On December 4, 2018, we issued 34,000 Ordinary Shares to Kindness Global Company Limited, a BVI company 100% owned by Kindness Global Holdings Limited, a BVI company, which is 100% owned by Mr. Peijiang Chen, a shareholder and director of Wunong Shenzhen and our Chairman and director. On the same day, we issued 8,000 Ordinary Shares to Four Dimensions Global Investment Limited, a BVI company 100% owned by Four Dimensions Global Holdings Limited, a BVI company, which is 100% owned by Mr. Changbin Xia, a shareholder and director of Wunong Shenzhen and our director and another 8,000 Ordinary Shares to Wisdom Global Company Limited, a BVI company, which is 100% owned by Wisdom Global Holdings Limited, a BVI company, and in turn is 100% owned by Mr. Hanwu Yang, a shareholder and director of Wunong Shenzhen.

II-1

On February 14, 2019, Kindness Global Company Limited transferred 17,000 Ordinary Shares to Union International Company Limited, a BVI company that is 100% owned by Union International Holdings Limited, a BVI company, which is, in turn, 100% owned by Mishan City Shenmi Dazhong Management Consulting Partnership (Limited Partnership), a PRC limited partnership comprising 14 partners, all of whom are PRC citizens and natural persons.

On December 2, 2019, we filed amended memorandum and articles of association with the BVI Registry of Corporate Affairs to change the par value of our Ordinary Shares from $1 to no par value and to forward split our issued and outstanding Ordinary Shares from 66,666 to 20,000,000.

Private Placement

On November 15, 2019, Kindness Global Company Limited transferred 2,500 Ordinary Shares to Fragrance International Group Company Limited. Also on November 15, 2019, we issued 6,667 Ordinary Shares to Soaring International Company Limited and 3,333 Ordinary Shares to each of Morning Choice International Company Limited, August International Group Company Limited and Eternal Horizon International Company Limited.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are filed herewith or incorporated by reference in this prospectus:

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement*
3.1	Certificate of Incorporation of Advancement International Limited+
3.2	Memorandum and Articles of Association of Advancement International Limited+
3.3	Certificate of Change of Name from Advancement International Limited to Wunong Net Technology Company Limited+
3.4	Memorandum and Articles of Association of Wunong Net Technology Company Limited+
3.5	Memorandum and Articles of Association of Wunong Net Technology Company Limited Amended as of August 19, 2019+
3.6	Memorandum and Articles of Association of Wunong Net Technology Company Limited Amended as of October 18, 2019+
3.7	Memorandum and Articles of Association of Wunong Net Technology Company Limited Amended as of December 2, 2019+
3.8	Certificate of Incorporation of Kindness Global Company Limited+
3.9	Memorandum and Articles of Association of Kindness Global Company Limited+
3.10	Certificate of Incorporation of Four Dimensions Global Investment Limited+
3.11	Memorandum and Articles of Association of Four Dimensions Global Investment Limited+
3.12	Certificate of Incorporation of Wisdom Global Company Limited+
3.13	Memorandum and Articles of Association of Wisdom Global Company Limited+
3.14	Certificate of Incorporation of Union International Company Limited+
3.15	Memorandum and Articles of Association of Union International Company Limited+
3.16	Certificate of Incorporation of Kindness Global Holdings Limited+
3.17	Memorandum and Articles of Association of Kindness Global Holdings Limited+
3.18	Certificate of Incorporation of Four Dimensions Global Holdings Limited+

II-2

3.19	Memorandum and Articles of Association of Four Dimensions Global Holdings Limited+
3.20	Certificate of Incorporation of Wisdom Global Holdings Limited+
3.21	Memorandum and Articles of Association of Wisdom Global Holdings Limited+
3.22	Certificate of Incorporation of Union International Holdings Limited+
3.23	Memorandum and Articles of Association of Union International Holdings Limited+
3.24	Certificate of Incorporation of Shenzhen Vande Technology Co., Limited+
3.25	Articles of Association of Shenzhen Vande Technology Co., Limited+
3.26	English translation of Business License of Guo Gangtong Trade (Shenzhen) Co., Ltd (WOFE) dated January 23, 2019+
3.27	English translation of Articles of Association of Guo Gangtong Trade (Shenzhen) Co., Ltd (WOFE)+
3.28	English translation of Business License of Wunong Technology (Shenzhen) Co., Ltd (VIE) dated March 27, 2019+
3.29	English translation of Articles of Association of Wunong Technology (Shenzhen) Co., Ltd (VIE)+
3.30	English translation of Business License of Wunong Catering Chain Management (Shenzhen) Co., Ltd dated November 27, 2018+
3.31	English translation of Articles of Association of Wunong Catering Chain Management (Shenzhen) Co., Ltd+
3.32	English translation of Business License of Mishan City Shenmi Dazhong Management Consulting Partnership (Limited Partnership) dated April 28, 2019+
4.1	Registrant’s Specimen Certificate for Ordinary Shares+
5.1	Opinion of Harneys regarding the validity of the ordinary shares being registered*
8.1	Opinion of Harneys regarding certain British Virgin Islands tax matters (included in Exhibit 5.1)*
8.2	Opinion of China Commercial Law Firm regarding certain PRC tax matters (included in Exhibit 99.2)+
10.1	Employment Agreement between the Company and its executive officers+
10.2	English translation of Wunong Mall User Agreement entered into by and between Wunong Technology (Shenzhen) Co., Ltd and Users of Wunong Mall dated December 27, 2018+
10.3	English translation of Form of WNW108.comSelf-Operated E-commerce Cooperation Agreement (2019 version) +
10.4	English translation of Form of Cooperation Agreement on Operating Service Center (2019 version)+
10.5	English translation of Pre-Ordering Cooperation Agreement between Wunong Technology (Shenzhen) Co., Ltd. and Jilin Original Ecological Agriculture Technology Development Co., Ltd+
10.6	Exclusive Purchase Rights Agreement among Guo Gangtong Trade (Shenzhen) Co., Ltd, Peijiang Chen, Changbin Xia, Hanwu Yang, Mishan City Shenmi Dazhong Management Consulting Partnership (Limited Partnership), and Wunong Technology (Shenzhen) Co., Ltd dated March 2, 2019+
10.7	Exclusive Technology Consulting Services Agreement entered into by and between Guo Gangtong Trade (Shenzhen) Co., Ltd and Wunong Technology (Shenzhen) Co., Ltd dated March 2, 2019+
10.8	Proxy Agreement among Peijiang Chen, Changbin Xia, Hanwu Yang, Mishan City Shenmi Dazhong Management Consulting Partnership (Limited Partnership), Guo Gangtong Trade (Shenzhen) Co., Ltd, and Wunong Technology (Shenzhen) Co., Ltd+
10.9	Equity Pledge Agreement among Guo Gangtong (Shenzhen) Co., Ltd, Peijiang Chen, Changbin Xia, Hanwu Yang, and Mishan City Shenmi Dazhong Management Consulting Partnership (Limited Partnership) dated March 2, 2019+
10.10	English translation of Aliyun Framework Service Agreement entered into by and between Wunong Technology (Shenzhen) Co., Ltd and Alibaba Cloud Computing Co. Ltd. dated June 5, 2019+
10.11	English translation of Premises Rental Contract entered into by and between Shenzhen Zhichuang Juzhen Technology Ltd. And Wunong Technology (Shenzhen) Co., Ltd. dated October 30, 2018 (Office)+
10.12	English translation of Shop Rental Contract entered into by and between Shenzhen Zhichuang Juzhen Technology Ltd. and Wunong Catering Chain Management (Shenzhen) Co., Ltd. dated August 20, 2018 (Restaurant)+
10.13	English translation of Rental Contract entered into by and between Shenzhen Xinhao Precision Technology Co., Ltd and Shenzhen Zhichuang Juzhen Technology Ltd.+
10.14	English translation of Rental Contract entered into by and between Shenzhen Hourui Joint-Stock Cooperation Company and Shenzhen Xinhao Precision Technology Co., Ltd. dated March 3, 2017+
10.15	English translation of Certificate of Ownership+
10.16	English translation of Renewal Shop Rental Contract entered into by and between Shenzhen Zhichuang Juzhen Technology Ltd. and Wunong Catering Chain Management (Shenzhen) Co., Ltd. dated October 15, 2019+

II-3

10.17	Loan Contract entered into by and between Wunong (Shenzhen) Technology Co., Ltd and Changbin Xia dated January 1, 2019+
10.18	Loan Contract entered into by and between Wunong (Shenzhen) Technology Co., Ltd and Hanwu Yang dated May 1, 2018+
10.19	Form of Warrant Agreement between the Company and Boustead Securities LLC+
21.1	Subsidiaries of the Registrant+
23.1	Consent of Harneys (included in Exhibit 5.1)*
23.2	Consent of Friedman LLP*
23.3	Consent of China Commercial Law Firm(included in Exhibit 99.2)+
99.1	Code of Business Conduct and Ethics of the Registrant +
99.2	Opinion of China Commercial Law Firm as to certain matters under Chinese law+
99.3	Consent of Alex P. Hamilton+
99.4	Consent of Jiangping (Gary) Xiao+
99.5	Consent of Xiaode Zhang+

* Filed herewith

+Incorporated by reference to the DRS Confidential submission filed with the SEC on 16-Dec-2019.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the unaudited condensed consolidated financial statements or the Notes thereto.

Item 8. Undertakings

The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the placement agreements certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

II-4

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering and such other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shenzhen, People’s Republic of China, on September 17, 2020.

Wunong Net Technology Company Limited

By:	/s/ Xiaogang Qin
Xiaogang Qin Chief Executive Officer (Principal Executive Officer)

/s/ Lin He
Lin He
Chief Financial Officer
Principal Accounting and Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Xiaogang Qin and Lin He as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Xiaogang Qin	Chief Executive Officer	September 17, 2020
Xiaogang Qin	(Principal Executive Officer)

/s/ Lin He	Chief Financial Officer	September 17, 2020
Lin He	(Principal Accounting and Financial Officer)

/s/ Peijiang Chen	Chairman and Director	September 17, 2020
Peijiang Chen

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on September 17, 2020.

Sichenzia Ross Ference LLP

By:	/s/ Benjamin Tan
Name: Benjamin Tan
Title: Partner

II-6